     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             BURKE INDUSTRIES, INC.

                             and Other Registrants
                     (See Table of Other Registrants Below)
          (Exact name of each registrant as specified in its charter)

          CALIFORNIA                         3069                  94-3081144
  (State of Incorporation or     (Primary Standard Industrial   (I.R.S. employer
        organization)            classification code number)     identification
                                                                    number)

                            2250 SOUTH TENTH STREET
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 297-3500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ROCCO C. GENOVESE
                             BURKE INDUSTRIES, INC.
                            2250 SOUTH TENTH STREET
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 297-3500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:

                             KENNETH M. DORAN, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         ------------------------------

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
Floating Rate Senior Notes due 2007.........     $30,000,000             100%            $30,000,000          $8,850.00
Guarantees of the Floating Rate Senior Notes
  due 2007..................................     $30,000,000           None(2)             None(2)             None(2)

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         PRIMARY STANDARD                    ADDRESS, INCLUDING ZIP CODE AND
                                         JURISDICTION       INDUSTRIAL       IRS EMPLOYER    TELEPHONE NUMBER INCLUDING AREA
                                              OF        CLASSIFICATION CODE  IDENTIFICATION   CODE, OF PRINCIPAL EXECUTIVE
NAME OF CORPORATION                      INCORPORATION        NUMBER            NUMBER                   OFFICES
---------------------------------------  -------------  -------------------  -------------  ---------------------------------
Burke Flooring Products, Inc...........    California             3069         94-2157284   2250 South Tenth Street,
                                                                                              San Jose, CA 95112 (408)
                                                                                              297-3500

Burke Rubber Company, Inc..............    California             3069         94-2157283   2250 South Tenth Street,
                                                                                              San Jose, CA 95112 (408)
                                                                                              297-3500

Burke Custom Processing, Inc...........    California             3069         94-2157282   2250 South Tenth Street,
                                                                                              San Jose, CA 95112 (408)
                                                                                              297-3500

Mercer Products Company, Inc...........    New Jersey             3089         22-3061500   37235 State Road 19 N Umatilla,
                                                                                              FL 32784 (352) 357-4119

PROSPECTUS
-------------

                             BURKE INDUSTRIES, INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
                  FLOATING INTEREST RATE SENIOR NOTES DUE 2007
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
             (GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)
                   ($30,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                FOR FLOATING INTEREST RATE SENIOR NOTES DUE 2007
             (GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES)

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON            , 1998 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION
DATE").

    Burke Industries, Inc., a California corporation (the "Company" or "Burke"), hereby offers upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying letter of transmittal relating to the Old Notes (as defined herein) (the "Letter of Transmittal," which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its Floating Interest Rate Senior Notes due 2007 (the "New Notes") for each $1,000 in principal amount of its outstanding Floating Interest Rate Senior Notes due 2007 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes"). An aggregate principal amount of $30,000,000 of Old Notes is outstanding. See "The Exchange Offer."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will accept for exchange any and all Old Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement, dated as of April 21, 1998 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors (as defined herein), and NationsBanc Capital Markets, Inc. (the "Initial Purchaser"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."
                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 23 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 1998

    The Old Notes were issued in a transaction (the "Prior Offering") pursuant to which the Company issued an aggregate of $30,000,000 principal amount of the Old Notes to the Initial Purchaser on April 21, 1998 (the "Closing Date") pursuant to a Purchase Agreement, dated April 17, 1998 (the "Purchase Agreement"), among the Company and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Company, the Subsidiary Guarantors, and the Initial Purchaser also entered into the Registration Rights Agreement, dated April 21, 1998, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect."

    The Old Notes were, and the New Notes will be, issued under the Indenture, dated as of April 21, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors, and United States Trust Company of New York, as trustee (the "Trustee"), and the New Notes and the Old Notes will constitute a single series of debt securities under the Indenture. The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights, (ii) holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement, and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to United States Trust Company of New York, as registrar of the Old Notes (in such capacity, the "Registrar") under the Indenture, of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights," "--Procedures for Tendering Old Notes" and "Description of Notes." In the event that the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes have taken certain actions or exercised certain rights under the Indenture.

    The New Notes will mature on August 15, 2007, unless previously redeemed. Interest on the New Notes is payable semiannually on February 15 and August 15, commencing August 15, 1998. The New Notes will bear interest at a rate per annum equal to LIBOR plus 400 basis points. Interest on the New Notes will be reset semi-annually. The New Notes will be redeemable at the option of the Company at any time at the redemption prices set forth herein in "Description of Notes--Redemption--Optional Redemption," plus accrued and unpaid interest thereon, to the redemption date. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding New Notes at 101% of the aggregate principal amount thereof plus Liquidated Damages (as defined herein), if any, and accrued and unpaid interest thereon to the date of repurchase. See "Description of Notes-- Redemption--Purchase of Senior Notes Upon Change of Control or Asset Sale" and "--Certain Covenants--Purchase of Senior Notes Upon a Change of Control." Under certain circumstances, the Company will be required to make an offer to purchase all or a portion of the Notes with the proceeds received from an Asset Sale (as defined herein). See "Description of Notes--Certain Covenants--on on Certain Asset Sales."

    The New Notes will be general unsecured obligations of the Company and will rank senior to all existing and future subordinated indebtedness of the Company and PARI PASSU in right of payment to all unsubordinated indebtedness of the Company, including indebtedness under the Credit Facility and the Existing Notes. The Existing Notes are the $110,000,000 aggregate principal amount of 10% Senior Notes due 2007 previously issued by the Company and currently outstanding. The obligations of the Company under the Credit Facility are secured by substantially all of the assets of the Company and, accordingly, such indebtedness will effectively rank senior to the Notes and the Existing Notes to the extent of such assets.

    The New Notes will be unconditionally guaranteed (the "Note Guarantees") on a joint and several basis by four subsidiaries of the Company: Burke Flooring Products, Inc., a California corporation, Burke Rubber Company, Inc., a California corporation, Burke Custom Processing, Inc., a California corporation and Mercer Products Company, Inc., a New Jersey corporation ("Mercer") (collectively, the "Subsidiary Guarantors"). None of the Subsidiary Guarantors, other than Mercer, has any substantial assets or properties. The Note Guarantees will rank senior to all existing and future subordinated indebtedness of the Subsidiary Guarantors and PARI PASSU with all other unsubordinated indebtedness of the Subsidiary Guarantors; provided, however, that the guarantees of indebtedness under the Credit Facility are secured by substantially all of the assets of the Subsidiary Guarantors and will effectively rank senior to the Note Guarantees to the extent of such assets. The Indenture restricts, but does not prohibit, the Subsidiary Guarantors from incurring additional secured indebtedness.

    Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission") set forth in "no-action" letters issued to third parties in other transactions, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes as a result of market-making or other activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer--Resales of the New Notes." For a period of 180 days from the Expiration Date, the Company will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes; however, the Initial Purchaser is not obligated to do so and any market making activities may be discontinued by the Initial Purchaser at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors--Lack of Public Market."

    The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"). The use of the Global Old Note to represent certain of the Old Notes permits the Depositary's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

    Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Holders (other than to certain Holders under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange" and "The Exchange Offer--Certain Consequences of a Failure to Exchange."

    This Prospectus, together with the Letter of Transmittal is being sent to
all registered Holders of Old Notes as of              , 1998.

    The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           6
Prospectus Summary.........................................................................................           7
Risk Factors...............................................................................................          23
The Transactions...........................................................................................          31
Use of Proceeds............................................................................................          32
The Exchange Offer.........................................................................................          33
Capitalization.............................................................................................          42
Unaudited Pro Forma Combined Financial Statements..........................................................          43
Selected Historical Consolidated Financial Data............................................................          52
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          56
Business...................................................................................................          64
Acquisition of Mercer......................................................................................          80
Consent Solicitation.......................................................................................          81
Management.................................................................................................          82
Security Ownership of Certain Beneficial Owners and Management.............................................          87
Certain Relationships and Related Transactions.............................................................          88
Description of Notes.......................................................................................          91
Description of New Credit Facility.........................................................................         121
Description of Capital Stock...............................................................................         124
Plan of Distribution.......................................................................................         129
Legal Matters..............................................................................................         130
Experts....................................................................................................         130
Index to Financial Statements..............................................................................         F-1

                             AVAILABLE INFORMATION

    The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. In addition, upon registration of the guarantees of the Existing Notes in connection with the Prior Offering, each Subsidiary Guarantor also became subject to the reporting requirements of the Exchange Act, subject to obtaining exemptive relief from the Commission on no-action advise from the Commission staff.

    The Registration Statement (including the exhibits and schedules thereto) and the periodic reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. Such information may also be accessed electronically by means of the Commission's homepage on the Internet at http://www.sec.gov., which contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. ALL REFERENCES HEREIN TO "BURKE" OR "THE COMPANY" REFER TO BURKE INDUSTRIES, INC. AND INCLUDE ITS SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES. THE COMPANY'S FISCAL YEAR ENDS ON THE FRIDAY CLOSEST TO DECEMBER 31. THE FINANCIAL INFORMATION OF THE COMPANY CONTAINED HEREIN FOR YEARS PRIOR TO 1996 HAS BEEN RESTATED TO EXCLUDE THE FINANCIAL RESULTS OF THE CUSTOM-MOLDED PRODUCTS UNIT, WHICH WAS SOLD IN 1996. PRO FORMA INFORMATION GIVES EFFECT TO THE TRANSACTIONS (AS DEFINED HEREIN) AND THE PRIOR RECAPITALIZATION (AS DEFINED HEREIN), INCLUDING THE PRIOR OFFERING OF THE EXISTING NOTES, AS IF EACH HAD OCCURRED ON JANUARY 4, 1997 WITH RESPECT TO THE PRO FORMA COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED JANUARY 2, 1998 FOR THE COMPANY AND THE YEAR ENDED DECEMBER 31, 1997 FOR MERCER AND, FOR THE PRO FORMA COMBINED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED APRIL 3, 1998 AND APRIL 4, 1997 FOR THE COMPANY AND THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 FOR MERCER. ALL REFERENCES HEREIN TO "FISCAL YEAR 1997" REFER TO THE YEAR ENDED JANUARY 2, 1998 FOR THE COMPANY AND THE YEAR ENDED DECEMBER 31, 1997 FOR MERCER.

                                  THE COMPANY

OVERVIEW

    Burke, headquartered in San Jose, California, is a leading, diversified manufacturer of highly engineered rubber, silicone and vinyl-based (herein "elastomer") products. Through its vertically integrated operations and reputation for quality elastomer-based products, Burke has become (i) the largest domestic producer of precision silicone seals for commercial and military aircraft ("Aerospace Products"), (ii) a leading nationwide producer of both rubber and vinyl cove base and floor covering accessories for commercial and industrial applications ("Flooring Products") and (iii) a value-added producer of high-performance silicone hose, roofing and membrane products for the heavy-duty truck, commercial building and fluid containment industries, respectively ("Commercial Products").

    The Company has grown through new product development and the successful integration of acquired product lines and production assets. As a result, net sales increased from $36.4 million in 1993 to $90.2 million in 1997.

    On April 21, 1998, the Company acquired all of the capital stock of Mercer from Sovereign Specialty Chemicals, Inc. ("Sovereign") pursuant to a Stock Purchase Agreement, dated March 5, 1998, among the Company, Sovereign and Mercer (the "Mercer Acquisition"). Mercer is a leading manufacturer of extruded plastic and vinyl flooring products such as vinyl cove base, transitional and finish mouldings, corners, stair treads and other accessories. On a pro forma basis, after giving effect to the Mercer Acquisition as if it had occurred on January 4, 1997, Burke would have generated $115.1 million and $22.4 million in revenues and EBITDA, respectively, in 1997. See "Acquisition of Mercer" and "Unaudited Pro Forma Combined Financial Statements."

    Mercer represents the fifth acquisition completed by Burke's current management team over the last five years. Burke's integration of these acquisitions has led to a dominant position in the aerospace seals market, opened new markets for its Flooring Products, improved operating efficiencies, consolidated overhead and strengthened technical capabilities. Management intends to continue to evaluate potential acquisitions as a way to augment Burke's internal growth, expand and strengthen existing product lines and enhance the Company's distribution and technological capabilities.

AEROSPACE PRODUCTS

    Burke is the largest domestic producer of precision silicone seals used at airframe and internal component junctures in commercial and military aircraft. Burke's seals are specified on virtually all major domestically produced commercial aircraft, including every aircraft series manufactured by The Boeing

Company's Commercial Airplane Group ("Boeing") and on substantially all United States military aircraft including cargo, fighter and bomber series airplanes and several helicopter models. As a result, Burke's products have been designed into some of the most successful commercial and military aircraft in the world, including the Boeing 717, 737, 747, 757, 767 and 777, the McDonnell Douglas DC and MD series, the Northrop Grumman F-14 and the Lockheed Martin L1011. Burke bases its belief that it is the largest domestic producer of certain components used in commercial and military aircraft upon internal analysis and informal feedback from customers and competitors.

    Products are engineered to customer specifications for selected aircraft body and engine models and are generally made from custom tooling maintained and controlled by Burke for use over the life of the specific aircraft program. Burke benefits from a lengthy product-demand cycle, which can remain active for as long as 30 years, driven by new aircraft assembly and retrofit and maintenance projects. Retrofit and maintenance projects accounted for approximately one-third of the Company's 1997 Aerospace Products sales.

    The Aerospace Products business also manufactures low-observable, radar-absorbing seals and exterior tapes and coatings for stealth military aircraft and other military applications. These products are currently in use on the B-2 bomber and will also be used in the F-22 Advanced Tactical Fighter ("F-22"), which is being developed to replace the F-15 as the premier fighter in the United States military arsenal.

    Aerospace Products sales increased from $3.6 million in 1993, the year that Burke first entered the aerospace market with its purchase of assets of Purosil, Inc. ("Purosil"), to $31.2 million in 1997, accounting for approximately 34.6% of the Company's total net sales in 1997. Management believes the Aerospace Products business is well positioned to benefit from the commercial aircraft build rates which increased in 1997 and are continuing to increase in 1998, along with the associated retrofit, refurbishment, replacement and upgrade projects that are required over the life of the aircraft.

FLOORING PRODUCTS

    Through its Flooring Products business, Burke is a leading nationwide producer of floor covering accessories for commercial and industrial applications. Burke has historically been the dominant supplier of rubber cove base (floor border that joins flooring or carpet to a wall), manufactured under the name BurkeBase-Registered Trademark-, and other rubber-based flooring accessories for commercial and industrial applications in the western United States. The acquisition of Mercer significantly expands Burke's product offerings and distribution capabilities given Mercer's historically strong presence as a manufacturer of vinyl cove base and other vinyl-based flooring accessories in the eastern United States.

    Both Burke's and Mercer's principal product offerings include vinyl cove base and rubber cove base, tile, stair treads, corners, shapes and other flooring accessories. Demand for cove base is driven by new commercial construction, remodeling, redecorating and general maintenance. During periods of slower growth in new commercial construction, remodeling and redecorating activities tend to increase, providing stable overall demand for the Company's products. The Company's Flooring Products sales were $23.5 million in 1997, comprising 26.0% of the Company's total net sales in 1997. Mercer's sales were $24.9 million in 1997.

    Management believes that the acquisition of Mercer, which is already well established as a leading supplier of vinyl cove base and mouldings in the eastern United States, will enable it to increase revenues through the increased penetration of existing markets and the expansion of its product line to markets where vinyl cove base is traditionally more popular than rubber cove base, such as the midwestern and eastern United States. The Mercer Acquisition also presents the opportunity for cost savings through economies of scale and shared resources.

COMMERCIAL PRODUCTS

    Burke's expertise in the mixing, blending and formulation of silicone and organic rubber compounds has established its Commercial Products business as a growing, value-added supplier of elastomer products for use in both intermediate and end products. The Commercial Products business is comprised of three primary product lines: (i) high-performance silicone truck hoses for heavy-duty trucks and buses marketed under the Purosil brand name, (ii) membranes for commercial roofing and fluid containment systems marketed under the Burkeline trade name and manufactured from DuPont's patented Hypalon polymer material and (iii) precision-formulated custom products and sheet goods that utilize Burke's extensive formulation and production capabilities for use in end-product elastomer applications. Commercial Products net sales increased from $14.8 million in 1993 to $35.5 million in 1997, and represented 39.4% of the Company's total net sales in 1997. Management believes that the Commercial Products business has significant growth potential primarily through the expansion of the Purosil line of high-end hoses to new customers and channels of distribution and the development of new applications for the silicone custom product line.

COMPETITIVE STRENGTHS

    Burke has secured a strong competitive position in each of its specialized market segments. Burke is the largest provider of aerospace seals to the domestic commercial and military aerospace industries, one of the nation's largest producers of floor covering accessories and maintains strong positions in its roofing and membrane, truck hose and custom product lines. These competitive positions are sustained through the following strengths:

    ESTABLISHED CUSTOMER RELATIONSHIPS. The Company enjoys long-term relationships with many of its customers in each of its markets. These relationships, whether built by Burke over its long history or assumed in recent acquisitions, provide the Company with a stable base from which to pursue future expansion and give Burke a significant advantage over potential competitors seeking to enter the Company's markets. Several of the Burke trademarks and trade names (BurkeBase, Burkeline, SFS, Haskon and Purosil) are widely recognized by end users and distributors and are generally associated with superior levels of quality and customer service in their respective markets. Pursuant to the Mercer Acquisition, the Company will also be acquiring Mercer's strong relationships with distributors in the eastern United States and Mercer's trade name Uni-Color-Registered Trademark- color matching system, which is a widely recognized brand name in the flooring business.

    DIVERSE REVENUE BASE. The Company's products are used in a wide variety of industries and applications, and a significant share of the Company's revenue is derived from the repair and replacement market for its products, including aerospace seals and tape, cove base, truck hoses and fluid containment membrane. Replacement demand is typically less affected by slower economic periods. Management believes that this diversity has and will continue to mitigate the effect of economic fluctuations.

    TECHNOLOGICAL LEADERSHIP IN ELASTOMER-BASED PRODUCTS. Burke is widely recognized as a technological leader in elastomer-based products due to its strong engineering, design and research capabilities. Burke has 25 specialists in its engineering, design and laboratory departments devoted to new product development and product cost reduction. Management believes that its aerospace technical staff is significantly larger than those of its direct competitors, providing the Company with a competitive advantage in pursuing and maintaining relationships in the technologically advanced defense and commercial aerospace industries.

    VERTICALLY INTEGRATED PRODUCTION CAPABILITIES. Burke has vertically integrated production capabilities that enable it to transform raw organic rubber and silicone gum into a diverse array of finished products. This capability allows management more direct control over the Company's product development, cost structure and quality requirements, providing a competitive edge in its targeted market segments and enables Burke's Commercial Products business to selectively participate in market segments as a value-added, intermediate supplier to other elastomer product producers and users.

    EXPERIENCED MANAGEMENT TEAM. The management team has extensive experience both with the Company and within the industry and encompasses a balance of both senior leadership and a strong group of young managers. This management team has successfully managed the Company's continuing vertical integration efforts and acquired five independent operations since 1993.

BUSINESS STRATEGY

    Burke intends to capitalize on its aforementioned competitive strengths in a variety of ways in each of its major market segments. Key components of this strategy for each of the Company's businesses include:

AEROSPACE PRODUCTS

    - PENETRATE INTERNATIONAL MARKET FOR AEROSPACE SEALS. Management believes that the Company is the largest domestic aerospace seal manufacturer and has the production capacity to market beyond the United States. The Company's recent acquisitions dramatically increased production capacity and, as a result, the Company recently sought and was successful in being designated as a qualified parts manufacturer for a large subcontractor of Airbus Industries ("Airbus").

    - FOCUS ON VALUE-ADDED MANUFACTURING. Management intends to further increase its participation in the trend towards integrating higher levels of processing and finishing to products before shipping to original equipment manufacturers ("OEMs").

    - MAINTAIN STRONG RELATIONSHIPS WITH LEADING PRIME CONTRACTORS. Management believes that its existing relationships with leading prime military contractors have positioned the Company to continue to participate in "next generation" stealth military programs, including the Joint Strike Fighter currently being developed for NATO, through the sale of low-observable seals and tape.

FLOORING PRODUCTS

    - BROADEN DOMESTIC DISTRIBUTION OF FLOORING PRODUCTS. Although the Company is the dominant producer of rubber cove base in the western United States, the Company believes it can successfully expand this product line into other geographic regions by offering the full complement of its rubber and newly acquired vinyl flooring products and by capitalizing on the strong East Coast presence in vinyl flooring products that Mercer has already established.

    - LEVERAGE BRAND NAME RECOGNITION AND EXISTING DISTRIBUTION CHANNELS. The Company intends to continue to capitalize on the BurkeBase trademark by expanding and upgrading its existing product line. In addition, the Company intends to capitalize on the strong brand name established by Mercer in the flooring business with Mercer's unique
      Uni-Color-Registered Trademark- color matching system. The Company also believes that it can leverage its strong distribution network for its flooring products through the introduction of flooring accessories. For example, the Company's new BurkeEmerge product line of photoluminescent emergency lighting is an alternative to strip lighting at a 70% lower cost. Emergency lighting is increasingly being utilized due to heightened public awareness of the dangers that can result from unlit corridors and confusing exit signs.

COMMERCIAL PRODUCTS

    - INCREASE PENETRATION OF PUROSIL SILICONE HOSES. The Company believes it has yet to fully capitalize on the growth opportunities for its Purosil silicone hoses, particularly in the heavy-duty truck and bus aftermarket. New initiatives include increasing customer share at a major private-label customer, initiating production of silicone hoses for a major new OEM customer and expanding into new product areas.

    - PROMOTE ADDITIONAL HYPALON APPLICATIONS. Management is continuing to work with DuPont to promote Hypalon as a durable and environmentally sound liner product suitable for new water-containment applications.

    In addition to these internal growth strategies, the Company intends to seek selective acquisitions, such as the Mercer Acquisition, where it can expand and strengthen existing product lines and enhance distribution and technological capabilities. The Company believes that certain market niches in which it competes are highly fragmented, with a number of manufacturers that would make attractive acquisition candidates.

    The Company's principal executive offices are located at 2250 South Tenth Street, San Jose, California 95112; telephone: (408) 297-3500.

                          SUMMARY OF THE TRANSACTIONS

ACQUISITION OF MERCER

    On April 21, 1998, the Company acquired all of the outstanding capital stock of Mercer from Sovereign pursuant to a Stock Purchase Agreement among the Company, Sovereign and Mercer, dated March 5, 1998, for an aggregate consideration of $35,750,000, subject to working capital and other adjustments.

    Founded in 1958, and headquartered in Eustis, Florida, Mercer is a leading manufacturer of extruded plastic and vinyl products such as vinyl and rubber cove base, transitional and finish mouldings, corners, stair treads and other accessories. Mercer also sells a range of related adhesive products. Mercer's product and distribution lines strongly complement the Company's Flooring Products business. While the Company is the dominant producer of rubber cove base and floor covering accessories in the western United States, Mercer is a leading supplier to the vinyl cove base and moulding products markets and has a particularly strong presence in the eastern United States.

    Management believes the acquisition of Mercer significantly enhances the Company's already strong flooring product offerings, distribution channels and product development capabilities. The Mercer Acquisition also presents the opportunity for cost savings through economies of scale and shared resources.

    Mercer has experienced consistently profitable historical financial results, with steady growth in sales since 1995. Net sales increased 7.2% and 1.4%, respectively, in 1996 and 1997.

    The Stock Purchase Agreement contains customary representations and warranties from Sovereign to the Company. Certain of these representations and warranties, and related indemnification rights, will terminate after a limited time following the effectiveness of the Mercer Acquisition. The following table sets forth the sources and uses of funds in connection with the Mercer Acquisition:

                                                                              (DOLLARS IN
                                                                               THOUSANDS)
                                                                          --------------------
Sources of Funds:
  Issuance of Senior Notes..............................................       $   30,000
  Issuance of Convertible Preferred Stock(1)............................            3,000
  Cash on Hand..........................................................            6,500
                                                                                  -------
                                                                               $   39,500
                                                                                  -------
                                                                                  -------
Uses of Funds:
  Aggregate Mercer Acquisition Consideration(2).........................       $   35,750
  Transaction Expenses(3)...............................................            3,750
                                                                                  -------
                                                                               $   39,500
                                                                                  -------
                                                                                  -------

------------------------

(1) Purchased by JFLEI (as defined herein), together with the other shareholders and warrantholders of the Company who elected to participate in the subscription offering.

(2) Subject to adjustment based on Mercer's working capital on the closing date of the Mercer Acquisition pursuant to the Stock Purchase Agreement.

(3) Includes discounts and commissions and estimated expenses to be incurred in connection with the Prior Offering, and fees and expenses payable in connection with the Mercer Acquisition and the related financing thereof, including the Consent Solicitation. See "The Transactions" and "Certain Relationships and Related Transactions."

    For a more detailed discussion of the business and operations of Mercer, see "Acquisition of Mercer."

CONSENT SOLICITATION

    In connection with the Prior Offering, pursuant to a consent solicitation (the "Consent Solicitation"), the Company obtained the consents (the "Consent") of holders of its Existing Notes to certain amendments (the "Amendments") to the indenture pursuant to which the Existing Notes were issued between the Company and United States Trust Company of New York (the "Existing Indenture") which, among other things, (i) permitted the issuance of the Notes and permit the incurrence of indebtedness represented by the Notes, (ii) increased certain of the permitted indebtedness and permitted investment baskets contained in the indebtedness and restricted payment covenants in the Existing Indenture, (iii) modified the lien covenant to enhance the Company's ability to use existing assets as collateral for new financings and (iv) made certain other amendments of a non-substantive nature to the Existing Indenture. Pursuant to the Consent Solicitation, the Company made certain payments to holders thereof who properly furnished their Consents to the Amendments.

    The Prior Offering, the related financing transactions and the Consent Solicitation are collectively referred to herein as the "Transactions."

                               THE PRIOR OFFERING

    The outstanding $30.0 million principal amount of Old Notes were sold by the Company to the Initial Purchaser on the Closing Date (as defined herein) pursuant to the Purchase Agreement among the Company and the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Subsidiary Guarantors and the Initial Purchaser also entered into the Registration Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer................  The Company is offering upon the terms and subject to the conditions set forth herein and in the accompanying
                                    letter of transmittal (the "Letter of Transmittal"), to
                                    exchange $1,000 in principal amount of its Floating
                                    Interest Rate Senior Notes due 2007 (the "New Notes",
                                    with the Old Notes and the New Notes collectively
                                    referred to herein as the "Notes") for each $1,000 in
                                    principal amount of the outstanding Old Notes (the
                                    "Exchange Offer"). As of the date of this Prospectus,
                                    $30.0 million in aggregate principal amount of the Old
                                    Notes is outstanding. See "The Exchange Offer--Terms of
                                    the Exchange Offer."

Expiration Date...................  5:00 p.m., New York City time, on       , 1998 as the
                                    same may be extended. See "The Exchange
                                    Offer--Expiration Date; Extensions; Amendments."

Conditions of the Exchange
  Offer...........................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for
                                    exchange. The only condition to the Exchange Offer is
                                    the declaration by the Commission of the effectiveness
                                    of the Registration Statement of which this Prospectus
                                    constitutes a part. See "The Exchange Offer--Conditions
                                    of the Exchange Offer."

Termination of Certain Rights.....  Pursuant to the Registration Rights Agreement and the
                                    Old Notes, holders of Old Notes (i) have rights to
                                    receive Liquidated Damages and (ii) have certain rights
                                    intended for the holders of unregistered securities.
                                    "Liquidated Damages" means damages of $0.05 per week per
                                    $1,000 principal amount of Old Notes (up to a maximum of
                                    $0.30 per week per $1,000 principal amount) during the
                                    period in which a Registration Default is continuing
                                    pursuant to the terms of the Registration Rights
                                    Agreement. Holders of New Notes will not be and, upon
                                    consummation of the Exchange Offer, holders of Old Notes
                                    will no longer be, entitled to (i) the right to receive
                                    the Liquidated Damages or (ii) certain other rights
                                    under the Registration Rights Agreement intended for
                                    holders of unregistered securities. "See The Exchange
                                    Offer--Termination of Certain Rights" and
                                    --"Procedures for Tendering Old Notes."

Accrued Interest..................  The New Notes will bear interest at a rate per annum equal to LIBOR plus 400 basis points. Interest shall
                                    accrue from April 21, 1998 or from the most recent
                                    Interest Payment Date with respect to the Old Notes to
                                    which interest was paid or duly provided for. See
                                    "Description of Notes--Principal, Maturity and
                                    Interest."

Procedures for Tendering Old
  Notes...........................  Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as provided herein,
                                    each holder desiring to accept the Exchange Offer must
                                    complete and sign the Letter of Transmittal, have the
                                    signature thereon

                                    guaranteed if required by the Letter of Transmittal, and
                                    mail or deliver the Letter of Transmittal, together with
                                    the Old Notes or a Notice of Guaranteed Delivery and any
                                    other required documents (such as evidence of authority
                                    to act, if the Letter of Transmittal is signed by
                                    someone acting in a fiduciary or representative
                                    capacity), to the Exchange Agent (as defined) at the
                                    address set forth on the back cover page of this
                                    Prospectus prior to 5:00 p.m., New York City time, on
                                    the Expiration Date. Any Beneficial Owner (as defined
                                    herein) of the Old Notes whose Old Notes are registered
                                    in the name of a nominee, such as a broker, dealer,
                                    commercial bank or trust company and who wishes to
                                    tender Old Notes in the Exchange Offer, should instruct
                                    such entity or person to promptly tender on such
                                    Beneficial Owner's behalf. See "The Exchange Offer--
                                    Procedures for Tendering Old Notes."

Guaranteed Delivery Procedures....  Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or
                                    (ii) who cannot deliver their Old Notes or any other
                                    documents required by the Letter of Transmittal to the
                                    Exchange Agent prior to the Expiration Date (or complete
                                    the procedure for book-entry transfer on a timely
                                    basis), may tender their Old Notes according to the
                                    guaranteed delivery procedures set forth in the Letter
                                    of Transmittal. See "The Exchange Offer--Guaranteed
                                    Delivery Procedures."

Acceptance of Old Notes and
  Delivery of New Notes...........  Upon effectiveness of the Registration Statement of which this Prospectus constitutes a part and
                                    consummation of the Exchange Offer, the Company will
                                    accept any and all Old Notes that are properly tendered
                                    in the Exchange Offer prior to 5:00 p.m., New York City
                                    time, on the Expiration Date. The New Notes issued
                                    pursuant to the Exchange Offer will be delivered
                                    promptly after acceptance of the Old Notes. See "The
                                    Exchange Offer--Acceptance of Old Notes for Exchange;
                                    Delivery of New Notes."

Withdrawal Rights.................  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration
                                    Date. See "The Exchange Offer--Withdrawal Rights."

The Exchange Agent................  United States Trust Company of New York is the exchange agent (in such capacity, the "Exchange Agent"). The
                                    address and telephone number of the Exchange Agent are
                                    set forth in "The Exchange Offer--The Exchange Agent;
                                    Assistance."

Fees and Expenses.................  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration
                                    Rights Agreement will be borne by the Company. The
                                    Company will also pay certain transfer taxes applicable
                                    to the Exchange Offer. See "The Exchange Offer--Fees and
                                    Expenses."

Resales of the New Notes..........  Based on existing interpretations by the staff of the
                                    Commission set forth in no-action letters issued to
                                    third parties, the Company believes that New Notes
                                    issued pursuant to the Exchange Offer

                                    to a holder in exchange for Old Notes may be offered for
                                    resale, resold and otherwise transferred by a holder
                                    (other than (i) a broker-dealer who purchased the Old
                                    Notes directly from the Company for resale pursuant to
                                    Rule 144A under the Securities Act or any other
                                    available exemption under the Securities Act or (ii) a
                                    person that is an affiliate of the Company within the
                                    meaning of Rule 405 under the Securities Act), without
                                    compliance with the registration and prospectus delivery
                                    provisions of the Securities Act, provided that such
                                    holder is acquiring the New Notes in the ordinary course
                                    of business and is not participating, and has no
                                    arrangement or understanding with any person to
                                    participate, in a distribution of the New Notes. Each
                                    broker-dealer that receives New Notes for its own
                                    account in exchange for Old Notes, where such Old Notes
                                    were acquired by such broker as a result of
                                    market-making or other trading activities, must
                                    acknowledge that it will deliver a prospectus in
                                    connection with any resale of such New Notes. See "The
                                    Exchange Offer--Resales of the New Notes and Plan of
                                    Distribution."

Effect of Not Tendering Old Notes
  for Exchange....................  Old Notes that are not tendered or that are not properly tendered will, following the expiration of the Exchange
                                    Offer, continue to be subject to the existing
                                    restrictions upon transfer thereof. The Company will
                                    have no further obligations to provide for the
                                    registration under the Securities Act of such Old Notes
                                    and such Old Notes will, following the expiration of the
                                    Exchange Offer, bear interest at the same rate as the
                                    New Notes.

Certain Federal Income Tax
  Consequences....................  The Company believes that the exchange pursuant to the
                                    Exchange Offer will not be a taxable event for federal
                                    income tax purposes. See "Federal Income Tax
                                    Consequences of the Exchange Offer."

                            DESCRIPTION OF NEW NOTES

    The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Liquidated Damages and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in limited circumstances. See "Exchange Offer--Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of the New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights" and "Procedures for Tendering Old Notes;" and "Description of Notes."

Securities Offered................  $30,000,000 aggregate principal amount of Floating
                                    Interest Rate Senior Subordinated Notes Due 2007.

Maturity Date.....................  August 15, 2007.

Interest Rate and Payment Dates...  Interest on the Notes will accrue from the date of issuance and will be payable semi-annually on each
                                    February 15 and August 15, commencing August 15, 1998.
                                    The Senior Notes will bear interest at a rate per annum
                                    equal to LIBOR plus 400 basis points. Interest on the
                                    Senior Notes will be reset semi-annually.

Ranking...........................  The Notes will be general unsecured obligations of the
                                    Company, senior to all existing and future subordinated
                                    indebtedness of the Company and PARI PASSU in right of
                                    payment with all other existing and future
                                    unsubordinated indebtedness of the Company, including
                                    indebtedness under the Credit Facility and the Existing
                                    Notes. However, the obligations of the Company under the
                                    Credit Facility will be secured by substantially all of
                                    the assets of the Company. Accordingly, such secured
                                    indebtedness will effectively rank senior to the Notes
                                    to the extent of such assets. The indenture for the
                                    Notes (the "Indenture") and the indenture for the
                                    Existing Notes (the "Existing Indenture") restrict, but
                                    do not prohibit, the Company from incurring additional
                                    indebtedness. See "Description of Senior
                                    Notes--Ranking."

Optional Redemption...............  The Company may redeem the Notes at any time, in whole or in part, at the redemption prices set forth herein,
                                    plus accrued and unpaid interest, if any, to the date of
                                    redemption. See "Description of Senior
                                    Notes--Redemption--Optional Redemption."

Guarantees........................  The Notes will be unconditionally guaranteed on a joint and several basis (the "Note Guarantees") by
                                    substantially all of the subsidiaries of the Company
                                    (collectively, the "Subsidiary Guarantors"). None of the
                                    Subsidiary Guarantors, other than Mercer, has any
                                    substantial assets or properties. The Note Guarantees
                                    will rank senior to all existing and future subordinated
                                    indebtedness of the Subsidiary Guarantors and PARI PASSU
                                    with all other unsubordinated indebtedness of the
                                    Subsidiary Guarantors, including the guarantees of
                                    indebtedness under the Credit Facility. Any Subsidiary
                                    Guarantor's obligations under the Credit Facility,
                                    however, will be secured by substantially all of the
                                    assets of such Subsidiary Guarantor. Accordingly, such
                                    secured indebtedness will effectively rank senior to the
                                    Note Guarantees to the extent of such assets. The
                                    Indenture and the Existing Indenture restrict but do not
                                    prohibit, the Subsidiary Guarantors from incurring
                                    additional secured indebtedness. See "Description of
                                    Senior Notes--Note Guarantees."

Mandatory Redemption..............  None, except as set forth under "Description of Senior
                                    Notes-- Change of Control."

Change of Control.................  Upon a Change of Control (as defined herein), the
                                    Company will be required to make an offer to repurchase
                                    all outstanding Notes at 101% of the principal amount
                                    thereof plus accrued and unpaid interest thereon, if
                                    any, and Liquidated Damages, if any, to the date of
                                    repurchase. See "Description of Senior Notes--
                                    Redemption--Purchase of Senior Notes Upon Change of
                                    Control or Asset Sale" and "--Certain
                                    Covenants--Purchase of Senior Notes Upon a Change of
                                    Control." There can be no assurance that sufficient
                                    funds will be available to the Company at the time of
                                    any Change of Control to make any required repurchases
                                    of Notes. See "Risk Factors--Potential Inability to Fund
                                    Change of Control Offer."

Covenants.........................  The Indenture restricts, among other things, the
                                    Company's and its subsidiaries' ability to incur
                                    additional indebtedness, pay dividends or make certain
                                    other restricted payments, incur liens, sell preferred
                                    stock of subsidiaries, apply net proceeds from certain
                                    asset sales, merge or consolidate with any other person,
                                    sell, assign, transfer, lease, convey or otherwise
                                    dispose of substantially all of the assets of the
                                    Company or enter into certain transactions with
                                    affiliates. See "Description of Senior Notes--Certain
                                    Covenants."

Use of Proceeds...................  The Company used the net proceeds received from the
                                    Prior Offering and the other financing transactions
                                    described herein to finance the Mercer Acquisition and
                                    to pay fees and expenses related to the Mercer
                                    Acquisition and the Consent Solicitation. See "The
                                    Transactions" and "Use of Proceeds."

Absence of a Public Market for the
  New Notes.......................  The New Notes are a new issue of securities with no established market. Accordingly, there can be no
                                    assurance as to the development or liquidity of any
                                    market for the New Notes. The Initial Purchaser has
                                    advised the Company that it currently intends to make a
                                    market in the New Notes. However, the Initial Purchaser
                                    is not obligated to do so, and any market making with
                                    respect to the New Notes may be discontinued at any time
                                    without notice. The Company does not intend to apply for
                                    listing of the New Notes on a securities exchange.

                                  RISK FACTORS

    For a discussion of certain matters that should be considered by prospective investors in connection with the Exchange Offer, see "Risk Factors."

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

    The following sets forth summary unaudited pro forma financial data derived from the unaudited pro forma financial data contained elsewhere herein (the "Pro Formas"). The following unaudited pro forma statement of income data for the year ended January 2, 1998 and the three months ended April 4, 1997 give effect to the Prior Recapitalization as if it had occurred on January 4, 1997. The unaudited pro forma combined statement of income data for Burke and Mercer together for the year ended January 2, 1998 for Burke and December 31, 1997 for Mercer have been further adjusted to give effect to the Transactions, including the Prior Offering, the application of funds therefrom and the Mercer Acquisition as if they had occurred on January 4, 1997. The unaudited pro forma combined statement of income data for Burke and Mercer together for the three months ended April 3, 1998 and April 4, 1997 for Burke and March 31, 1998 and 1997 for Mercer have been adjusted to give effect to the Transactions, including the Prior Offering, the application of funds therefrom and the Mercer Acquisition as if they had occurred on January 4, 1997. The unaudited pro forma combined balance sheet data for Burke and Mercer together as of April 3, 1998 for Burke and March 31, 1998 for Mercer give effect to the Transactions, including the Prior Offering, and to the Mercer Acquisition, as if they had occurred on April 3, 1998. Certain management assumptions and adjustments relating to the Prior Recapitalization and the Transactions are described in the accompanying notes hereto. This pro forma information is not necessarily indicative of the results that would have occurred had the Transactions and the Prior Recapitalization been completed on the date indicated or Burke's or Mercer's actual or future results or financial position. The summary unaudited pro forma financial data should be read in conjunction with the information contained in the financial statements of Burke and Mercer and the notes thereto, "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                  PRO FORMA COMBINED
                                     ---------------------------------------------
                                                   THREE MONTHS     THREE MONTHS
                                     FISCAL YEAR  ENDED APRIL 4,   ENDED APRIL 3,
                                        1997           1997             1998
                                     -----------  ---------------  ---------------
                                                (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales..........................   $ 115,127      $  29,122        $  29,147
Cost of sales......................      78,995         20,337           20,120
                                     -----------  ---------------  ---------------
Gross profit.......................      36,132          8,785            9,027
Selling, general and administrative
  expenses.........................      17,665          4,598            4,789
                                     -----------  ---------------  ---------------
Income from operations.............      18,467          4,187            4,238
Interest expense, net..............      14,166          3,541            3,578
                                     -----------  ---------------  ---------------
Income before income tax
  provision........................       4,301            646              660
Income tax provision...............       1,763            265              270
                                     -----------  ---------------  ---------------
Net income.........................   $   2,538      $     381        $     390
                                     -----------  ---------------  ---------------
                                     -----------  ---------------  ---------------
OTHER DATA:
EBITDA(1)..........................   $  22,366      $   5,106        $   5,185
EBITDA margin(1)...................        19.4%          17.5%            17.8%
Depreciation and amortization......   $   3,899      $     919        $     947
Capital expenditures...............       1,551            437              431
Cash interest expense..............      13,350          3,337            3,351
Ratio of EBITDA to cash interest
  expense..........................        1.7x           1.5x             1.5x
Ratio of earnings to fixed
  charges(2).......................        1.3x           1.2x             1.2x
Ratio of earnings to combined fixed
  charges(3).......................        1.0x         --               --
Net cash used in operating
  activities.......................   $ (11,432)     $  (3,815)       $  (4,340)
Net cash used in investing
  activities.......................     (36,745)       (35,631)            (431)
Net cash provided by (used in)
  financing activities.............      50,254         43,675           (2,985)

BALANCE SHEET DATA AT APRIL 3,
  1998:
Working capital....................                                   $  19,595
Total assets.......................                                      93,678
Long-term obligations, less current
  portion..........................                                     140,000
Redeemable Preferred Stock(4)......                                      16,652
Convertible Preferred Stock(5).....                                       3,000
Shareholders' deficit..............                                     (83,562)

------------------------

(1) EBITDA is the sum of income before income tax provision and interest, depreciation and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(2) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision, discontinued operation (as applicable) plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and a portion of rental expense estimated to be attributable to interest.

(3) In calculating the ratio of earnings to combined fixed charges, combined fixed charges consist of fixed charges, paid-in-kind dividends on the Redeemable Preferred Stock, accretion of the carrying value of the Redeemable Preferred Stock and dividends on the Convertible Preferred Stock. Earnings were insufficient to cover combined fixed charges by $403 for the three months ended April 3, 1998 and $412 for the three months ended April 4, 1997.

(4) Net of $2,350 attributable to the Warrants (as defined herein) and issuance of costs of $106 and including $1,108 of accrued dividends-in-kind. Dividends on the Redeemable Preferred Stock are cumulative, accrue quarterly at the rate of 11 1/2% per annum on the stated value of $18,000 and are paid-in-kind through July 15, 2000. See "Description of Capital Stock-Preferred Stock-Redeemable Preferred Stock."

(5) See "Description of Capital Stock-Preferred Stock-Convertible Preferred Stock."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The summary historical consolidated financial data below for Burke for the three years ended January 2, 1998 and as of January 3, 1997 and January 2, 1998 have been derived from the Consolidated Financial Statements of Burke which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus. The summary consolidated financial data below for Burke for the years ended December 31, 1993 and December 30, 1994 and as of December 31, 1993, December 30, 1994 and December 29, 1995, have been derived from the Consolidated Financial Statements of Burke which have also been audited by Ernst & Young LLP, but which are not included elsewhere herein. The summary financial data for the three months ended April 4, 1997 and April 3, 1998 and as of April 3, 1998 have been derived from the Company's Unaudited Consolidated Financial Statements for those periods included elsewhere in the Prospectus and the summary financial data as of April 4, 1997 have been derived from the Company's Unaudited Consolidated Financial Statements for that period, but are not included elsewhere herein and, in each case, include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the three months ended April 3, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and related notes included elsewhere in this Prospectus. The data below reflect the acquisition by Burke of certain assets of Purosil in March 1993; of Silicone Fabrication

Specialists, Inc. ("SFS") in February 1995; of Haskon Corporation ("Haskon") in June 1995; of Kentile Corporation ("Kentile") in April 1996; and the effect of the Prior Recapitalization in August 1997.

                                                                                                       THREE MONTHS ENDED
                                                                    FISCAL YEAR                     -------------------------
                                                    -------------------------------------------      APRIL 4,      APRIL 3,
                                                     1993     1994     1995     1996     1997          1997          1998
                                                    -------  -------  -------  -------  -------     -----------   -----------
                                                              (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales.........................................  $36,431  $44,370  $68,411  $72,466  $90,228     $23,124       $22,943
Cost of sales.....................................   25,355   29,998   49,226   49,689   62,917      16,419        16,180
                                                    -------  -------  -------  -------  -------     -----------   -----------
Gross profit......................................   11,076   14,372   19,185   22,777   27,311       6,705         6,763
Selling, general and administrative expenses(1)...    9,215    8,152   10,212   11,610   12,238       3,182         3,256
Transaction expenses(2)...........................    --       --       --       --       1,321       --            --
Stock option purchase(3)..........................    --       --       --       --      14,105       --            --
                                                    -------  -------  -------  -------  -------     -----------   -----------
Income (loss) from operations.....................    1,861    6,220    8,973   11,167     (353)      3,523         3,507
Interest expense, net.............................    2,897    2,812    3,007    2,668    5,408         498         2,787
                                                    -------  -------  -------  -------  -------     -----------   -----------
Income (loss) from continuing operations before
  income tax provision (benefit), cumulative
  effect of accounting change, extraordinary loss
  and discontinued operation(4)...................   (1,036)   3,408    5,966    8,499   (5,761)      3,025           720
Income tax provision (benefit)....................      146    1,395    3,393    3,466   (1,818)      1,209           288
                                                    -------  -------  -------  -------  -------     -----------   -----------
Income (loss) from continuing operations before
  cumulative effect of accounting change,
  extraordinary loss and discontinued
  operation(4)....................................  $(1,182) $ 2,013  $ 2,573  $ 5,033  $(3,943)    $ 1,816       $   432
                                                    -------  -------  -------  -------  -------     -----------   -----------
                                                    -------  -------  -------  -------  -------     -----------   -----------
Net income (loss)(4)..............................  $  (657) $ 1,502  $ 1,094  $ 4,101  $(3,943)    $ 1,816       $   432
                                                    -------  -------  -------  -------  -------     -----------   -----------
                                                    -------  -------  -------  -------  -------     -----------   -----------

OTHER DATA:
EBITDA(5).........................................                                      $16,851(6)  $ 3,872       $ 3,873
EBITDA margin(5)..................................                                         18.7%(6)    16.7%         16.9%
Depreciation and amortization.....................                                      $ 1,499     $   349       $   366
Capital expenditures..............................                                        1,454         419           419
Cash interest expense.............................                                        2,059         498         2,639
Ratio of EBITDA to cash interest expenses.........                                         8.2x        7.8x          1.5x
Net cash used in operating activities.............                                      $(8,543)    $  (928)      $(4,275)
Net cash provided by (used in) investing
  activities......................................                                        2,852        (419)         (419)
Net cash provided by (used in) financing
  activities......................................                                       17,254       1,347        (2,985)
Ratio of earnings to fixed charges(7).............                                        --                         1.2x
Ratio of earnings to combined fixed charges(8)....                                        --                        --

                                                                                              AS OF
                                                       AS OF FISCAL YEAR               -------------------
                                          -------------------------------------------  APRIL 4,   APRIL 3,
                                           1993     1994     1995     1996     1997      1997       1998
                                          -------  -------  -------  -------  -------  --------   --------
BALANCE SHEET DATA (AT PERIOD END):
Working capital.........................  $ 4,932  $ 4,766  $ 5,402  $ 5,328  $21,678  $ 8,425    $ 22,084
Total assets............................   30,535   28,551   39,729   40,673   62,837   44,599      55,915
Long-term obligations, less current
  portion...............................   20,011   16,937   21,803   18,126  110,000   19,579     110,000
Redeemable Preferred Stock..............    --       --       --       --      16,148    --         16,652
Shareholders' (deficit) equity..........     (654)     849      340    4,283  (86,490)   6,099     (86,562)

------------------------

(1) Selling, general and administrative expenses include amortization of acquisition costs of $850 in 1993.

(2) Reflects $1,321 of expenses associated with the Prior Recapitalization in August 1997.

(3) Reflects the Company's cost to purchase options issued and outstanding under the Company's stock option plan in connection with the Prior
    Recapitalization in August 1997.

(4) Net income reflects (i) benefit of cumulative effect of change in accounting method for income taxes of $551 in 1993, (ii) extraordinary loss on debt settlement, net of income tax benefit, of $815 in 1995 and (iii) losses, net of income tax benefit, of $26, $511, $664 and $308 in 1993, 1994, 1995 and through June 28, 1996, respectively, incurred by the Company's custom-molded organic rubber products manufacturing operations, the assets of which were disposed of in June 1996, and loss, net of income tax benefit, of $624 in 1996 on disposal of those assets.

(5) EBITDA is the sum of income (loss) before income tax provision (benefit) and interest, depreciation and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) Reflects EBITDA excluding costs of stock option purchase, transaction expenses related to the Prior Recapitalization and management fees paid to a former controlling shareholder.

(7) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income tax provision (benefit), cumulative effect of accounting change, extraordinary loss and discontinued operation plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and a portion of rental expense estimated to be attributable to interest. Earnings were insufficient to cover fixed charges by $5,790 for fiscal year 1997. The ratio of earnings to fixed charges has not been presented for periods prior to the Transactions as the Company believes the ratio is not material to investors.

(8) In calculating the ratio of earnings to combined fixed charges, combined fixed charges consist of fixed charges, paid in kind dividends on the Redeemable Preferred Stock and accretion of the carrying value of the Redeemable Preferred Stock. Earnings were insufficient to cover combined fixed charges by $6,968 for fiscal year 1997 and $129 for three months ended April 3, 1998.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, HOLDERS OF NOTES SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

SIGNIFICANT LEVERAGE AND DEBT SERVICE

    Upon consummation of the Transactions, the Company and its subsidiaries incurred significant outstanding indebtedness and became highly leveraged. As of April 3, 1998, after giving effect to the Transactions, the Company had outstanding consolidated indebtedness of approximately $140.0 million. See "Capitalization." In addition, subject to the limitations set forth in the Indenture, the Existing Indenture and the Credit Agreement, the Company and its subsidiaries may incur additional indebtedness, including borrowings under the Credit Facility. See "Description of Credit Facility."

    The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including (i) the Company's vulnerability to adverse general economic and industry conditions, including higher than anticipated interest rates on the Notes (ii) the Company's ability to obtain additional financing for future capital expenditures, general corporate or other purposes and (iii) the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities.

    The Company's ability to make scheduled payments on the principal of, or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control, as well as the availability of borrowings under the Credit Facility or successor facilities and the interest rate on the Notes not increasing materially. However, based upon the current and anticipated level of operations, the Company believes that its cash flow from operations, together with amounts available under the Credit Facility and its other sources of liquidity, will be adequate to meet its anticipated cash requirements for the foreseeable future for working capital, capital expenditures, interest payments and principal payments. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness, it may be required to refinance all or a portion of its existing indebtedness, including the Senior Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company. Finally, in order to pay the principal balance of the Notes due at maturity, the Company may have to obtain alternative financing.

RANKING OF SENIOR NOTES; ASSET ENCUMBRANCE

    The Notes and Note Guarantees will be senior unsecured obligations and will rank PARI PASSU in right of payment with all other existing and future senior obligations of the Company and the Subsidiary Guarantors, respectively, including the Existing Notes. Loans under the Credit Facility will be secured by substantially all of the Company's assets and will be guaranteed by four of the Company's domestic subsidiaries (including Mercer), which guarantees will be secured by substantially all of the assets of the Company's domestic subsidiaries. Accordingly, the Notes and the Note Guarantees are effectively subordinated to all secured indebtedness to the extent of the collateral and will rank PARI PASSU in right of payment with all other existing and future senior obligations of the Company or the Subsidiary Guarantors, respectively. Upon an event of default under any such secured indebtedness, the lenders could elect to declare all amounts outstanding, together with accrued and unpaid interest thereon, to be immediately due and payable. If the Company or the Subsidiary Guarantors were unable to repay those amounts, the lenders could proceed against the collateral granted them to secure that indebtedness. There can be no assurance that the assets of the Company or the relevant subsidiary would be sufficient to repay in full any such secured indebtedness.

RESTRICTIVE COVENANTS

    The Existing Indenture and the Credit Agreement and Indenture contain numerous restrictive covenants that limit the discretion of the management of the Company with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make other restricted payments, to make investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity. The Credit Agreement also contains a number of financial covenants that require the Company to meet certain financial ratios and tests and provides that a "change of control" will constitute an event of default. See "Description of Senior Notes--Certain Covenants" and "Description of Credit Facility." A failure to comply with the obligations contained in the Credit Agreement, the Existing Indenture or the Indenture, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments that contain cross-acceleration or cross-default provisions. In the case of an event of default under the Credit Agreement, the lenders under the Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law. If the Company were obligated to repay all or a significant portion of its indebtedness, there can be no assurance that the Company would have sufficient cash to do so or that the Company could successfully refinance such indebtedness. Other indebtedness of the Company that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Credit Facility, the Existing Notes or the Notes.

IMPORTANCE OF KEY CUSTOMERS TO THE AEROSPACE PRODUCTS BUSINESS

    Certain customers are material to the business and operations of the Company. Boeing accounted for $11.4 million, or 12.6%, of the Company's total net sales and 36.5% of the Aerospace Products division's net sales in 1997, and for $7.9 million, or 11.0% of the Company's total net sales and 32.1% of the Aerospace Products business' net sales in 1996. In 1997, the top five customers of the Aerospace Products division accounted for $22.1 million in net sales, representing 24.5% and 70.8%, respectively, of the Company's total and the Aerospace Products division's net sales in that year.

    The Company's prospects will continue to depend on the success of these customers whose products incorporate aerospace products manufactured by the Company, as well as Boeing's retention of the Company as a major supplier. Boeing has recently announced certain production problems relating to its 737 aircraft, and there is no assurance that such production problems would not have a material adverse effect on the Company. Although the Company believes that it has excellent long-standing relationships with these customers and that such relationships are mutually beneficial, the Company does not have long-term contracts with Boeing or any of its other major customers and the loss of any as a customer, or a significant reduction in the Company's business with any of them would have a material adverse effect on the Company and its business, results of operations and financial condition. See "Business--Products and Markets--Aerospace Products--Competition."

DEPENDENCE ON CUSTOMERS IN CYCLICAL INDUSTRIES

    A majority of the Company's revenues were derived from customers who are in industries and businesses that are highly cyclical in nature, such as the commercial and military aerospace and commercial construction industries. The world-wide market for commercial jet aircraft is predominantly driven by long-term trends in airline passenger traffic. The principal factors underlying long-term traffic growth are sustained economic growth in developed and emerging countries and political stability. Demand for commercial aircraft is further influenced by airline industry profitability, world trade policies, government-to-government relations, technological changes and price and other competitive factors. The military aircraft industry is highly sensitive to changes in international political conditions, national priorities and United States government defense budgets. The commercial construction industry is affected by downturns in general economic conditions, raw material price fluctuations and adverse weather conditions. Each of these industries is also subject to changes in general economic conditions. In addition, because the Company conducts its operations in a variety of markets, it is subject to the economic conditions in each such market. General economic downturns in the commercial and military aerospace and commercial construction industries could have a material adverse effect on the Company and its business, results of operations and financial condition. The Company's outlook for its aerospace business and its allocation of resources are premised on the continued growth in the commercial aerospace industry. If this growth fails to continue, the Company's results of operations could be adversely affected.

COMPETITION

    The Company experiences significant competition in all of the areas in which it does business. In general, other than the aerospace seals market, the markets in which it competes are not dominated by a single company or a small number of companies; instead a large number of companies offer products that overlap and are competitive with those offered by the Company. However, the markets in which the Company's Aerospace Products compete have recently experienced consolidation, and any future consolidation may result in loss of customers of the Company and lower profit margins on the Company's Aerospace Products. A number of the Company's competitors are significantly larger and have greater financial resources than the Company, and some of these competitors are divisions or subsidiaries of large, diversified companies that have access to the financial resources of their parent companies. The Company believes that the principal competitive factors in the businesses in which it operates are technologically advanced production, management capability, past performance in terms of timeliness and quality of product and price. There can be no assurance that the Company will be able to compete successfully. See "Business--Products and Markets--Aerospace Products--Competition," "--Products and Markets-- Flooring Products--Competition" and "--Products and Markets--Commercial Products--Competition."

DEPENDENCE ON KEY PERSONNEL

    The Company's operations are largely dependent on the efforts of its senior management. While the Company has entered into employment agreements with its key personnel, there can be no assurance that the Company will be able to retain such persons. Additionally, in order to successfully manage its growth strategy, the Company must continue to attract qualified personnel. The Company does not maintain "key man" life insurance policies on any of its employees. If certain of the current key personnel should cease to be employed by the Company for any reason, or if the Company should be unable to continue to attract and retain qualified management personnel, the Company's business, financial condition and results of operations could suffer a material adverse effect. See "Management."

CONTROL BY INVESTORS

    The Company is controlled by J.F. Lehman Equity Investors I, L.P. ("JFLEI"), which beneficially owns shares representing 65% of the voting interest in the Company and has the right to designate eight of the nine directors of the Company. In addition, certain limited partners in JFLEI own Warrants representing an additional 20% of the Common Stock. JFLEI's ownership percentages are calculated without giving effect to the shares issuable upon conversion of Convertible Preferred Stock (as defined herein) and shares issuable upon exercise of certain options granted to management of the Company. Pursuant to the terms of the Shareholders Agreement (as defined herein), for so long as JFLEI, together with its related transferees, owns 75% of the Warrants initially issued to it, one of the holders of the Warrants will have the right to designate the ninth director. In addition, pursuant to the terms in the Shareholders Agreement, for so long as JFLEI, together with its related transferees, owns 75% of the Warrants initially issued to it, another of the holders of the Warrants has the right to cause the number of directors of the Company to be increased to ten and to designate the tenth director. Accordingly, JFLEI and certain of the investors therein have the power to elect the Company's board of directors, appoint new management and approve any action requiring the approval of the holders of the Company's Common Stock, including adopting amendments to the Company's Articles of Incorporation and approving mergers or sales of substantially all of the Company's assets. The current directors elected by JFLEI have the authority to make decisions affecting the capital structure of the Company, including the issuance of additional indebtedness and the declaration of dividends. See "Management," "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

GOVERNMENT PROCUREMENT POLICIES

    Approximately 27% of the Company's Aerospace Products division's net sales in 1997 were made pursuant to contracts between the United States government, on the one hand, and the Company or a customer of the Company, on the other hand. Management's projected growth in the Aerospace Products division is based, in part, on management's belief that there will continue to be growth in purchases made under United States government military aircraft contracts and that the Company will benefit, directly or indirectly through its customers, from such growth. There can be no assurance, however, that there will be continued growth in such purchases. See "Risk Factors--Dependence on Customers in Cyclical Industries." In addition, contracts with the United States government are subject to cancellation for default or for convenience by the government if deemed in its best interests. Contracts which are terminated for convenience generally provide for payments to a contractor for its costs and a proportionate share of profit for work accomplished through the date of termination. Contracts which are terminated for default generally provide that the government pay only for the work it has accepted, can require the contractor to pay the difference between the original contract price and the cost to reprocure the contract items net of the value of the work accepted from the original contractor, and can hold a contractor liable for damages. There can be no assurance that any current or prospective contract on which the Company is a primary contractor or any such contract on which the Company is a subcontractor or supplier will not be terminated for default or for convenience by the government or that any such cancellation will not result in the Company realizing a loss or failing to realize the expected profit on any such contract.

    Certain of the military programs for which the Company is producing or developing products are subject to continuous budgetary scrutiny by the United States Congress and by the Pentagon. In particular, the expense budgets of both the B-2 bomber and the F-22 fighter aircraft are highly controversial and proposals to limit or eliminate these programs are periodically made in both the United States House of Representatives and the Senate. The B-2 bomber has been subject to particularly high levels of scrutiny recently based on reports calling into doubt the efficacy of its stealth capabilities. Although the Company does not currently derive a high percentage of its revenues from sales relating to either of these programs, the Company's ability to expand its Aerospace Products business may be limited if either of these programs were to be curtailed or eliminated.

RISKS RELATING TO MERCER ACQUISITION

    The Company acquired all of the capital stock of Mercer from Sovereign concurrent with the closing of the Prior Offering. Under the Stock Purchase Agreement pursuant to which the Company acquired Mercer, certain of the representations and warranties and related indemnity obligations of Sovereign will survive the effectiveness of the Mercer Acquisition for a limited time. There can be no assurance that the Company will not encounter unanticipated problems or liabilities with respect to the operations of Mercer or with the integration of Mercer's operations with those of the Company. See "Acquisition of Mercer."

FUTURE ACQUISITIONS

    The Company expects to continue a strategy of identifying and acquiring companies with complementary products or services that may be expected to enhance the Company's operations and profitability.

There can be no assurance that the Company will be able to identify appropriate acquisition candidates, negotiate appropriate acquisition terms, obtain financing which may be needed to effect such acquisitions or integrate acquisitions successfully into the Company's operations or that any of such acquisitions will prove profitable.

RAW MATERIALS

    Principal raw materials purchased by the Company for use in its products include various custom and standard grades of rubber, silicone gum and vinyl as well as the Hypalon polymer material. The Company has historically not experienced any significant supply restrictions and has generally been able to pass through increases in the price of these materials to customers. In 1995, however, the Company experienced a significant price increase in one of the raw materials used in the manufacture of one of its Flooring Products. Due to the competitive nature of the Flooring Products business and the Company's proprietary formula for this product, the Company was unable to fully pass this price increase along to its consumers and its gross margins for this product were adversely affected. Although the Company does not currently anticipate that it will experience any similar price increases for this or any other raw material used by the Company in the near future, there can be no assurance that such price increases will not occur and that the Company's results of operations will not be adversely affected thereby.

INABILITY TO FUND CHANGE OF CONTROL OFFER

    Upon a Change in Control (as defined in the Indenture), each holder will have the right to require the Company to repurchase all or any part of such holder's Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of repurchase. See "Description of Senior Notes--Certain Covenants--Purchase of Senior Notes Upon Change of Control." However, there can be no assurance that sufficient funds will be available to the Company at the time of the Change of Control to make any required repurchases of Senior Notes tendered. Moreover, restrictions in the Credit Agreement prohibit the Company from making such required repurchases; therefore, any such repurchases would constitute an event of default under the Credit Agreement absent a waiver. In addition, the holders of the Existing Notes and holders of the Redeemable Preferred Stock may also require the Company to repurchase their respective notes and shares upon a Change of Control, which would also constitute a default under the Credit Agreement, absent a waiver. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time.

ENVIRONMENTAL MATTERS

    The Company and Mercer are subject to various evolving federal, state and local environmental laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous and non-hazardous substances and wastes. These laws and regulations provide for substantial fees and sanctions for violations and, in many cases, could require the Company to remediate a site to meet applicable legal requirements. In connection with the Prior Recapitalization, JFLEI conducted certain investigations (including, in some cases, reviewing environmental reports prepared by others) of the Company's operations and its compliance with applicable environmental laws. The investigations, which included Phase I assessments (consisting generally of a site visit, records review and non-intrusive investigation of conditions at the subject facility) by independent consultants, found that certain facilities have had or may have had releases of hazardous materials that may require remediation. Pursuant to the merger agreement entered into in connection with the Prior Recapitalization, the former shareholders of the Company have agreed, subject to certain limitations as to survival and amount, to indemnify the Company against certain environmental liabilities incurred prior to the consummation of the Prior Recapitalization. See "The Prior Recapitalization." Based in part on the investigations conducted and the indemnification provisions of the merger agreement entered into in connection with the Prior Recapitalization with respect to environmental matters, the Company believes, although there can be no assurance, that its liabilities relating to these environmental matters will not have a material adverse effect on its future financial position or results of operations.

    In connection with the Mercer Acquisition, the Company conducted an environmental review of Mercer's operations and its compliance with applicable environmental laws. The review included a site visit to Mercer's manufacturing facility in Eustis, Florida and interviews with facility personnel regarding environmental matters. In addition, the Company reviewed existing environmental reports that included Phase I assessments, audits and limited soil and ground water sampling data. The environmental review revealed that Mercer's facilities have had, or may have had, releases of hazardous substances that may require remediation. Pursuant to the Stock Purchase Agreement, the former shareholders of Mercer have agreed to indemnify the Company against certain environmental liabilities incurred prior to the purchase provided the Company makes a written claim for indemnification against the former shareholders of Mercer prior to the 90th day after receipt by the Company of audited financial statements of Mercer for the fiscal year ending December 31, 1999, but in no event later than June 30, 2000, and subject to a maximum cap on liability of $5,000,000 or the adjusted purchase price for Mercer. Based, in part, on the environmental review conducted by the Company and the indemnification provisions of the Stock Purchase Agreement with respect to environmental matters, the Company believes, although there can be no assurance, that its liabilities relating to these environmental matters will not have a material adverse effect on its future financial position or results of operations. The Company does not maintain a reserve for environmental liabilities.

FRAUDULENT CONVEYANCE AND PREFERENCE CONSIDERATIONS

    Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent conveyance law, if, among other things, the Company or any of the Subsidiary Guarantors, at the time it incurred the indebtedness evidenced by the Notes or its Note Guarantee, as the case may be,
(i)(a) was or is insolvent or rendered insolvent by reason of such occurrence or
(b) was or is engaged in a business or transaction of which the assets remaining with the Company or such Subsidiary Guarantor were unreasonably small or constitute unreasonably small capital or (c) intended or intends to incur, or believed, believes or should have believed that it would incur, debts beyond its ability to repay such debts as they mature and (ii) the Company or such Subsidiary Guarantor received or receives less than the reasonably equivalent value or fair consideration for the incurrence of such indebtedness, the Notes and the Note Guarantees could be invalidated or subordinated to all other debts of the Company or such Subsidiary Guarantors, as the case may be. The Notes or Note Guarantees could also be invalidated or subordinated if it were found that the Company or the Subsidiary Guarantor party thereto, as the case may be, incurred indebtedness in connection with the Notes or its Note Guarantee with the intent of hindering, delaying or defrauding current or future creditors of the Company or such Subsidiary Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Subsidiary Guarantor pursuant to a Note Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Subsidiary Guarantor, as the case may be.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the sum of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

    Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Subsidiary Guarantor within 90 days after any payment by the Company or such Subsidiary Guarantor with respect to the Notes or a Note Guarantee, respectively, or after the issuance of a Note Guarantee, or if the Company or such Subsidiary Guarantor anticipated becoming insolvent at the time of such payment or issuance, all or a portion of such payment or such Note Guarantee could be avoided as a preferential transfer, and the recipient of any such payment could be required to return such payment.

    To the extent any Note Guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of Notes would cease to have any claim in respect of such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Note Guarantee was not avoided or held unenforceable. In such event, the claims of holders of Notes against the issuer of an invalid Note Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of holders of Notes relating to any voided portions of any Note Guarantees. Upon consummation of the Prior Offering, the Company would not have any significant subsidiary other than Mercer.

    On the basis of its historical financial information and recent operating history, as discussed in "Offering Memorandum Summary," "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company believes that, after giving effect to the indebtedness incurred in connection with the Transactions, it will not be insolvent, will not have unreasonably small assets or capital for the businesses in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations.

ABSENCE OF PUBLIC MARKET FOR THE NOTES; TRANSFER RESTRICTIONS

    There is no existing trading market for the Notes. Although the Initial Purchaser has advised the Company that it currently intends to make a market in the Notes, it is not obligated to do so and may discontinue such market-making at any time without notice. In addition, such market activity may be limited during the Exchange Offer. See "Plan of Distribution." Accordingly, there can be no assurance that an active market will develop upon completion of this Offering or, if developed, that such market will be sustained. The initial offering price of the Notes was determined through negotiations between the Company and the Initial Purchaser, and may bear no relationship to the market price of the Notes after the Offering. Although the Notes are expected to be eligible for trading in the PORTAL market, there can be no assurance as to the development of any market or the liquidity of any market that may develop for the Notes or the Exchange Notes (as defined herein). The Company does not intend to apply to list the Notes or the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation Systems. The liquidity of, and trading market for, the Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities, regardless of the Company's financial performance or prospects.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. New Notes issued pursuant to the Exchange Offer may be offered for resale, resold, or otherwise transferred by Holders thereof (other than any such holder which is an "affiliate" of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such notes. Each broker-dealer that receives New Notes as a result of market-making or other activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the Securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

                                THE TRANSACTIONS

THE SPONSOR

    J.F. Lehman & Company ("Lehman") was established in 1992 by John F. Lehman, Donald Glickman and George Sawyer (the "Managing Principals") to acquire niche manufacturing and service companies operating in the electronics, engineering, aerospace and defense industries. The Managing Principals have significant operating and investing experience in these industries and have a proven track record in producing strong equity returns by employing this focused investment strategy. The Managing Principals are the managing members of JFL Investors LLC, the general partner of JFLEI.

    In 1993, Lehman purchased Sperry Marine Inc., a recognized world leader in the design and manufacture of advanced electronic maritime instruments and sensors, from Tenneco Inc. After working closely for over two years with Sperry's management to reposition the company and improve its profitability, Lehman sold Sperry to Litton Industries, realizing a substantial gain on its original equity investment. Similarly, in 1992, Lehman sponsored the acquisition of Astra Holdings Corporation, a leading manufacturer of electronic and electromechanical devices and subsystems for military and commercial uses, which it later sold to Alliant Techsystems in 1993, producing an annualized rate of return on its invested equity in excess of 100%.

    In each of its investments, Lehman has taken an active, hands-on approach toward portfolio company oversight. Lehman provides the Company with additional strategic opportunities utilizing the strong operating experience in the aerospace and electronics industries that its general and limited partners possess. In addition to the Managing Principals, Lehman's other partners include: Mr. Oliver C. Boileau, Jr., former President of Boeing Aerospace, General Dynamics and Northrop; Mr. Thomas G. Pownall, former Chairman and Chief Executive Officer of Martin Marietta; Sir Christopher Lewinton, Chairman of TI Group plc and Dowty Aerospace; Mr. William Paul, former Executive Vice President of United Technologies Corporation and President of Sikorsky Aircraft and Space Systems; and General P.X. Kelley, former Commandant of the United States Marine Corps. See "Management."

THE PRIOR RECAPITALIZATION

    On August 20, 1997, JFLEI acquired a controlling interest in Burke through a recapitalization of the outstanding securities of Burke (the "Prior Recapitalization"). The Prior Recapitalization was financed through (i) a $20 million capital contribution by JFLEI to the Company, (ii) the sale of $18 million in Redeemable Preferred Stock and Warrants by the Company and (iii) the issuance of the Existing Notes in an aggregate principal amount of $110 million. Upon the completion of the Prior Recapitalization, on a fully diluted basis, (i) JFLEI and its affiliates owned approximately 65% of the common equity of the Company, (ii) the holders of the Warrants had the right to purchase approximately 20% of the common equity of the Company and (iii) certain members of management and certain other shareholders of the Company owned 15% of the common equity of the Company. These ownership percentages are calculated, in each case, without giving effect to shares issuable upon conversion of Convertible Preferred Stock and shares issuable upon exercise of certain options granted to management of the Company.

    In connection with the Prior Recapitalization, the former shareholders of the Company made certain customary representations, warranties and covenants and agreed to indemnify the Company and JFLEI against any losses brought about by a breach of these representations, warranties or covenants, up to an aggregate maximum amount of approximately $8.8 million (except for certain tax and title issues which are not subject to this indemnification cap). This indemnity, excluding these tax and title issues, expired on March 31, 1998.

THE MERCER ACQUISITION

    Concurrent with the consummation of the Prior Offering on April 21, 1998, the Company acquired all of the outstanding capital stock of Mercer from Sovereign for an aggregate consideration of $35,750,000, subject to working capital and other adjustments, pursuant to a Stock Purchase Agreement, dated March 5, 1998, among Burke, Sovereign and Mercer. The consummation of the Mercer Acquisition was subject to customary conditions. The Stock Purchase Agreement contains customary representations and warranties from Sovereign to the Company. Certain of these representations and warranties, and related indemnification rights, will terminate after a limited time following the effectiveness of the Mercer Acquisition.

CONSENT SOLICITATION

    In connection with the Prior Offering, pursuant to a consent solicitation (the "Consent Solicitation"), the Company obtained the consents (the "Consent") of holders of its Existing Notes to certain amendments (the "Amendments") to the indenture pursuant to which the Existing Notes were issued between the Company and United States Trust Company of New York (the "Existing Indenture") which, among other things, (i) permitted the issuance of the Notes and permit the incurrence of indebtedness represented by the Notes, (ii) increased certain of the permitted indebtedness and permitted investment baskets contained in the indebtedness and restricted payment covenants in the Existing Indenture, (iii) modified the lien covenant to enhance the Company's ability to use existing assets as collateral for new financings and (iv) made certain other amendments of a non-substantive nature to the Existing Indenture. Pursuant to the Consent Solicitation, the Company made certain payments to holders thereof who properly furnished their Consents to the Amendments.

                                USE OF PROCEEDS

    The gross proceeds to the Company from the Prior Offering were $30.0 million before deducting commissions and estimated expenses of the Prior Offering. The Company used the proceeds from the issuance of the Old Notes, the related financings and existing cash to finance the Mercer Acquisition and to pay certain expenses of the Transactions.

    The following table sets forth the sources and uses of funds in connection with the Transactions:

                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
                                                                                              --------------------
Sources of Funds:
  Issuance of Senior Notes..................................................................       $   30,000
  Issuance of Convertible Preferred Stock(1)................................................            3,000
  Cash on Hand..............................................................................            6,500
                                                                                                      -------
                                                                                                   $   39,500
                                                                                                      -------
                                                                                                      -------
Uses of Funds:
  Aggregate Mercer Acquisition Consideration(2).............................................       $   35,750
  Transaction Expenses(3)...................................................................            3,750
                                                                                                      -------
                                                                                                   $   39,500
                                                                                                      -------
                                                                                                      -------

------------------------

(1) Purchased by JFLEI and the other shareholders and warrantholders of the Company who elected to participate in a subscription offering.

(2) Subject to adjustment based on Mercer's working capital on the closing date of the Mercer Acquisition pursuant to the Stock Purchase Agreement.

(3) Includes discounts and commissions and estimated expenses incurred in connection with the Prior Offering, and fees and expenses payable in connection with the Mercer Acquisition and the related financing thereof, including the Consent Solicitation. See "Certain Relationships and Related Transactions."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

    The Old Notes were sold by the Company to the Initial Purchaser on April 21, 1998 pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Subsidiary Guarantors and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company and the Subsidiary Guarantors agreed, for the benefit of the Holders of the Old Notes, at the expense of the Company and the Subsidiary Guarantors, to (i) file on or prior to the 60th calendar day following the Closing Date a registration statement (the "Exchange Offer Registration Statement") with the Commission, (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 120th calendar day following the Closing Date and (iii) use their best efforts to consummate the Exchange Offer on or prior to the 150th calendar day following the Closing Date. The Company will keep the Exchange Offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Old Notes. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

    Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects to not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

    The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "Conditions of the Exchange Offer."

    Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

    As of the date of this Prospectus, $30.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. Solely for reasons of administration (and for no other
purpose), the Company has fixed the close of business on       , 1998, as the
record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The Expiration Date shall be       , 1998 at 5:00 p.m., New York City time,
unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes.

CONDITIONS OF THE EXCHANGE OFFER

    The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part.

TERMINATION OF CERTAIN RIGHTS

    Pursuant to the Registration Rights Agreement the Company and the Subsidiary Guarantors agreed, at their own expense, to (i) file on or prior to the 60th calendar day following the Closing Date a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for a new issue of debt securities of the Company (the "Exchange Notes") to be issued under the Indenture in the same aggregate principal amount as and with the terms that will be identical in all respects to the Old Notes (except that the Exchange Notes will not contain terms that will be identical in all respects to the interest rate step-up provision and transfer restrictions) and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 120th calendar day following the Closing Date and (iii) use its best effort to consummate the Exchange Offer on or prior to the 150th calendar day following the Closing Date. The Company agreed to keep the Exchange Offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Old Notes.

    In the event that changes in the law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not consummated within 150 days of the Closing Date or in certain other circumstances, the Registration Rights Agreement provides that the Company and the Subsidiary Guarantors will, at their own expense,

(i) as promptly as practicable, and in any event on or prior to 60 days after such filing obligation arises, file with the Commission a shelf registration statement (the Shelf Registration Statement") covering resales of the Old Notes,
(ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 45 days after such filing occurs and (iii) keep effective the Shelf Registration Statement until two years after its effective date (or such shorter period that will terminate when all the Old Notes covered thereby have been sold pursuant thereto or in certain other circumstances).

    The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), holders of Old Notes are entitled to receive Liquidated Damages, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 principal amount of Old Notes held by such holders. The amount of Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum of amount of Liquidated Damages of $0.30 per week per $1,000 principal amount of Old Notes. A "Registration Default" with respect to the Exchange Offer shall occur if: (i) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date") or (iii) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the periods specified in the Registration Rights Agreement. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST

    The New Notes will bear interest at a floating rate equal to LIBOR plus 400 basis points per annum, which interest shall accrue from August 15, 1998 or from the most recent Interest Payment Date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of Notes-- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

    The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR

HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

    Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account in accordance with the Depositary's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

    Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar. LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD NOT BE SENT TO THE COMPANY. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and Conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

    If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

    Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

    By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a Prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four (4) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the Depositary) must be received by the Exchange Agent within four (4) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the Depositary); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

    Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

    UNITED STATES TRUST COMPANY OF NEW YORK IS THE EXCHANGE AGENT. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                        BY REGISTERED OR CERTIFIED MAIL:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  P.O. BOX 844
                                 COOPER STATION
                            NEW YORK, NY 10276-0844
                         ATTN: CORPORATE TRUST SERVICES
                                 BY FACSIMILE:
                                 (212) 420-6152
                             BY OVERNIGHT COURIER:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                            770 BROADWAY, 13TH FLOOR
                            NEW YORK, NEW YORK 10003
                         ATTN: CORPORATE TRUST SERVICES
                                    BY HAND:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  111 BROADWAY
                                  LOWER LEVEL
                            NEW YORK, NEW YORK 10006
                         ATTN: CORPORATE TRUST SERVICES
                       CONFIRM BY TELEPHONE 800-548-6565

FEES AND EXPENSES

    All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with the Depositary and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties) and (ix) fees and expenses incurred in connection with the listing of the New Notes on a securities exchange.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizing the federal income tax consequences of the Exchange Offer reflects the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, as to the material federal income tax consequences expected to result from the Exchange Offer. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts, and there can be no assurances that the IRS will not take, and that a court would not sustain, a position contrary to that described below. Moreover, the following discussion does not constitute comprehensive tax advice to any particular Holder of Old Notes. The summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, judicial authority and administrative pronouncements. The tax consequences described below could be modified by future changes in the relevant law, which could have retroactive effect. Each holder of Old Notes should consult its own tax adviser as to these and any other federal income tax consequences of the Exchange Offer as well as any tax consequences to it under foreign, state, local or other law.

    In the opinion of Gibson, Dunn & Crutcher LLP, exchanges of Old Notes for New Notes pursuant to the Exchange Offer will be treated as a modification of the Old Notes that does not constitute a material change in their terms, and the Company intends to treat the exchanges in that manner. Therefore, a New Note is treated as a continuation of the corresponding Old Note. An exchanging Holder's holding period for a New Note will include such Holder's holding period for the Old Note. Such Holder will not recognize any gain or loss, and such Holder's basis in the New Note will be the same as such Holder's basis in the Old Note. The Exchange Offer will result in no federal income tax consequences to a non-exchanging Holder.

RESALES OF THE NEW NOTES

    Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in MORGAN STANLEY & CO.,

INCORPORATED (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available April 13, 1989), or interpreted in the Commission's letter to SHEARMAN AND STERLING (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                 CAPITALIZATION

    The following table sets forth, as of April 3, 1998 (i) the consolidated capitalization of the Company and (ii) the pro forma combined capitalization of the Company after giving effect to the Transactions, including the Prior Offering, and the application of the proceeds therefrom. This table should be read in conjunction with "Description of Senior Notes," the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the Consolidated Financial Statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

                                                                           APRIL 3, 1998
                                                                        --------------------
                                                                        HISTORICAL PRO FORMA
                                                                        ---------  ---------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)
Short-term obligations (including current maturities of long-term
  obligations)........................................................  $  --      $  --

LONG-TERM OBLIGATIONS (NET OF CURRENT MATURITIES):
  Credit Facility(1)..................................................     --         --
  10% Senior Notes due 2007...........................................    110,000    110,000
  Floating Interest Rate Senior Notes due 2007........................     --         30,000
                                                                        ---------  ---------
  Total long-term obligations.........................................    110,000    140,000
                                                                        ---------  ---------
Redeemable Preferred Stock, no par value; 30,000 Series A shares designated; 16,000 Series A shares issued and outstanding; 5,000
  Series B shares designated; 2,000 Series B shares issued and
  outstanding(2)(3)...................................................     16,652     16,652

SHAREHOLDERS' EQUITY:
Convertible Preferred Stock, no par value; 3,000 shares authorized; no shares issued and outstanding; 3,000 shares issued, on a pro forma
  basis(3)............................................................     --          3,000
Common stock, no par value; 20,000,000 shares authorized; 3,857,000
  issued and outstanding(4)...........................................     25,464     25,464
Accumulated deficit...................................................   (112,026)  (112,026)
                                                                        ---------  ---------
  Total shareholders' equity (deficit)................................    (86,562)   (83,562)
                                                                        ---------  ---------
  Total capitalization................................................  $  40,090  $  73,090
                                                                        ---------  ---------
                                                                        ---------  ---------

------------------------

(1) The Company increased the amount available under the Credit Facility from $15.0 million to $25.0 million contemporaneously with the Prior Offering. See "Description of Credit Facility."

(2) Net of $2,350 attributable to the Warrants and issuance costs of $106 and including $1,108 of accrued dividends-in-kind. Dividends on the Redeemable Preferred Stock are cumulative, accrue quarterly at the rate of 11 1/2% per annum on the stated value of $18,000 and are paid in-kind through July 15, 2000. See "Description of Capital Stock--Preferred Stock--Redeemable Preferred Stock."

(3) The Company has an aggregate of 50,000 authorized shares of Preferred Stock, inclusive of the shares which have been designated as Redeemable Preferred Stock and Convertible Preferred Stock.

(4) Excludes (i) 964,000 shares of Common Stock reserved for issuance pursuant to the Warrants, (ii) 300,000 shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Stock and (iii) 500,000 shares of Common Stock reserved for issuance under the Company's stock option plan. See "Prior Recapitalization," "Description of Capital Stock--Warrants" and "Management--Compensation Summary."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Combined Financial Statements (as defined below) of the Company are based on the audited and unaudited financial statements of the Company and Mercer appearing elsewhere in this Prospectus, as adjusted to illustrate the estimated effects of the Transactions and the Prior Recapitalization. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and Mercer and other financial information pertaining to the Company and Mercer appearing elsewhere in this Prospectus including "The Transactions," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The following Unaudited Pro Forma Combined Statement of Income for Burke for the year ended January 2, 1998 and the three months ended April 4, 1997 give effect to the Prior Recapitalization as if it had occurred on January 4, 1997. The Unaudited Pro Forma Combined Financial Statements have been prepared to give effect to the Transactions, including the Prior Offering, and the application of the net proceeds therefrom as if such transactions had occurred on January 4, 1997 for the statement of income for the year ended January 2, 1998 and for the three months ended April 3, 1998 and the three months ended April 4, 1997 (the "Unaudited Pro Forma Combined Income Statements") and on April 3, 1998 for the balance sheet (the "Unaudited Pro Forma Combined Balance Sheet," which together with the Unaudited Pro Forma Combined Income Statements comprise the "Unaudited Pro Forma Combined Financial Statements"). The pro forma adjustments relating to the allocation of the purchase price of Mercer represent the Company's preliminary determinations of the purchase accounting and other adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth therein. The Mercer Acquisition will be treated as a purchase for financial accounting purposes.

    The Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what the Company's financial position or results of operation would actually have been had the Transactions and the Prior Recapitalization been completed on such date or at the beginning of the periods indicated or to project the Company's results of operations for any future date.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF APRIL 3, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                 HISTORICAL
                                                                             ------------------    PRO FORMA      PRO FORMA
                                                                               BURKE    MERCER   ADJUSTMENTS(1)    COMBINED
                                                                             ---------  -------  --------------   ----------
                                                           ASSETS
Current assets:
  Cash and cash equivalents................................................  $   3,884  $   436     $ (4,320)(2)  $  --
  Trade accounts receivable................................................     12,561    2,952                      15,513
  Due from affiliated companies............................................     --          813         (813)(3)     --
  Inventories..............................................................     12,747    3,179      --              15,926
  Prepaid expenses and other current assets................................      1,213      124          (97)(3)      1,240
  Deferred income tax assets...............................................      2,845        9           (9)(3)      2,845
  Refundable income taxes..................................................        348    --         --                 348
                                                                             ---------  -------  --------------   ----------
    Total current assets...................................................     33,598    7,513       (5,239)        35,872
Property, plant and equipment..............................................     15,082    4,862         (197)(3)     19,747
Prepaid pension costs......................................................        501    --         --                 501
Deferred financing costs, net..............................................      5,183    1,772        1,228(2)       8,183
Goodwill, net..............................................................      1,456   24,749        3,075(4)      29,280
Other assets...............................................................         95    --         --                  95
                                                                             ---------  -------  --------------   ----------
    Total assets...........................................................  $  55,915  $38,896     $ (1,133)     $  93,678
                                                                             ---------  -------  --------------   ----------
                                                                             ---------  -------  --------------   ----------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Trade accounts payable and accrued expenses..............................  $   5,054  $ 1,534     $  2,616(2)   $   9,204
  Accrued compensation and related liabilities.............................      1,982      613      --               2,595
  Accrued interest.........................................................      1,527    --         --               1,527
  Payable to shareholders..................................................      1,948    --         --               1,948
  Income taxes payable.....................................................      1,003      126         (126)(3)      1,003
                                                                             ---------  -------  --------------   ----------
    Total current liabilities..............................................     11,514    2,273        2,490         16,277
Existing Notes.............................................................    110,000    --         --             110,000
Long-term debt due to Sovereign............................................     --       30,000      (30,000)(3)     --
Senior Notes...............................................................     --        --          30,000(2)      30,000
Other noncurrent liabilities...............................................        420      169         (169)(3)        420
Deferred income tax liabilities............................................      3,891      175         (175)(3)      3,891
Redeemable Preferred Stock, no par value; 30,000 Redeemable Series A shares designated; 16,000 Series A shares issued and outstanding; 5,000 Series B shares designated; 2,000 Redeemable Series B shares issued and
  outstanding..............................................................     16,652    --         --              16,652
Shareholders' equity (deficit):
  Convertible Preferred Stock; 3,000 shares authorized; no shares issued
    and outstanding; 3,000 shares issued on a pro forma basis..............     --        --           3,000(2)       3,000
  Class A common stock, no par value; 20,000,000 shares authorized;
    3,857,000 issued and outstanding.......................................     25,464    --         --              25,464
  Additional paid-in capital...............................................     --        6,105       (6,105)(3)     --
  Accumulated deficit......................................................   (112,026)     174         (174)(3)   (112,026)
                                                                             ---------  -------  --------------   ----------
    Total shareholders' equity (deficit)...................................    (86,562)   6,279       (3,279)       (83,562)
                                                                             ---------  -------  --------------   ----------
    Total liabilities and shareholders' equity (deficit)...................  $  55,915  $38,896     $ (1,133)     $  93,678
                                                                             ---------  -------  --------------   ----------
                                                                             ---------  -------  --------------   ----------

    The accompanying notes to the unaudited pro forma combined balance sheet are an integral part of this statement.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(1) For purposes of preparing the Unaudited Pro Forma Combined Balance Sheet, Mercer's assets and liabilities acquired or assumed have been recorded at their estimated fair values. A final determination of the required purchase price accounting adjustments and of the fair value of the assets acquired or assumed has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information reflect the Company's best estimate based upon currently available information. Based upon Mercer's March 31, 1998 balance sheet, the purchase price allocation would be:

Current Assets.....................................................  $   6,158
Plant and Equipment................................................      4,665
Excess purchase price over net assets acquired.....................     27,824
Accounts payable and accrued expenses..............................     (2,147)
                                                                     ---------
Total purchase price...............................................     36,500
Mercer Acquisition expenses........................................       (750)
                                                                     ---------
Mercer Acquisition consideration...................................  $  35,750
                                                                     ---------
                                                                     ---------

(2) Reflects the issuance of $30,000 of Senior Notes, the issuance of 3,000 shares of Convertible Preferred Stock, the use of $6,500 of Burke's cash to pay a portion of the Mercer Acquisition consideration and the capitalization of $3,000 of deferred financing costs; also reflects the elimination of $1,772 in deferred financing costs previously capitalized by Mercer and $436 in cash not contractually acquired in the Mercer Acquisition.

(3) Reflects assets and liabilities, including certain property, plant and equipment not contractually acquired or assumed from Sovereign in the Mercer Acquisition.

(4) Reflects the recording of goodwill under the purchase accounting method. Under the Stock Purchase Agreement, Burke and Sovereign have agreed to make elections under Section 338(g) and Section 338(h)(10) of the Internal Revenue Code and any state, local and foreign counterparts with respect to Mercer.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                FISCAL YEAR 1997
                             (DOLLARS IN THOUSANDS)

                                                               ADJUSTMENTS
                                                             RELATED TO PRIOR   PRO FORMA            TRANSACTIONS   PRO FORMA
                                                     BURKE   RECAPITALIZATION     BURKE     MERCER   ADJUSTMENTS    COMBINED
                                                    -------  ----------------   ---------   -------  ------------   ---------
Net sales.........................................  $90,228      $--             $90,228    $24,899    $--          $115,127
Cost of sales.....................................   62,917      --               62,917     16,499       (600)(4)    78,995
                                                                                                           179(5)
                                                    -------      -------        ---------   -------  ------------   ---------
Gross profit......................................   27,311      --               27,311      8,400        421        36,132
Selling, general and administrative expenses......   12,238         (279)(1)      11,959      4,803      1,070(5)     17,665
                                                                                                          (167)(6)
Transaction expenses..............................    1,321       (1,321)(2)       --         --        --             --
Stock option purchase.............................   14,105      (14,105)(2)       --         --        --             --
                                                    -------      -------        ---------   -------  ------------   ---------
Income (loss) from operations.....................     (353)      15,705          15,352      3,597       (482)       18,467
Interest expense..................................    5,408        5,592(3)       11,000      1,661      1,505(7)     14,166
                                                    -------      -------        ---------   -------  ------------   ---------
Income (loss) before income taxes.................   (5,761)      10,113           4,352      1,936     (1,987)        4,301
Income taxes......................................   (1,818)       3,602(8)        1,784        777       (798)(8)     1,763
                                                    -------      -------        ---------   -------  ------------   ---------
Net (loss) income.................................  $(3,943)     $ 6,511         $ 2,568    $ 1,159    $(1,189)     $  2,538
                                                    -------      -------        ---------   -------  ------------   ---------
                                                    -------      -------        ---------   -------  ------------   ---------

 The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

PRIOR RECAPITALIZATION ADJUSTMENTS--FISCAL YEAR 1997

    The pro forma financial data for Burke (excluding the Mercer Acquisition) have been derived from the Company's historical financial statements for the year ended January 2, 1998 as if the Prior Recapitalization occurred on January 4, 1997. The Prior Recapitalization has been accounted for as a recapitalization that has no impact on the historical basis of assets and liabilities.

(1) Reflects the elimination of management fees paid to a director and to an affiliate of the prior principal shareholders of the Company prior to August 1997.

(2) Includes the elimination of $14,105 representing the Company's cost to purchase options issued and outstanding under the Company's stock option plan in connection with the Prior Recapitalization. Also reflects the elimination of expenses of $1,321 incurred in connection with the Prior Recapitalization.

(3) Reflects a full year of interest on the Existing Notes net of interest on prior debt repaid as follows:

Interest expense on the Existing Notes.............................  $  11,000
Amortization of debt issuance costs (10 years).....................        500
Less interest income...............................................       (500)
Less historical net interest of existing debt refinanced...........     (5,408)
                                                                     ---------
Incremental interest expense.......................................  $   5,592
                                                                     ---------
                                                                     ---------

TRANSACTIONS ADJUSTMENTS--FISCAL YEAR 1997

    The following adjustments reflect the Transactions, including the Prior Offering, as applied to the Company's pro forma results and Mercer's actual results as if the Transactions took place on January 4, 1997.

(4) Reflects raw material cost savings of $600 primarily due to the shifting of raw material purchases away from Mercer's former affiliate and to lower cost, non-affiliated suppliers.

(5) Adjustment to cost of sales reflects additional depreciation expense of $179 while adjustment to selling, general and administrative expenses reflects additional amortization expense of $1,070 calculated on a straight line basis over 15 years of the excess of purchase price over net assets acquired in the Mercer Acquisition, net of Mercer's prior amortization expense.

(6) Reflects the elimination of management fees paid to a former controlling shareholder of Mercer.

(7) Reflects interest on the Notes, net of interest on Mercer's debt not assumed:

Interest on the Senior Notes.......................................  $   2,850
Amortization of debt issuance costs (9 1/2 years)..................        316
Less historical interest expense on Mercer's debt not assumed......     (1,661)
                                                                     ---------
Incremental interest expense.......................................  $   1,505
                                                                     ---------
                                                                     ---------

    Each incremental 25 basis point increase or decrease in the assumed interest rate of the Senior Notes would increase or decrease annual interest expense on the Senior Notes by $75.

(8) Reflects the income tax (benefit) provision arising from the pro forma adjustments discussed above based on the Company's pro forma estimated effective tax rate of 41% for the twelve months ended January 2, 1998.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED APRIL 3, 1998
                             (DOLLARS IN THOUSANDS)

                                                                               TRANSACTIONS    PRO FORMA
                                                               BURKE   MERCER  ADJUSTMENTS     COMBINED
                                                              -------  ------  ------------    ---------
Net sales...................................................  $22,943  $6,204     $--           $29,147
Cost of sales...............................................   16,180   3,923        17(1)       20,120
                                                              -------  ------     -----        ---------
Gross profit................................................    6,763   2,281       (17)          9,027
Selling, general and administrative expenses................    3,256   1,294       239(1)        4,789
                                                              -------  ------     -----        ---------
Income from operations......................................    3,507     987      (256)          4,238
Interest expense............................................    2,787     701        90(2)        3,578
                                                              -------  ------     -----        ---------
Income before income taxes..................................      720     286      (346)            660
Income taxes................................................      288     114      (132)(3)         270
                                                              -------  ------     -----        ---------
Net income..................................................  $   432  $  172     $(214)        $   390
                                                              -------  ------     -----        ---------
                                                              -------  ------     -----        ---------

 The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

TRANSACTIONS ADJUSTMENTS--THREE MONTHS ENDED APRIL 3, 1998

    The following adjustments reflect the Transactions, including the Prior Offering, as applied to the Company's and Mercer's actual results as if the Transactions took place on January 4, 1997.

 (1) Adjustment to cost of sales reflects additional depreciation expense of $17 while adjustment to selling, general and administrative expenses reflects additional amortization expense of $239 calculated on a straight line basis over 15 years of the excess of purchase price over net assets acquired in the Mercer Acquisition, net of Mercer's prior amortization expense.

 (2) Reflects interest on the Notes, net of interest on Mercer's debt not assumed:

Interest on the Senior Notes.........................................  $     712
Amortization of debt issuance costs (9 1/2 years)....................         79
Less historical interest expense on Mercer's debt not assumed........       (701)
                                                                       ---------
Incremental interest expense.........................................  $      90
                                                                       ---------
                                                                       ---------

    Each incremental 25 basis point increase or decrease in the assumed interest rate of the Senior Notes would increase or decrease annual interest expense on the Senior Notes by $75.

 (3) Reflects the income tax (benefit) arising from the pro forma adjustments discussed above based on the Company's pro forma estimated effective tax rate of 41% for the three months ended April 3, 1998.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED APRIL 4, 1997
                             (DOLLARS IN THOUSANDS)

                                                                       ADJUSTMENTS
                                                                       RELATED TO    PRO
                                                                         PRIOR      FORMA           TRANSACTIONS    PRO FORMA
                                                               BURKE   RECAPITALIZATION  BURKE MERCER ADJUSTMENTS   COMBINED
                                                              -------  ----------  -------  ------  ------------    ---------
Net sales...................................................  $23,124     $--      $23,124  $5,998     $--           $29,122
Cost of sales...............................................   16,419     --       16,419    4,042      (150)(3)      20,337
                                                                                                          26(4)
                                                              -------  ----------  -------  ------     -----        ---------
Gross profit................................................    6,705     --        6,705    1,956       124           8,785
Selling, general and administrative expenses................    3,182      (105   (1)  3,077  1,293      300(4)        4,598
                                                                                                         (72)(5)
                                                              -------  ----------  -------  ------     -----        ---------
Income from operations......................................    3,523       105     3,628      663      (104)          4,187
Interest expense............................................      498     2,252  (2)  2,750    228       563(6)        3,541
                                                              -------  ----------  -------  ------     -----        ---------
Income before income taxes..................................    3,025    (2,147  )    878      435      (667)            646
Income taxes................................................    1,209      (849   (7)    360    174     (269)(7)         265
                                                              -------  ----------  -------  ------     -----        ---------
Net income..................................................  $ 1,816    ($1,298 ) $  518   $  261     $(398)        $   381
                                                              -------  ----------  -------  ------     -----        ---------
                                                              -------  ----------  -------  ------     -----        ---------

 The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

PRIOR RECAPITALIZATION ADJUSTMENTS--THREE MONTHS ENDED APRIL 4, 1997

    The pro forma financial data for Burke (excluding the Mercer Acquisition) have been derived from the Company's historical financial statements for the three months ended April 4, 1997 as if the Prior Recapitalization occurred on January 4, 1997. The Prior Recapitalization has been accounted for as a recapitalization that has no impact on the historical basis of assets and liabilities.

(1) Reflects the elimination of management fees paid to a director and to an affiliate of the prior principal shareholders of the Company during the three months ended April 4, 1997.

(2) Reflects three months of interest on the Existing Notes net of interest on prior debt repaid as follows:

Interest expense on the Existing Notes..............................  $   2,750
Amortization of debt issuance costs (10 years)......................        125
Less interest income................................................       (125)
Less historical net interest of existing debt refinanced............       (498)
                                                                      ---------
Incremental interest expense........................................  $   2,252
                                                                      ---------
                                                                      ---------

TRANSACTIONS ADJUSTMENTS--THREE MONTHS ENDED APRIL 4, 1997

    The following adjustments reflect the Transactions, including the Prior Offering, as applied to the Company's pro forma results and Mercer's actual results as if the Transactions took place on January 4, 1997.

(3) Reflects raw material cost savings of $150 primarily due to the shifting of raw material purchases away from Mercer's former affiliate and to lower cost, non-affiliated suppliers.

(4) Adjustment to cost of sales reflects additional depreciation expense of $26 while adjustment to selling, general and administrative expenses reflects additional amortization expense of $300 calculated on a straight line basis over 15 years of the excess of purchase price over net assets acquired in the Mercer Acquisition, net of Mercer's prior amortization expense.

(5) Reflects the elimination of management fees paid to a former controlling shareholder of Mercer.

(6) Reflects interest on the Senior Notes, net of interest on Mercer's debt not assumed:

Interest on the Senior Notes.........................................  $     712
Amortization of debt issuance costs (9 1/2 years)....................         79
Less historical interest expense on Mercer's debt not assumed........       (228)
                                                                       ---------
Incremental interest expense.........................................  $     563
                                                                       ---------
                                                                       ---------

    Each incremental 25 basis point increase or decrease in the assumed interest rate of the Senior Notes would increase or decrease annual interest expense on the Senior Notes by $75.

(7) Reflects the income tax (benefit) provision arising from the pro forma adjustments discussed above based on the Company's pro forma estimated effective tax rate of 41% for the three months ended April 4, 1997.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

BURKE:

    The selected consolidated financial data below for the Company for each of the three years in the period ended January 2, 1998 and as of January 3, 1997 and January 2, 1998 have been derived from the Consolidated Financial Statements of the Company which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus. The selected consolidated financial data below for the Company for the year ended December 31, 1993 and December 30, 1994 and as of December 31, 1993, December 30, 1994 and December 29, 1995, have been derived from the Consolidated Financial Statements of the Company which have also been audited by Ernst & Young LLP, but which are not included elsewhere herein. The selected financial data for the three months ended April 4, 1997 and April 3, 1998 and as of April 3, 1998 have been derived from the Company's Unaudited Consolidated Financial Statements for those periods included elsewhere in the Prospectus and the selected financial data as of April 4, 1997 have been derived from the Company's Unaudited Consolidated Financial Statements for that period, but are not included elsewhere herein and, in each case, include, in the opinion of management, all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the three months ended April 3, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company and the related notes included elsewhere in this Prospectus. The data below reflect the acquisition by the Company of certain assets of Purosil in March 1993; of Silicone Fabrication Specialists,

Inc. ("SFS") in February 1995; of Haskon Corporation ("Haskon") in June 1995; of Kentile Corporation ("Kentile") in April 1996; and the effect of the Prior Recapitalization in August 1997.

                                                                                                           THREE MONTHS ENDED
                                                                         FISCAL YEAR                     ----------------------
                                                         -------------------------------------------      APRIL 4,     APRIL 3,
                                                          1993     1994     1995     1996     1997          1997         1998
                                                         -------  -------  -------  -------  -------     -----------   --------
                                                                   (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales..............................................  $36,431  $44,370  $68,411  $72,466  $90,228     $23,124       $22,943
Cost of sales..........................................   25,355   29,998   49,226   49,689   62,917      16,419        16,180
                                                         -------  -------  -------  -------  -------     -----------   --------
Gross profit...........................................   11,076   14,372   19,185   22,777   27,311       6,705         6,763
Selling, general and administrative expenses(1)........    9,215    8,152   10,212   11,610   12,238       3,182         3,256
Transaction expenses(2)................................    --       --       --       --       1,321       --            --
Stock option purchase(3)...............................    --       --       --       --      14,105       --            --
                                                         -------  -------  -------  -------  -------     -----------   --------
Income (loss) from operations..........................    1,861    6,220    8,973   11,167     (353)      3,523         3,507
Interest expense, net..................................    2,897    2,812    3,007    2,668    5,408         498         2,787
                                                         -------  -------  -------  -------  -------     -----------   --------
Income (loss) from continuing operations before income
  tax provision (benefit), cumulative effect of
  accounting change and extraordinary loss and
  discontinued operation(4)............................   (1,036)   3,408    5,966    8,499   (5,761)      3,025           720
Income tax provision (benefit).........................      146    1,395    3,393    3,466   (1,818)      1,209           288
                                                         -------  -------  -------  -------  -------     -----------   --------
Income (loss) from continuing operations before
  cumulative effect of accounting change and
  extraordinary loss and discontinued operation(4).....  $(1,182) $ 2,013  $ 2,573  $ 5,033  $(3,943)    $ 1,816       $   432
                                                         -------  -------  -------  -------  -------     -----------   --------
                                                         -------  -------  -------  -------  -------     -----------   --------
Net income (loss)(4)...................................  $  (657) $ 1,502  $ 1,094  $ 4,101  $(3,943)    $ 1,816       $   432
                                                         -------  -------  -------  -------  -------     -----------   --------
                                                         -------  -------  -------  -------  -------     -----------   --------
OTHER DATA:
EBITDA(5)..............................................                                      $16,851(6)  $ 3,872       $ 3,873
EBITDA margin(5).......................................                                         18.7%(6)    16.7%         16.9%
Depreciation and amortization..........................                                      $ 1,499     $   349       $   366
Capital expenditures...................................                                        1,454         419           419
Cash interest expense..................................                                        2,059         498         2,639
Ratio of EBITDA to cash interest expenses..............                                         8.2x        7.8x          1.5x
Net cash used in operating activities..................                                      $(8,543)    $  (928)      $(4,275)
Net cash provided by (used in) investing activities....                                        2,852        (419)         (419)
Net cash provided by (used in) financing activities....                                       17,254       1,347        (2,985)
Ratio of earnings to fixed charges(7)..................                                        --                         1.2x
Ratio of earnings to combined fixed charges(8).........                                        --                        --

                                                                                               AS OF
                                                     AS OF FISCAL YEAR END              -------------------
                                          --------------------------------------------  APRIL 4,   APRIL 3,
                                           1993     1994     1995     1996      1997      1997       1998
                                          -------  -------  -------  -------  --------  --------   --------
BALANCE SHEET DATA:
Working capital.........................  $ 4,932  $ 4,766  $ 5,402  $ 5,328  $ 21,678  $ 8,425    $ 22,084
Total assets............................   30,535   28,551   39,729   40,673    62,837   44,599      55,915
Long-term obligations, less current
  portion...............................   20,011   16,937   21,803   18,126   110,000   19,579     110,000
Redeemable Preferred Stock..............    --       --       --       --       16,148    --         16,652
Shareholders' equity (deficit)..........     (654)     849      340    4,283   (86,490)   6,099     (86,562)

------------------------

(1) Selling, general and administrative expenses include amortization of acquisition costs of $850 in 1993.

(2) Reflects $1,321 of expenses associated with the Prior Recapitalization in August 1997.

(3) Reflects the Company's cost to purchase options issued and outstanding under the Company's stock option plan in connection with the Prior
    Recapitalization in August 1997.

(4) Net income reflects (i) benefit of cumulative effect of change in accounting method for income taxes of $551 in 1993, (ii) extraordinary loss on debt settlement, net of income tax benefit, of $815 in 1995 and (iii) losses, net of income tax benefit, of $26, $511, $664 and $308 in 1993, 1994, 1995 and through June 28, 1996, respectively, incurred by the Company's custom-molded organic rubber products manufacturing operations, the assets of which were disposed of in June 1996, and loss, net of income tax benefit, of $624 in 1996 on disposal of those assets.

(5) EBITDA is the sum of income (loss) before income tax provision (benefit) and interest, depreciation and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) Reflects EBITDA excluding costs of stock option purchase, transaction expenses related to the Prior Recapitalization and management fees paid to a former controlling shareholder.

(7) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income tax provision (benefit), cumulative effect of accounting change, extraordinary loss and discontinued operation plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and a portion of rental expense estimated to be attributable to interest. Earnings were insufficient to cover fixed charges by $5,790 for fiscal year ended 1997. The ratio of earnings to fixed charges has not been presented for periods prior to the Transactions as the Company believes the ratio is not material to investors.

(8) In calculating the ratio of earnings to combined fixed charges, combined fixed charges consist of fixed charges, paid in kind dividends on the Redeemable Preferred Stock and accretion of the carrying value of the Redeemable Preferred Stock. Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $6,968 for fiscal year 1997 and $129 for three months ended April 3, 1998.

MERCER:

    The selected operating and balance sheet data below for Mercer for the year ended, and as of, December 31, 1996 have been derived from the Financial Statements of Mercer which have been audited by KPMG Peat Marwick LLP, independent auditors, and are included elsewhere in this Prospectus. The selected financial data below for Mercer for the year ended December 31, 1997 and for the periods from January 1, 1997 to August 4, 1997 and from August 5, 1997 to December 31, 1997, and as of August 4, 1997 and December 31, 1997, have been derived from the Financial Statements of Mercer which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus. The selected operating and balance sheet data for the three months ended March 31, 1997 and 1998 and as of March 31, 1998 have been derived from the Company's Unaudited Financial Statements for those periods included elsewhere in the Prospectus and the balance sheet data as of March 31, 1997 have been derived from the Company's Unaudited Financial Statements for that period, but are not included elsewhere herein and, in each case, include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of

Operations--Mercer" and the Financial Statements of Mercer and the related notes included elsewhere in this Prospectus.

                                                         PERIOD(1)                        THREE MONTHS ENDED
                                                    --------------------               ------------------------
                                                                            FISCAL
                                       FISCAL YEAR  1/1/97 TO  8/5/97 TO    YEAR(1)     MARCH 31,    MARCH 31,
                                          1996       8/4/97    12/31/97      1997         1997         1998
                                       -----------  ---------  ---------  -----------  -----------  -----------
                                                   (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales............................   $  24,558   $  14,954  $   9,945   $  24,899    $   5,998    $   6,204
Cost of sales........................      17,668       9,578      6,921      16,499        4,042        3,923
                                       -----------  ---------  ---------  -----------  -----------  -----------
Gross profit.........................       6,890       5,376      3,024       8,400        1,956        2,281
Selling, general and administrative
  expenses...........................       4,668       2,904      1,899       4,803        1,293        1,294
                                       -----------  ---------  ---------  -----------  -----------  -----------
Income from operations...............       2,222       2,472      1,125       3,597          663          987
Interest expense.....................         964         544      1,117       1,661          228          701
                                       -----------  ---------  ---------  -----------  -----------  -----------
Income before income taxes...........       1,258       1,928          8       1,936          435          286
Income taxes.........................         675         771          6         777          174          114
                                       -----------  ---------  ---------  -----------  -----------  -----------
Net income...........................   $     583   $   1,157  $       2   $   1,159    $     261    $     172
                                       -----------  ---------  ---------  -----------  -----------  -----------
                                       -----------  ---------  ---------  -----------  -----------  -----------
OTHER DATA:
EBITDA(2)............................                                      $   4,748    $     907    $   1,384
EBITDA margin(2).....................                                           19.1%        15.1%        22.3%
Depreciation and amortization........                                      $   1,151    $     244    $     397
Capital expenditures.................                                             97           18           12
Cash interest expense................                                          1,548          228          631
Ratio of EBITDA to cash interest
  expense............................                                           3.1x         4.0x         2.2x
Net cash (used in) provided by
  operating activities...............                                      $   3,125    $    (373)   $     (53)
Net cash used in investing
  activities.........................                                            (97)         (18)         (12)
Net cash (used in) provided by
  financing activities...............                                         (2,919)         341       --

BALANCE SHEET DATA (AT PERIOD END):
Working capital......................   $   2,649   $   3,793  $   4,679   $   4,679    $   3,901    $   5,240
Total assets.........................      17,218      16,968     38,364      38,364       17,237       38,896
Long-term obligations, less current
  portion............................       4,655       4,777     30,000      30,000        4,996       30,000
Shareholders' equity.................       9,238       9,170      6,107       6,107        9,499        6,279

------------------------
(1) Mercer's selected financial data for 1997 have been presented in two periods because Mercer was purchased by Sovereign from Laporte plc on August 5, 1997 and Mercer's financial data was reported by Laporte plc prior to August 5, 1997 and by Sovereign for the remainder of the year. The total fiscal year 1997 data reflect the effects of the acquisition of Mercer by Sovereign since August 5, 1997 and accordingly, does not purport to be indicative of what Mercer's results of operations for fiscal 1997 would actually have been had the acquisition by Sovereign been completed as of January 1, 1997.

(2) EBITDA is the sum of income before income tax provision and interest, depreciation and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

BURKE

INTRODUCTION

    The following discussion and analysis should be read in conjunction with "Selected Historical Consolidated Financial Data" and the audited Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

    The Company operates within one industry segment, elastomer products, and is organized into three product groups: Aerospace Products, which produces precision silicone seals and other products used on commercial and military aircraft; Flooring Products, which produces and distributes rubber and vinyl cove base and other floor covering accessory products; and Commercial Products, which produces various intermediate and finished silicone and organic rubber products.

    Burke entered the Aerospace Products business through the acquisition of Purosil's assets in 1993. The Company subsequently expanded its Aerospace Products business by purchasing the assets of two of its largest competitors, SFS and Haskon, in 1995. These acquisitions were completed in order to broaden Burke's Aerospace Products line and to incorporate advanced military stealth capability into this product group. Subsequent to these acquisitions, in December 1995, the Company integrated all of its aerospace operations in anticipation of increased demand as communicated by aircraft OEMs.

    In general, Aerospace Products revenues are driven by both the building of new aircraft by OEM manufacturers and the repair and replacement of existing aircraft ("aftermarkets"). OEMs typically depend on a select group of suppliers to provide their seal requirements, working closely with them to design the customized tooling necessary to satisfy the industry's rigorous product testing standards. As a result of the Company's consolidation efforts throughout the mid-'90s, Burke is now positioned as the leading seals supplier for the domestic commercial aircraft industry and is OEM-specified on virtually every existing commercial and military aircraft platform in production.

    Aircraft seal revenues for 1997 were comprised of approximately two-thirds sales to OEM manufacturers and one-third sales to the aftermarket. In addition, commercial aircraft manufacturing has resulted in 73% of 1997 seal revenues being derived from the commercial market, compared with approximately 27% from the U.S. military. Aerospace Products revenues in 1995 were approximately $3.0 million higher than might otherwise have been expected due to the significant unfilled backlog created by the inability of SFS and Haskon to deliver product prior to Burke's ownership.

    Sales of precision silicone seals comprised approximately 92.6% of 1997 revenues for the Aerospace Products business. The remaining 7.4% was derived primarily from the sale of low-observable seals and tape to the military for use on stealth aircraft, cruise missiles, and armored vehicles. Revenues of low-observable seals and tape are derived from both the retrofit of existing aircraft, such as the B-1 bomber and the initial installation and replacement of existing low-observable material on aircraft, such as the B-2 bomber.

    Historically, revenues in the Flooring Products business have been driven by both new commercial construction and the continuous repair and remodeling of existing commercial space. Until recently, operations have been concentrated in the western United States and Burke has sold primarily rubber cove base moulding. The Company has developed a well-known brand name (BurkeBase) in the western United States by targeting the architectural community and installers of commercial flooring. Growth in Flooring Products revenues was significant in 1997 due to improvement in the commercial construction market in the western United States.

    The Commercial Products business is comprised of: (i) Purosil brand high-performance silicone truck and bus engine hoses; (ii) roofing and other fluid barrier membrane products; and (iii) various intermediate and end use products based upon Burke's extensive elastomer manufacturing capabilities. Revenues generated by silicone hose sales are driven by both new truck and bus manufacturing as well as the replacement market. OEM and aftermarket customers specify and prefer silicone hoses due to their high performance and relatively minor absolute cost. In addition, silicone hoses are increasingly being specified on trucks and buses due to the higher performance requirements of new engine design. Burke roofing and fluid containment system sales have tended to be relatively steady over time. Roofing and fluid barrier membranes are used in numerous applications including new and replacement commercial roofs and reservoirs. The Hypalon product provides significant wear and durability advantages compared with less expensive products. Revenues from these products can be materially affected on a quarter-to-quarter basis by the size and timing of certain reservoir projects.

RESULTS OF OPERATIONS

    The following table sets forth certain income statement information for the Company for the fiscal years ended December 29, 1995, January 3, 1997 and January 2, 1998; and the three months ended April 4, 1997 and April 3, 1998:

                                    FISCAL YEAR ENDED                                   THREE MONTHS ENDED
                ----------------------------------------------------------  ------------------------------------------
                        PERCENTAGE          PERCENTAGE          PERCENTAGE            PERCENTAGE            PERCENTAGE
                          OF NET              OF NET              OF NET    APRIL 4,    OF NET    APRIL 3,    OF NET
                 1995     SALES      1996     SALES      1997     SALES       1997      SALES       1998      SALES
                ------- ----------  ------- ----------  ------- ----------  --------  ----------  --------  ----------
                                                        (DOLLARS IN THOUSANDS)
Net sales:
  Aerospace
    Products... $23,254    34.0%    $24,622    34.0%    $31,225    34.6%    $ 7,911      34.2%    $ 9,551      41.6%
  Flooring
    Products...  19,693    28.8      20,546    28.4      23,475    26.0       5,893      25.5       5,842      25.5
  Commercial
    Products...  25,464    37.2      27,298    37.6      35,528    39.4       9,320      40.3       7,550      32.9
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
    Total net
      sales....  68,411   100.0      72,466   100.0      90,228   100.0      23,124     100.0      22,943     100.0
Cost of
  sales........  49,226    72.0      49,689    68.6      62,917    69.7      16,419      71.0      16,180      70.5
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
Gross profit...  19,185    28.0      22,777    31.4      27,311    30.3       6,705      29.0       6,763      29.5
Selling,
  general and
 administrative
  expenses.....  10,212    14.9      11,610    16.0      12,238    13.6       3,182      13.8       3,256      14.2
Transaction
  costs........   --      --          --      --          1,321     1.5       --        --          --        --
Stock option
  purchase.....   --      --          --      --         14,105    15.6       --        --          --        --
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
Income (loss)
  from
  operations...   8,973    13.1      11,167    15.4        (353)    (0.4)     3,523      15.2       3,507      15.3
Interest
  expense,
  net..........   3,007     4.4       2,668     3.7       5,408     6.0         498       2.1       2,787      12.1
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
Income (loss)
  before income
  tax provision
  (benefit),
  extraordinary
  loss and
  discontinued
  operation....   5,966     8.7       8,499    11.7      (5,761)    (6.4)     3,025      13.1         720       3.2
Income tax
  (benefit)
  provision....   3,393     5.0       3,466     4.8      (1,818)    (2.0)     1,209       5.2         288       1.3
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
Income (loss)
  from
  continuing
  operations
  before
  extraordinary
  loss and
  discontinued
  operation.... $ 2,573     3.7%    $ 5,033     6.9%    $(3,943)    (4.4)%    1,816       7.9         432       1.9
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
Net (loss)
  income....... $ 1,094     1.6%    $ 4,101     5.7%    $(3,943)    (4.4)%  $ 1,816       7.9     $   432       1.9
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----
                -------   -----     -------   -----     -------   -----     --------    -----     --------    -----

    THREE MONTHS ENDED APRIL 3, 1998 VERSUS THREE MONTHS ENDED APRIL 4, 1997

    NET SALES. Total net sales decreased 0.8% from $23.1 million for the three month period ended April 4, 1997 to $22.9 million for the same period in 1998. Aerospace product sales grew 20.7% from $7.9 million for the three month period ended April 4, 1997 to $9.6 million for the same period in 1998, due to increased commercial aircraft build rates. Flooring products sales decreased 0.9% from $5.9 million for the three month period ended April 4, 1997 to $5.8 million for the same period on 1998, due to the impact of weather-related delays in general construction activity in the western part of the United States. Commercial products sales decreased 19.0%, from $9.3 million for the three month period ended April 4, 1997 to $7.5 million for the same period in 1998, primarily because the first quarter of 1997 included a liner project order that favorably affected results for that period.

    COST OF SALES. Cost of sales decreased 1.5%, from $16.4 million for the three month period ended April 4, 1997 to $16.2 million for the same period in 1998. As a percentage of net sales, gross profit increased from 29.0% for the three month period ended April 4, 1997 to 29.5% for the same period in 1998. The increase in profit percentage was primarily due to the fact that membrane products, which have a lower gross profit margin than the Company's other product lines, constituted a smaller portion of total net sales for the three month period ended April 3, 1998 compared to the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 2.3%, from $3.2 million for the three month period ended April 4, 1997 to $3.3 million for the same period in 1998. The increase was due to general cost increases.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations was unchanged, at $3.5 million for the three month periods ended April 3, 1998 and April 4, 1997. As a percentage of net sales, income from operations increased from 15.2% for the three month period ended April 4, 1997 to 15.3% for the same period in 1998.

    INTEREST EXPENSE. Interest expense increased from $0.5 million for the three month period ended April 4, 1997 to $2.8 million for the same period in 1998. The increase was due to the issuance of an aggregate principle amount of $110.0 million Senior Notes due 2007 on August 20. 1997.

    NET INCOME. As a result of the above factors, net income decreased from $1.8 million for the three month periods ended April 4, 1997 to $0.4 million for the same period in 1998.

    YEAR ENDED JANUARY 2, 1998 VERSUS YEAR ENDED JANUARY 3, 1997

    NET SALES. Total net sales increased 24.5%, from $72.5 million in 1996 to $90.2 million in 1997. Aerospace Products sales grew 26.8%, due to strong expansion of commercial aircraft build rates. Despite this overall performance, revenue for low-observable materials decreased in the second half of the year due to material product design changes by major customers, which delayed shipments of these materials. Flooring Products sales grew 14.3% due to price increases and generally stronger demand for construction products in California and the introduction of vinyl cove base products. Commercial Products sales grew 30.1% due to a major sale of membrane products for a liner application and due to orders from a new customer.

    COST OF SALES. Cost of sales increased 26.6% from $49.7 million in 1996 to $62.9 million in 1997. The increase was primarily due to the increase in net sales over the same period. As a percentage of net sales, gross profit decreased from 31.4% in 1996 to 30.3% in 1997. The decrease was due primarily to the fact that membrane products, which have a lower gross profit margin than the Company's other product lines, constituted a larger portion of total net sales in 1997 compared with 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 5.4%, from $11.6 million in 1996 to $12.2 million in 1997. The increase included the addition of Flooring and Commercial sales personnel. However, as a percentage of net sales, these costs declined from 16.0% to 13.6% over the same period.

    TRANSACTION EXPENSES. Transaction expenses were incurred in connection with the Prior Recapitalization.

    STOCK OPTION PURCHASE. The stock option purchase charge in 1997 represents the compensation component of payments made for the cancellation of stock options in connection with the Prior Recapitalization.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations decreased 103.2%, from $11.2 million in 1996 to a loss of $(0.4) million in 1997.

    INTEREST EXPENSE. Interest expense increased 102.7%, from $2.7 million in 1996 to $5.4 million in 1997. The increase was due to the issuance of the Existing Notes on August 20, 1997.

    INCOME FROM CONTINUING OPERATIONS. As a result of the above factors, income from continuing operations decreased 178.3%, from $5.0 million in 1996 to a loss of $(3.9) million in 1997.

    YEAR ENDED JANUARY 3, 1997 VERSUS YEAR ENDED DECEMBER 29, 1995

    NET SALES. Total net sales increased 5.9%, from $68.4 million in 1995 to $72.5 million in 1996. Aerospace Products sales grew 5.9%, reflecting the positive effect of a full year of the deployment of the assets of Haskon acquired in June 1995, which was partially offset by the expiration of a significant supply contract in 1995. Flooring Products sales grew 4.3% as the result of the introduction of new products, price increases of 2.6% and volume increases of 1.0%. Commercial Products sales grew 7.2% due to orders from a new customer and to increased sales of the Company's silicone Custom Products, offset by a decrease in Membrane Products sales due to a customer's deferral of a major liner project.

    COST OF SALES. Cost of sales increased 0.9%, from $49.2 million in 1995 to $49.7 million in 1996. The increase was primarily due to the increase in net sales over the same period. As a percentage of net sales, gross profit increased from 28.0% in 1995 to 31.4% in 1996. The increase of 3.4% was due to the full integration of assets acquired from SFS and Haskon of 1.6%, decreases in the cost of raw materials used in the Company's Flooring Products of 0.9% and general pricing, operational, and overhead absorption improvements of 0.9%. Flooring Products' raw material prices returned to normal levels.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 13.7%, from $10.2 million in 1995 to $11.6 million in 1996. The increase was due to general cost increases to selling expenses associated with expanding Flooring Products into markets in the eastern United States and a full year of selling expenses associated with the assets of Haskon acquired in 1995. As a percentage of sales, these costs increased from 14.9% in 1995 to 16.0% in 1996, because of the time lag between the Flooring expansion spending and the realization of the resultant sales.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations increased 24.5%, from $9.0 million in 1995 to $11.2 million in 1996.

    INTEREST EXPENSE. Interest expense decreased 11.3%, from $3.0 million in 1995 to $2.7 million in 1996. The decrease was due to lower total debt outstanding.

    INCOME FROM CONTINUING OPERATIONS. As a result of the above factors, income from continuing operations increased 95.6%, from $2.6 million in 1995 to $5.0 million in 1996.

INCOME TAX PROVISION

    For the three months ended April 3, 1998, the Company recorded an income tax provision of 40.0% which represents the effective tax rate projected for the full fiscal year 1998. This effective tax rate differs from the federal statutory rate primarily due to state income tax (net of federal benefit) and is consistent with the effective tax rate for the three months ended April 4, 1997.

    For 1996 and 1997, the Company recorded an income tax provision (benefit) of 40.8% and (31.6)%, respectively, which differs from the federal statutory rate primarily due to state income taxes (net of federal benefit) and in 1997 due to an additional provision for federal and state audits. In 1996, the Company settled with the Internal Revenue Service ("IRS") certain issues relating to the Company's income tax returns for 1988 through 1990. As of January 3, 1997, the Company had fully provided for the taxes and interest which are payable as a result of the settlement.

    In addition to the above settlement, in 1997, the Company settled with the IRS certain issues related to the Company's income tax returns for 1992 and 1993. The Company fully provided for the taxes and interest which are payable as a result of the settlement.

    For 1995, the Company recorded an income tax provision of 56.9%, which differed from the federal statutory rate primarily due to state income taxes (net of federal benefit) and due to an additional provision for potential IRS audit adjustments.

IMPACT OF THE YEAR 2000

    Based on a recent assessment, the Company determined that it will be required to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. The Company anticipates completing the Year 2000 project within one year which is prior to any anticipated impact on its operating systems.

    Although the Company is not aware of any material operational issues associated with preparing its internal systems for the Year 2000, there can be no assurance that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems, which include third party software and hardware technology.

MERCER

INTRODUCTION

    The following discussion and analysis should be read in conjunction with the "Selected Historical Consolidated Financial Data" and the audited Financial Statements of Mercer and the notes thereto included elsewhere in this Prospectus.

    Founded in 1958, and headquartered in Eustis, Florida, Mercer is a leading manufacturer of extruded plastic and vinyl products such as vinyl and rubber cove base, transitional and finish mouldings, corners, stair treads and other accessories. Mercer also sells a range of related adhesive products and is a leading supplier to the vinyl cove base and moulding products markets, with a particularly strong sales presence in the eastern United States.

    Historically, revenues in Mercer's business have been driven by both new commercial construction and the continuous repair and remodeling of existing commercial space. Operations have been concentrated in the eastern United States and Mercer has sold primarily extruded plastic and vinyl products. Mercer's Uni-color system offers a complete selection of vinyl flooring accessories to ensure product and color compatibility throughout all flooring projects.

RESULTS OF OPERATIONS

    The following table sets forth certain income statement information for Mercer for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1997 and 1998:

                                         FISCAL YEAR ENDED                                 THREE MONTHS ENDED
                           ----------------------------------------------  --------------------------------------------------
                                      PERCENTAGE              PERCENTAGE                PERCENTAGE                PERCENTAGE
                                        OF NET                  OF NET      MARCH 31,     OF NET      MARCH 31,     OF NET
                             1996        SALES      1997(1)      SALES        1997         SALES        1998         SALES
                           ---------  -----------  ---------  -----------  -----------  -----------  -----------  -----------
                                                                 (DOLLARS IN THOUSANDS)
Net sales................  $  24,558       100.0%  $  24,899       100.0%   $   5,998        100.0%   $   6,204        100.0%
Cost of sales............     17,668        71.9      16,499        66.3        4,042         67.4        3,923         63.2
                           ---------       -----   ---------       -----   -----------       -----   -----------       -----
Gross profit.............      6,890        28.1       8,400        33.7        1,956         32.6        2,281         36.8
Selling, general and
  administrative
  expenses...............      4,668        19.1       4,803        19.3        1,293         21.6        1,294         20.9
                           ---------       -----   ---------       -----   -----------       -----   -----------       -----
Income from operations...      2,222         9.0       3,597        14.4          663         11.0          987         15.9
Interest expense.........        964         3.9       1,661         6.6          228          3.8          701         11.3
                           ---------       -----   ---------       -----   -----------       -----   -----------       -----
Income before income
  taxes..................      1,258         5.1       1,936         7.8          435          7.2          286          4.6
Income taxes.............        675         2.7         777         3.1          174          2.9          114          1.8
                           ---------       -----   ---------       -----   -----------       -----   -----------       -----
Net income...............  $     583         2.4%  $   1,159         4.7%   $     261          4.3%   $     172          2.8%
                           ---------       -----   ---------       -----   -----------       -----   -----------       -----
                           ---------       -----   ---------       -----   -----------       -----   -----------       -----

------------------------

(1) Mercer's selected financial data for 1997 have been presented in two periods because Mercer was purchased by Sovereign from Laporte plc on August 5, 1997 and Mercer's financial data was reported by Laporte plc prior to August 5, 1997 and by Sovereign for the remainder of the year. The total fiscal year 1997 data reflect the effects of the acquisition of Mercer by Sovereign since August 5, 1997 and accordingly, does not purport to be indicative of what Mercer's results of operations for fiscal 1997 would actually have been had the acquisition by Sovereign been completed as of January 1, 1997.

    THREE MONTHS ENDED MARCH 31, 1998 VERSUS MARCH 31, 1997

    NET SALES. Net sales increased 3.4% from $6.0 million for the three month period ended March 31, 1997 to $6.2 million for the same period in 1998. The increase was primarily due to increased prices.

    COST OF SALES. Cost of sales decreased 3.0% from $4.0 million for the three month period ended March 31, 1997 to $3.9 million for the same period in 1998. As a percentage of net sales, gross profit increased from 32.6% to 36.8%. The increase in profit percentage was primarily due to the shifting of raw material purchases away from a manufacturing process.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were unchanged, at $1.3 million for the three month periods ended March 31, 1997 and 1998.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations increased 48.9% from $0.7 million for the three month period ended March 31, 1997 to $1.0 million for the same period in 1998.

    INTEREST EXPENSE. Interest expense increased 207.5% from $0.2 million for the three month period ended March 31, 1997 to $0.7 million for the same period in 1998. The increase was due to the interest charged on long-term debt to the parent company recorded in the August, 1997 acquisition of Mercer by Sovereign.

    NET INCOME. As a result of the above factors, net income decreased 34.1% from $0.3 million for the three month period ended March 31, 1997 to $0.2 million for the same period in 1998.

    YEAR ENDED DECEMBER 31, 1997 VERSUS YEAR ENDED DECEMBER 31, 1996

    NET SALES. Total net sales increased 1.4%, from $24.6 million in 1996 to $24.9 million in 1997. The increase was primarily due to increased prices.

    COST OF SALES. Cost of sales decreased 6.6%, from $17.7 million in 1996 to $16.5 million in 1997. As a percentage of net sales, gross profit increased from 28.1% to 33.7%. The increase in profit percentage was primarily due to the shifting of raw material purchases away from a former affiliate, and secondarily to the vertical integration of a portion of the manufacturing process.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 2.9%, from $4.7 million in 1996 to $4.8 million in 1997. The increase is primarily due to advertising and promotion costs, net of reduced bad debt expense and administrative headcount.

    INCOME FROM OPERATIONS. As a result of the above factors, income from operations increased 61.9%, from $2.2 million in 1996 to $3.6 million in 1997.

    INTEREST EXPENSE. Interest expense increased 72.3%, from $1.0 million in 1996 to $1.7 million in 1997. The increase was due to the interest charged on long-term debt to Mercer's parent company recorded in the August 1997 acquisition of Mercer by Sovereign.

    NET INCOME. As a result of the above factors, net income increased 98.8%, from $0.6 million in 1996 to $1.2 million in 1997.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW. The Company's principal uses of cash are to finance working capital and capital expenditures related to asset acquisitions and internal growth. Burke's net cash used in operating activities was $8.5 million in 1997. Excluding the charge related to the stock option purchase, Burke's net cash provided by operating activities would have been $5.6 million in 1997.

    CAPITAL REQUIREMENTS. The Company, including Mercer post-acquisition, expects to spend approximately $2.0 million during 1998 on capital expenditures not directly related to acquisitions. Cash flow from operations, to the extent available, may also be used to fund a portion of any acquisition expenditures. The Company is actively seeking acquisition opportunities. The Company intends to seek additional capital as necessary to fund potential acquisitions through one or more funding sources that may include borrowings under the Credit Facility described below.

    SOURCES OF CAPITAL. Contemporaneously with the consummation of the Prior Offering, the Company amended the Credit Facility to increase the allowable revolving credit borrowings from $15.0 million to $25.0 million. The Credit Facility will mature in August 2002. Interest on loans under the Credit Facility will bear interest at rates based upon either, at the Company's option, Eurodollar Rates plus a margin of 2.50% or upon the Prime Rate. Loans under the Credit Facility will be secured by security interests in substantially all of the assets of the Company and will be guaranteed by any and all current or future subsidiaries of the Company, which guarantees are secured by substantially all of the assets of the subsidiaries. The Credit Agreement contains customary covenants restricting the Company's ability to, among other things, incur additional indebtedness, create liens or other encumbrances, pay dividends or make other restricted payments, make investments, loans and guarantees or sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity. The Credit Agreement also contains a number of financial covenants that require the Company to meet certain financial ratios and tests and provide that a "change of control" will constitute an event of default. For a more complete description of the Credit Facility, see "Risk Factors--Significant Leverage and Debt Service," "--Ranking of Senior Notes; Asset Encumbrance," "--Restrictive Covenants" and "Description of Credit Facility."

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    The Company anticipates that its principal use of cash following the Mercer
Acquisition will be working capital requirements, debt service requirements and capital expenditures as well as expenditures relating to acquisitions and integrating acquired businesses. Based upon current and anticipated levels of operations, the Company believes that its cash flow from operations, together with amounts available under the Credit Facility, will be adequate to meet its anticipated requirements for the foreseeable future for working capital, capital expenditures and interest payments.

    In June 1997, the FASB released Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"). FAS 131 will change the way companies report selected segment information in annual financial statements and also requires companies to report selected segment information in financial statements and selected segment information in interim financial reports to stockholders. FAS 131 is effective for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact of application of the new rules on the Company's consolidated financial statements.

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                                    BUSINESS
                                    OVERVIEW

SUMMARY

    Burke, headquartered in San Jose, California, is a leading, diversified manufacturer of highly engineered rubber, silicone and vinyl-based (herein "elastomer") products. Through its vertically integrated operations and reputation for quality elastomer-based products, Burke has become (i) the largest domestic producer of precision silicone seals for commercial and military aircraft ("Aerospace Products"), (ii) a leading nationwide producer of both rubber and vinyl cove base and floor covering accessories for commercial and industrial applications ("Flooring Products") and (iii) a value-added producer of high-performance silicone hose, roofing and membrane products for the heavy-duty truck, commercial building and fluid containment industries, respectively ("Commercial Products").

    The Company has grown through new product development and the successful integration of acquired product lines and production assets. As a result, net sales increased from $36.4 million in 1993 to $90.2 million in 1997.

    On April 21, 1998, the Company acquired all of the outstanding capital stock of Mercer from Sovereign pursuant to a Stock Purchase Agreement among the Company, Sovereign and Mercer, dated March 5, 1998. Mercer is a leading manufacturer of extruded plastic and vinyl flooring products such as vinyl cove base, transitional and finish mouldings, corners, stair treads and other accessories. On a pro forma basis, after giving effect to the Mercer Acquisition as if it had occurred on January 4, 1997, Burke would have generated $115.1 million and $22.4 million in revenues and EBITDA, respectively, in 1997. See "Acquisition of Mercer" and "Unaudited Pro Forma Combined Financial Statements."

    Mercer represents the fifth acquisition completed by Burke's current management team over the last five years. Burke's integration of these acquisitions has led to a dominant position in the aerospace seals market, opened new markets for its Flooring Business, improved operating efficiencies, consolidated overhead and strengthened technical capabilities. Management intends to continue to evaluate potential acquisitions as a way to augment Burke's internal growth and expand and strengthen existing product lines and its distribution and technological capabilities.

AEROSPACE PRODUCTS

    Burke is the largest domestic producer of precision silicone seals used at airframe and internal component junctures in commercial and military aircraft. Burke's seals are specified on virtually all major domestically produced commercial aircraft, including every aircraft series manufactured by Boeing and on substantially all United States military aircraft including cargo, fighter and bomber series airplanes and several helicopter models. As a result, Burke's products have been designed into some of the most successful commercial and military aircraft in the world, including the Boeing 717, 737, 747, 757, 767 and 777, the McDonnell Douglas DC and MD series, the Northrop Grumman F-14 and the Lockheed Martin L1011. Burke bases its belief that it is the largest domestic producer of certain components used in commercial and military aircraft upon internal analysis and informal feedback from customers and competitors.

    Products are engineered to customer specifications for selected aircraft body and engine models and are generally made from custom tooling maintained and controlled by Burke for use over the life of the specific aircraft program. Burke benefits from a lengthy product-demand cycle, which can remain active for as long as 30 years, driven by new aircraft assembly and retrofit and maintenance projects. Retrofit and maintenance projects accounted for approximately one-third of the Company's 1997 Aerospace Products sales.

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    The Aerospace Products business also manufactures low-observable, radar-absorbing seals and exterior tapes and coatings for stealth military aircraft and other military applications. These products are currently in use on the B-2 bomber and will also be used in the F-22, which is being developed to replace the F-15 as the premier fighter in the United States military arsenal.

    Aerospace Products sales increased from $3.6 million in 1993, the year that Burke first entered the aerospace market with its purchase of assets of Purosil, to $31.2 million in 1997, accounting for approximately 34.6% of the Company's total net sales in 1997. Management believes the Aerospace Products business is well positioned to benefit from the strong increase in commercial aircraft build rates currently occurring and projected by industry analysts to continue, along with the associated retrofit, refurbishment, replacement and upgrade projects that are required over the life of the aircraft. See "Risk Factors-- Importance of Key Customers to the Aerospace Products Business."

FLOORING PRODUCTS

    Through its Flooring Products business, Burke is a leading nationwide producer of floor covering accessories for commercial and industrial applications. Burke has historically been the dominant supplier of rubber cove base (floor border that joins flooring or carpet to a wall), manufactured under the name BurkeBase, and other rubber-based flooring accessories for commercial and industrial applications in the western United States. The acquisition of Mercer significantly expands Burke's product offerings and distribution capabilities given Mercer's historically strong presence as a manufacturer of vinyl cove base and other vinyl-based flooring accessories in the eastern United States.

    Both Burke's and Mercer's principal product offerings include vinyl cove base and rubber cove base, tile, stair treads, corners, shapes and other flooring accessories. Demand for the Company's cove base is driven by new commercial construction, remodeling, redecorating and general maintenance. During periods of slower growth in new commercial construction, remodeling and redecorating activities tend to increase, providing stable overall demand for the Company's products. Flooring Products sales were $23.5 million in 1997, comprising 26.0% of the Company's total net sales in 1997.

    Management believes that the Company's acquisition of Mercer, which is already well established as a leading supplier of vinyl wall base and moulding products lines in the eastern United States, will enable it to increase revenues through the increased penetration of existing markets and the expansion of its product line to markets where vinyl cove base is more popular than rubber cove base, such as the midwestern and eastern United States.

COMMERCIAL PRODUCTS

    Burke's expertise in the mixing, blending and formulation of silicone and organic rubber compounds has established its Commercial Products business as a growing, value-added supplier of elastomer products for use in both intermediate and end products. The Commercial Products business is comprised of three primary product lines: (i) high-performance silicone truck hoses for heavy-duty trucks and buses marketed under the Purosil brand name, (ii) membranes for commercial roofing and fluid containment systems marketed under the Burkeline trade name and manufactured from DuPont's patented Hypalon polymer material and (iii) precision-formulated custom products and sheet goods that utilize Burke's extensive formulation and production capabilities for use in end-product elastomer applications. Commercial Products net sales increased from $14.8 million in 1993 to $35.5 million in 1997, and represented 39.4% of the Company's total net sales in 1997. Management believes that the Commercial Products business has significant growth potential primarily through the expansion of the Purosil line of high-end hoses to new customers and channels of distribution and the development of new applications for the silicone custom product line.

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
COMPETITIVE STRENGTHS

    Burke has secured a strong competitive position in each of its specialized market segments. Burke is the largest provider of aerospace seals to the domestic commercial and military aerospace industries and also maintains strong positions in its flooring, roofing and membrane, truck hose and custom product lines. These competitive positions are sustained through the following strengths.

    ESTABLISHED CUSTOMER RELATIONSHIPS. The Company enjoys long-term relationships with many of its customers in each of its markets. These relationships, whether built by Burke over its long history or assumed in recent asset acquisitions, provide the Company with a stable base from which to pursue future expansion and give Burke a significant advantage over potential competitors seeking to enter the Company's markets. Several of the Burke trademarks and trade names (BurkeBase, Burkeline, SFS, Haskon and Purosil) are widely recognized by end users and distributors and are generally associated with superior levels of quality and customer service in their respective markets. Pursuant to the Mercer Acquisition, the Company will also be acquiring Mercer's strong relationships with distributors in the eastern United States and Mercer's trade name Uni-Color-Registered Trademark- color matching system, which is a strong brand name in the flooring business.

    DIVERSE REVENUE BASE. The Company's products are used in a wide variety of industries and applications and a significant share of the Company's revenue is derived from the repair and replacement market for its products, including aerospace seals and tape, cove base, truck hoses and fluid containment membrane. Replacement demand is typically less affected by slower economic periods. Management believes that this diversity has and will continue to mitigate the effect of economic fluctuations.

    TECHNOLOGICAL LEADERSHIPS IN ELASTOMER-BASED PRODUCTS. Burke is widely recognized as a technological leader in elastomer-based products due to its strong engineering, design and research capabilities. Burke has 25 specialists in its engineering, design and laboratory departments devoted to new product development and product cost reduction. Management believes that its aerospace technical staff is significantly larger than those of its direct competitors, providing the Company with a competitive advantage in pursuing and maintaining relationships in the technologically advanced defense and commercial aerospace industries.

    VERTICALLY INTEGRATED PRODUCTION CAPABILITIES. Burke has vertically integrated production capabilities that enable it to transform raw organic rubber and silicone gum into a diverse array of finished products. This capability allows management more direct control over the Company's product development, cost structure and quality requirements, providing a competitive edge in its targeted market segments and enables Burke's Commercial Products business to selectively participate in market segments as a value-added, intermediate supplier to other elastomer product producers and users.

    EXPERIENCED MANAGEMENT TEAM. The management team has extensive experience both with the Company and within the industry and encompasses a balance of both senior leadership and a strong group of young managers. This management team has successfully managed the Company's continuing vertical integration efforts and acquired five independent operations since 1993.

BUSINESS STRATEGY

    Burke intends to capitalize on its aforementioned competitive strengths in a variety of ways in each of its major market segments. Key components of this strategy for each of the Company's businesses include:

AEROSPACE PRODUCTS

    - PENETRATE INTERNATIONAL MARKET FOR AEROSPACE SEALS. Management believes that the Company is the largest domestic aerospace seal manufacturer and has the production capacity to market beyond the United States. With the Company's recent acquisitions dramatically increased production capacity

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      and, as a result, the Company recently sought and was successful, in being designated as a qualified parts manufacturer for a large subcontractor of Airbus.

    - FOCUS ON VALUE-ADDED MANUFACTURING. Management intends to further increase its participation in the trend towards integrating higher levels of processing and finishing to products before shipping to OEMs.

    - MAINTAIN STRONG RELATIONSHIPS WITH LEADING PRIME CONTRACTORS. Management believes that its existing relationships with leading prime military contractors have positioned the Company to continue to participate in "next generation" stealth military programs, including the Joint Strike Fighter currently being developed for NATO, through the sale of low-observable seals and tape.

FLOORING PRODUCTS

    - BROADEN DOMESTIC DISTRIBUTION OF FLOORING PRODUCTS. Although the Company is the dominant producer of rubber cove base in the western United States, the Company believes it can successfully expand this product line into other geographic regions by offering the full complement of its rubber and newly acquired vinyl flooring products and by capitalizing on the strong presence in vinyl flooring products that Mercer has already established in the eastern United States.

    - LEVERAGE BRAND NAME RECOGNITION AND EXISTING DISTRIBUTION CHANNELS. The Company intends to continue to capitalize on the BurkeBase trade name by expanding and upgrading its existing product line. In addition, the Company intends to capitalize on the strong brand name established by Mercer in the flooring business with Mercer's unique
      Uni-Color-Registered Trademark- color matching system. The Company also believes that it can leverage its strong distribution network for its flooring products through the introduction of flooring accessories. For example, the Company's new BurkeEmerge product line of photoluminescent emergency lighting is an alternative to strip lighting at a 70% lower cost. Emergency lighting is increasingly being utilized due to heightened public awareness of the dangers that can result from unlit corridors and confusing exit signs.

COMMERCIAL PRODUCTS

    - INCREASE PENETRATION OF PUROSIL SILICONE HOSES. The Company believes the growth opportunities for its Purosil silicone hoses have not yet fully been developed, particularly in the heavy-duty truck and bus aftermarket. New initiative includes increasing customer share at a major new private-label customer, initiating production of silicone hoses for a major new OEM customer, and expanding into new product lines.

    - PROMOTE ADDITIONAL HYPALON APPLICATIONS. Management is continuing to work with DuPont to promote Hypalon as a durable and environmentally sound liner product suitable for new water-containment applications.

    In addition to these internal growth strategies, the Company intends to seek selective acquisitions, such as the Mercer Acquisition, where it can expand and strengthen existing product lines and its distribution and technological capabilities. The Company believes that certain market niches in which it competes are highly fragmented, with a number of manufacturers that would make attractive acquisition candidates.

INDUSTRY OVERVIEW

    Virtually every industry contains applications for elastomeric products. These products are used wherever there is a need for materials that are flexible, yet retain their original shape and other properties. Elastomeric products tend to be a small portion of the total cost of any product, yet can be critical to a successful design. The Company believes that the demand for elastomeric products will continue to grow as the performance requirements of various products are increased.

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
    The Company serves a number of industries with significant usage of highly-engineered elastomer-based products, including organic rubber, silicone rubber and vinyl. Customers in these industries value quality, on-time performance, and the ability to provide technical problem-solving capabilities. The increasingly complex product design effort of companies in these and other industries provides ongoing and new opportunities for elastomeric product applications. The Company believes that its technical resources, experience, and reputation provide it with a competitive advantage in seeking to provide products to these industries.

                                    HISTORY

    The Burke Rubber Company was founded in 1942 as a family-owned manufacturer of custom industrial rubber products. By the early 1950s, Burke manufactured a proprietary line of rubber floor tile and cove base as well as custom-molded rubber products. The Burke product line subsequently grew to include flexible membrane products for industrial uses, as well as engineered elastomer-based products for defense-related applications. In 1970, Burke developed an improved roofing and fluid barrier technology based upon DuPont's patented Hypalon elastomer polymer. The Company was renamed Burke Industries, Inc. in 1972 to reflect its broadened base of business. In August 1997, the Company entered into the Prior Recapitalization pursuant to which the Company was recapitalized by means of a merger and JFLEI and its affiliates became the owners of approximately 65% of the common equity of the Company, without giving effect to shares issuable upon conversion of Convertible Preferred Stock and the exercise of certain options issued to management of the Company. See "The Prior Recapitalization."

    The Company began expanding beyond its traditional product lines with its acquisition of the silicone-based aerospace seal and automotive hose production assets of Purosil in March 1993. In 1995, recognizing that the seals segment of the aerospace industry was fragmented and ripe for consolidation, Burke sought to expand its position in the category through the acquisition of assets of two former industry leaders that were then experiencing financial difficulties:
California-based SFS Industries and Massachusetts-based Haskon Corporation. Purosil, SFS and Haskon had each been an independent producer of precision silicone aerospace components, and together had over 100 years of service to the commercial and military aerospace industry.

    In the Flooring Products division, the Company expanded its product lines through the purchase of Kentile's vinyl cove base production assets in April 1996. In addition, on March 5, 1998, the Company entered into a Stock Purchase Agreement with Sovereign pursuant to which the Company agreed to acquire from Sovereign all of the outstanding capital stock of Mercer for an aggregate of $35,750,000, subject to working capital and other adjustments. Through the Mercer acquisition, the Company will add significant depth to its already strong product and distribution lines and product development capabilities. In particular, management believes that Mercer's highly successful vinyl wall base and moulding product lines and strong presence in the eastern United States will complement the Company's position as the dominant producer of rubber cove base and floor covering accessories in the western United States.

    Burke's integration of these acquisitions has led to a dominant position in the aerospace seals market, opened new markets for its Flooring Products business, improved operating efficiencies, consolidated overhead and strengthened technical capabilities.

                              PRODUCTS AND MARKETS

    Burke is a leader in a number of markets where the Company's vertically integrated production capabilities and design, engineering and manufacturing expertise result in a strong competitive position. The Company currently serves markets for aerospace components, floor covering accessories and a variety of other commercial products.

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AEROSPACE PRODUCTS

    Operating out of Santa Fe Springs, California and Taunton, Massachusetts, Burke, through its Aerospace Products business, is the leading domestic manufacturer of two principal product lines: highly engineered elastomer-based seals for commercial and military aircraft and low-observable, radar-absorbing materials for stealth military applications. Burke's non-stealth aerospace components are marketed under the SFS and Haskon trade names.

    PRODUCTS

    Burke's major aerospace seals products include: aerodynamic seals for commercial and military airframes, firewall seals for aircraft engines and nacelles, aircraft door and hatch seals, inflatable seals for cockpit canopies and large openings, aircraft window seals, and aircraft conductive seals for electromagnetic interference survivable conditions. Burke's product line ranges from the most basic extruded seals, costing an average of $30 to $40, to exceptionally complex seals which may cost in excess of $10,000. Burke's design and engineering teams have a history of developing solutions for difficult sealing and shielding problems. Burke's silicone seals are also reinforced (if required) with a variety of materials including Kevlar, Dacron, Nomex, ceramic cloth, fiberglass, conductive fabrics, metal mesh, nylon and other materials which accommodate their demanding applications.

    During the late 1980s and early 1990s, SFS invested significant capital towards the research and development of radar-absorbing and signature-masking composite materials. This initial research and development established SFS as the technological leader in this niche defense-related area. Burke has continued the development of this technology since its acquisition of SFS in 1995. Generally, Burke works on an exclusive basis with the United States military to test and develop these highly engineered and technical materials. Once a contract has been awarded, Burke has historically become the sole supplier to the United States government as an approved defense contractor. Based on its history and the Company's proven record in this area, management believes that Burke will remain a critical partner in product development opportunities in this sector. Burke maintains a classified area within the Santa Fe Springs facility where stealth technology products are developed, manufactured and tested.

    MARKETS AND CUSTOMERS

    Burke's silicone seals are sold directly to manufacturers of commercial and military aircraft, aerospace component distributors and the United States government. Burke has maintained its leading position in this market through its advanced in-house design, engineering, technical and production capabilities coupled with superior customer service. The engineering staff at Burke works directly with OEMs to design custom silicone sealing applications. Burke's aerospace products are designed by Burke engineers in accordance with precise OEM specifications and quality requirements. Products are rigorously tested against ISO and OEM standards by Burke and its customers before final approval. In 1997, the top five customers of the Aerospace Products division accounted for $22.1 million in net sales, representing 24.5% and 70.8%, respectively, of the Company's total and the Aerospace Product division's net sales in that year.

    Boeing is the single largest customer of Aerospace Products, and management believes Burke is likewise the leading supplier of these products to Boeing. Boeing currently controls over 60% of the worldwide commercial passenger aircraft market and is enjoying a dramatic expansion in its backlog and orders. In addition to Boeing, the Company produces seals for every major commercial aircraft manufacturer in the world and for substantially all major military manufacturers in the United States, including McDonnell Douglas, Lockheed Martin, Northrop Grumman, Airbus Industries, Pratt & Whitney, General Electric, Gulfstream, Rohr, Bombardier and Textron. As a result, Burke's products have been designed into some of the most successful commercial and military aircraft in the world, including the Boeing 717, 737, 747, 757, 767 and 777, the McDonnell Douglas DC and MD series, the Northrop Grumman F-14 and the Lockheed Martin L1011.

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    Burke's advanced Aerospace Products business has successfully introduced several technologies in use by branches of the United States Navy, Air Force and Army. These include radar-absorbing seals, tapes and other composite materials utilized on the B-2 bomber, the F-22 fighter and naval surface ships. Ground-based applications are also being developed in conjunction with United Defense. The Burke radar-absorbing material technology has potentially much broader applications than are currently in use, and the Company is presently involved in initiatives that management believes will greatly expand the market for its Advanced Aerospace Products business.

    The Northrop Grumman B-2 radar-resistant tape program presents a potential opportunity for expansion of Burke's aerospace business. Burke's revenues from this program are generated both by new aircraft production and by replacement tape applied as part of the repair or scheduled maintenance of the aircraft. Burke has also been qualified to supply the F-22 program. The F-22 is the latest generation United States Air Force fighter aircraft and is designed to replace the F-15 as the premier fighter in the United States military arsenal in approximately four to five years. However, both the B-2 bomber and the F-22 fighter are subject to continuous budgetary scrutiny and Burke's ability to expand its aerospace business could be limited if either of these programs were to be curtailed or eliminated. See "Risk Factors--Government Procurement Policies."

    The advanced Aerospace Products business is also in the second phase of redesigning the original "over-wing-fairing" seal for the B-1 bomber. This redesign will proceed with the sale by the Company of working models of the seal to the United States government in mid 1998. The Company has also bid on a contract to develop seals for the new Joint Strike Fighter program. Both Boeing and Lockheed Martin have been selected as the finalists for this program which is ultimately expected to procure approximately 3,000 multi-service aircraft for the United States Air Force, Marine Corps and Navy and the United Kingdom Royal Navy. The program is scheduled for production after the year 2005.

    COMPETITION

    Burke is the largest domestic supplier of highly-engineered silicone seals for the aerospace OEM market and aftermarket. Burke's domestic competitors are primarily small, privately-held companies which generally lack Burke's track record, long-term OEM relationships and capabilities. These competitors include Kirkhill Rubber Company, Chase-Walton Elastomers, Inc. and Elastomeric Silicone Products, which was purchased by Bestobell Aviation in August 1997. Management believes that each of Burke's competitors had silicone aerospace seals revenues that were significantly less than the Company's revenues from those products in 1997. Additionally, the Company has two principal European competitors, Dunlop France S.A. and Bestobell Aviation, of the United Kingdom, which enjoy significant market share among European aircraft manufacturers, including Airbus Industries.

    Management believes that Burke's long-standing customer relationships, unique design capabilities and superior product quality will continue to support its position as the leading supplier of engineered silicone seals within this fragmented market.

    Burke is one of only a few companies with the combination of knowledge and manufacturing capabilities required to develop, test and manufacture engineered elastomer-based products to military specifications. Many of Burke's Advanced Aerospace Products are classified in nature, and in many cases project leaders return to previous classified product suppliers for a preliminary assessment of future development opportunity.

    GROWTH AND OPPORTUNITIES

    The strong expansion in 1997 commercial aircraft build rates is expected to continue and to drive long-term growth within Burke's Aerospace Products business. Boeing and other aircraft producers continue to experience strong demand for new aircraft. According to recent publications, Boeing expects to deliver over 500 new aircraft in 1998, compared with 374 in 1997. This increase in deliveries is the

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
continuation of what many industry analysts believe is a prolonged industry upturn. See "Risk Factors-- Importance of Key Customers to the Aerospace Products Business."

    The demand for new aircraft is being driven by increases in passenger miles traveled and an aging aircraft fleet worldwide. The Aerospace Industries Association reports that approximately 3,900 existing aircraft will require replacement over the next 20 years due to age, regulations and prohibitive maintenance costs. The two largest commercial aircraft manufacturers, Boeing and Airbus, have recently released their annual market forecasts which corroborate this view. Management believes that the continuing need for aircraft replacement parts and upgrades will provide ongoing sales opportunities for Burke over the life of the aircraft due to Burke's proprietary, in-house tooling for specified seals and related components. As an OEM-specified supplier of multiple seals and related components to a variety of aircraft, Burke should benefit from a substantial installed base for future retrofit and refurbishment projects.

    Defense-related applications are also expected to provide significant, ongoing growth. Lockheed Martin is the primary contractor for the F-22 program and has been selected as a finalist, along with Boeing, to develop the Joint Strike Fighter for the United States military and the United Kingdom Royal Navy. Management believes that Burke's existing supplier relationships with both of these prime contractors will provide opportunities to participate in these and other future program developments.

    Burke management is also participating in a trend towards more value-added manufacturing for aerospace OEMs by integrating higher levels of processing and finishing to components before shipping to OEMs. Burke is encouraging this higher value-added, higher margin practice with several of its customers in an effort to strengthen its position as a long-term key supplier.

    Burke is currently cooperating with United Defense to develop and test products that utilize the Company's signature-masking stealth capabilities for conventional ground-based military applications. Management is optimistic that one or more of these concepts will receive federal funding and become important products for Burke. Management has committed significant technical, engineering and production resources to the Advanced Products division and believes that programs from this division have the potential to generate substantial revenues and profitability going forward.

FLOORING PRODUCTS

    Burke is the leading producer and distributor of specialty rubber flooring accessory products for use in commercial markets in the western United States. Burke's trademark BurkeBase has enjoyed a dominant market share in that region since the early 1950s and is well known throughout the industry. In addition, Burke extended its BurkeBase flooring product lines beyond rubber products through its 1996 acquisition of the vinyl cove base production assets of Kentile. Kentile was a nationally recognized producer of vinyl cove base and flooring products which were sold into the commercial construction and refurbishment markets. Burke purchased the cove base manufacturing assets and subsequently relocated them to its San Jose, California facility.

    Burke is continuing the trend of extending its Flooring Products lines beyond rubber products through the Mercer Acquisition. Founded in 1958, and headquartered in Eustis, Florida, Mercer is a leading manufacturer of extruded plastic and vinyl products such as vinyl and rubber wall base, transitional and finish mouldings, stair treads and other accessories. Mercer also sells a range of related adhesive products. Mercer's product and distribution lines strongly complement the Company's Flooring Products business. While the Company is the dominant producer of rubber cove base and floor covering accessories in the western United States, Mercer is a leading supplier to the vinyl wall base and moulding products markets and has a particularly strong sales presence in the eastern United States. The Mercer Acquisition will result in many synergies including strengthening the Company's presence in the eastern United States in both the rubber and vinyl flooring products markets, as well as providing for economies of scale and shared resources. The integration of Burke's newly acquired vinyl cove base products from Kentile and Mercer significantly enhances Burke's national market position in flooring accessories given vinyl's broad appeal in

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
geographic regions where rubber products have traditionally been less popular. See "Acquisition of Mercer."

    PRODUCTS

    Burke's Flooring Product line consists of a variety of commercial rubber and vinyl flooring products and accessories including rubber and vinyl cove base, flooring tiles, stair treads, corners, shapes, special application adhesives and newly developed luminescent emergency lighting accessories sold under the BurkeEmerge trademark. Burke flooring and flooring accessory products are generally recognized by architects, builders, and contractors as the highest-quality commercial rubber flooring and flooring accessory products available in terms of construction, durability and ease of installation. In its principal markets, BurkeBase is utilized in most commercial applications using resilient tile flooring and virtually all commercial applications involving carpeting. Other Burke flooring products are employed in commercial and institutional settings where durability and resilience are of primary importance.

    The addition of commercial vinyl cove base production capabilities from the acquisition of the Kentile assets in 1996 was an important complement to Burke's product offerings, and the Mercer Acquisition further complements Burke's Flooring Products line and geographic distribution. Rubber flooring products are generally more expensive than vinyl products due to their material and manufacturing cost but yield a longer-lasting product. However, vinyl flooring products are extremely popular for less demanding applications and are the predominant commercial flooring construction material in geographic regions outside of the western United States. The addition of a vinyl cove base product line creates a lower-cost, complementary offering targeted at less demanding, more cost-sensitive applications.

    New product developments, including profile stair treads, tiles and other shapes, are becoming increasingly important components of the Flooring Products business as well. For example, Burke previously sourced its profile tile from an offshore manufacturer of specialty flooring products. However, in 1996 the Company invested in production machinery and tooling necessary to manufacture profile tile in the San Jose facility. This investment will enable Burke to service this market in a more responsive and price-competitive manner.

    Utilizing a proprietary, patent-pending system developed by Burke, the BurkeEmerge safety strips are photoluminescent runners which can be attached to cove bases in corridors, on stairwell treads and hand rails, around doors, windows and signs and in basements, providing up to eight hours of illumination and leading people to building exits in the event of a power failure. Unlike conventional emergency lighting, BurkeEmerge requires no batteries or other electrical power source. These safety strips serve a market for internal emergency exit aids that has grown due to heightened public awareness of the dangers that can result from unlit corridors and confusing exit signage. BurkeEmerge is available in a variety of colors and can be easily installed over existing cove base, making it suitable for new construction as well as emergency retrofitting applications.

    The Mercer Acquisition adds significant depth to Burke's already strong product lines. With over thirty years of extrusion experience, Mercer has developed a strong brand name in the flooring business. Among other things, Mercer has been a pioneer in the market for flooring profiles with its unique Uni-Color color matching system. In addition, Mercer possesses a unique coextrusion process which lowers manufacturing costs while maintaining a high level of quality in its products. In total, Mercer manufactures and sells approximately 116 products including:

    - STANDARD VINYL: Standard wall bases and corners extruded in vinyl.

    - MOULDINGS: Used on floors for transition between carpets, wood and cement.

    - RUBBER BASE: Low gloss and rubber-like base products which are similar to vinyl and rubber base products.

    - STAIR TREADS AND NOSINGS: Stair treads, various edgings and non-slip surfaces.

    - MIRROR FINISH: High-gloss finish products which are sold principally to large retail outlets.

    - MARINE/OTHER: Marine bumpers, waterstop products, complementary adhesive products.

    MARKETS AND CUSTOMERS

    Prior to the Mercer Acquisition, Burke's Flooring Products have been sold primarily to dealers and distributors in the western United States and through a network of flooring products distributors in other regions. BurkeBase products are mostly found in commercial and industrial buildings in the western United States, where the Company enjoys a dominant market share, including an estimated 80% share of the commercial rubber cove base market in California. In addition to the San Jose manufacturing facility, the Company has distribution facilities in Santa Fe Springs, California and in Bensonville, Illinois, and has hired additional sales personnel to expand the Company's historically regional focus. In 1997, the top five customers of the Flooring Products division accounted for $7.7 million in net sales, representing 8.5% and 32.8%, respectively, of Burke's total and the Flooring Product division's net sales in that year. Sales in the western United States accounted for over 80% of Burke's Flooring Products sales in 1997.

    As vinyl cove base is more widely used than rubber cove base at the national level, the introduction of a Burke vinyl cove base product combined with Burke's acquisition of Mercer, with its already established vinyl base products lines and significant market share in the eastern United States, are expected to create significant opportunities beyond Burke's traditional product line and geographic territories. Mercer's customers are wholesale, full-line, and supply flooring distributors and select national and export accounts. Mercer's customer base includes 255 distributors nationwide, the top ten of which enjoy long-standing relationships with Mercer. Geographically, Mercer's sales are distributed throughout the United States with approximately 67% in the eastern and central United States and approximately 15% internationally in 1997. Mercer's sales were $24.9 million in 1997.

    COMPETITION

    While there are a number of companies, both large and small, servicing the floor covering market, Burke is the largest producer of rubber cove base in the western United States. Burke's focus over many years on this specialized niche has created significant brand awareness and customer loyalty. The Mercer Acquisition increases Burke's competitive advantage by adding several new vinyl-based product lines that have significant brand awareness and customer loyalty in the eastern United States. Both Burke's and Mercer's primary competitors in flooring accessory products include Roppe Corporation, Johnsonite, Flexco and Vinyl Plastics Incorporated.

    GROWTH AND OPPORTUNITIES

    While Burke enjoys the leading share of the western United States rubber cove base market, management believes there are opportunities to increase its national presence through promotional and incentive-based distributor programs and by capitalizing on Mercer's already strong presence in the eastern United States in the vinyl wall base and moulding products markets. The continued development of the Company's own vinyl product line, in combination with the Mercer Acquisition, will allow the Company to penetrate the eastern United States markets where vinyl has historically been preferred. Burke's distributor organization is being strengthened as Burke adds new distributors who have established long-standing relationships with Mercer in the eastern United States and as new distributors in the western United States either take on Burke as a new supplier due to its new vinyl production capabilities or, in an effort to consolidate their supplier base, allow Burke, as its existing rubber flooring products supplier, to displace other vinyl flooring products suppliers.

    A relatively small portion of Burke's Flooring Products sales are currently made outside of the western United States, although the market for rubber cove base nationwide is estimated by management at approximately $100 million. Management believes that its new vinyl product line and midwestern distribution center, and its acquisition of Mercer, will increase Burke's scope and presence in the midwestern and eastern regions. These initiatives, along with Burke-produced profile tile and BurkeEmerge safety luminescent products, are expected to support the ongoing growth within and beyond Burke's traditional markets.

COMMERCIAL PRODUCTS

    Burke's Commercial Products business serves end markets with both intermediate and finished silicone and organic rubber-based compounds and products.

    PRODUCTS

    PUROSIL PRODUCTS. Burke manufactures and markets a wide range of private label and Purosil-branded engineered silicone hose products for high-pressure, heat-sensitive applications. These high-performance products are sold primarily to OEMs and the aftermarket for heavy-duty trucks and buses. Burke was the first silicone hose producer in the industry to become ISO 9002 certified and is preparing for QS 9000 certification. The Company guarantees the performance of certain higher quality silicone truck hoses for 1,000,000 miles and experiences negligible product returns and warranty claims each year. The Company also manufactures silicone hose products for applications in the powerboat, potable water and food service industries.

    New product development is an important focus within this group. Purosil has responded to recent market demand with newly designed charged-activated-coupling and knitted hose products for specific applications within the Class 8 truck market. These additions are expected to strengthen the silicone hose product line and increase Burke's penetration of the OEM market.

    Burke plans to lease an additional facility of approximately 45,000 square feet beginning in mid 1998. This facility will be devoted to the manufacture and distribution of Purosil products and should help to increase efficiency and customer service levels for all of the Company's silicone-based products.

    MEMBRANE PRODUCTS. Burke's membrane products business utilizes the Company's elastomer-based manufacturing expertise to produce high-end, single-ply commercial roof-covering systems and flexible liner membranes. Commercial roofing systems are sold into the new roofing and re-roofing markets under the Burkeline trade name and have been installed in large and small commercial and institutional facilities around the world. The Company's membrane products are also used as reservoir liners and floating potable and waste water covers.

    Burke's roofing and liner membrane systems are designed with DuPont's patented Hypalon polymer material, which is an extremely durable and flexible material, widely regarded as the highest-quality single-ply product available in the commercial roofing and membrane market. Burke's membrane products typically incorporate structural fabric laminated between thin layers of Hypalon. Burkeline roofing systems are installed by Burke-approved contractors and technical assistants and are fully warranted for up to 20 years.

    Membrane liners and covers are used primarily for protective purposes in potable water and wastewater projects. The liners and covers are most often used to protect against contamination of potable water during its storage and transfer. Hypalon is one of the few polymers which meets environmental standards regarding sanctioned potable water contact materials. Burke's in-house technical and engineering groups work directly with municipal engineers and with distributors and fabricators to assist in the design, testing and selection of the final product. Burke also manufactures and provides a full line of custom-made shrouds, gas vents, adhesives and other components necessary to produce a complete system package.

    CUSTOM PRODUCTS. The custom products group within Burke's Commercial Products division has capitalized on the Company's sophisticated formulation and production capabilities to become a value-added partner that collaborates closely with its customers in designing application-specific advanced products in both the silicone and organic rubber products markets. The group focuses on identifying high-margin products that complement its existing product lines and utilize excess production capacity. These custom products are typically complex blending and compounding formulations serving as intermediate or finished products for manufacturers of specialty rubber products and include oil drilling equipment components, road tape, rocket motor insulation and surface ship bow domes.

    MARKETS AND CUSTOMERS

    Management believes that the Company is the only approved supplier of silicone hoses to Mack Trucks. Burke's automotive hose products are also designed and specified into model builds of other major Class 8 truck OEMs including Peterbilt and Freightliner.

    Burke's membrane roofing products are sold both to distributors and directly to end-users who favor higher-quality roofing systems and who select Burke based on its reputation for quality. These roofing systems are typically employed in high value-added applications where quality, as measured by durability and ease of maintenance, is critical.

    Burke's liner membrane products are used in applications which are typically outsourced by municipalities on a bid basis and take several months to complete. Burke's covers and liners are sold to distributors and fabricators who heat weld the Hypalon-constructed sheets together to create a final product. It is not unusual for Burke to work with multiple distributors who are bidding for the same municipal project.

    Most of Burke's customers of the custom products unit are repeat users and range from large industrial companies to niche manufacturers producing specialized elastomeric products. Burke has developed long-standing relationships with a broad base of customers as a supplier of both intermediate and finished products whose technical complexities are suited to its unique capabilities. Burke markets these products using direct and independent sales representatives in both the United States and Europe. In 1997, the top five customers of the Commercial Products division accounted for $11.7 million in net sales, representing 12.9% and 32.9%, respectively, of the Company's total and the Custom Product division's net sales in that year.

    COMPETITION

    The marketplace for engineered silicone hose applications is supplied by three principal companies: Flexfab Horizons International, Thermopol Incorporated and the Company.

    In both roofing and liner systems, Burke competes with other Hypalon-based product manufacturers and with lower-cost alternatives. Leading manufacturers of these alternative systems include JPS Elastomerics Corp. and Carlisle Companies, Inc. Each has significant single-ply membrane roofing businesses and emphasize their membrane products manufactured from alternative materials as lower-cost, higher-volume products. Their Hypalon offerings represent a small portion of their aggregate sales.

    There are a number of manufacturers that compete in custom-mixing and product formulation business, although management believes that only a few match Burke's comprehensive capabilities in terms of its research, design, materials compounding, engineering and laboratory testing resources. Burke's custom products product line has developed a reputation for solving complex formulation problems and is staffed with experienced compounding professionals.

    GROWTH AND OPPORTUNITIES

    Management believes that the Commercial Products division has significant growth potential. The Company's Purosil line of silicone truck and industrial hose is expected to command an increased share of the market based on its development of new clients and new distribution channels. New initiatives include increasing customer share at a major private-label customer, initiating the production of silicone hoses for a major new OEM customer and expanding into new product areas.

    Management also foresees growth potential in the membrane products line as it works with DuPont to promote Hypalon as a durable and environmentally sound liner product for new applications. Moreover, management continues to look for opportunities to capitalize on the Company's vertical integration, wide customer base and technological leadership to identify new high-margin custom elastomer-based products.

                              SALES AND MARKETING

    Burke's sales and marketing personnel are organized by product lines. Based on the nature of the markets served and the established distribution channels in a particular segment, products are sold either directly to end-users or through distributors and independent sales representatives. Burke's Aerospace Products business has long-standing direct relationships with OEMs and aftermarket suppliers to the aerospace industry and supports these relationships by integrating its engineering and operating groups during the design, tooling and production phases of a customer's project. Burke solidifies its relationships through ongoing technical support throughout the life of a project.

    Burke's Flooring Products business sells through a direct sales effort and through flooring products distributors. Burke's acquisition of Mercer's already established vinyl-based product line will enable Burke to (i) increase its number of first-tier distributors, specifically in the midwest and east, who, in the past, have not carried Burke products due to Burke's lack of a vinyl product offering and (ii) displace other vinyl suppliers with distributors that already carry Burke's rubber flooring products line. The Flooring Products business currently utilizes 14 direct sales representatives who manage direct sales and orchestrate the Company's national marketing efforts through approximately 90 commercial flooring products distributor locations. Mercer has 16 direct sales representatives and its customer base includes 255 distributors nationwide.

    Burke's Commercial Products business utilizes several different sales and marketing approaches due to the scope of its product offering. Purosil's high-performance silicone hoses are sold directly to OEMs in the heavy-duty truck and bus market. The Company also manufactures a number of "standard" product hoses which are marketed through sales representatives and a national network of distributors. The other commercial products that Burke produces are primarily sold through specialized in-house representatives adept at identifying potential customers who can benefit from Burke's vertically integrated manufacturing, compound formulation and engineering capabilities.

                                 MANUFACTURING

RAW MATERIALS

    Principal raw materials purchased by the Company for use in its products include various custom and standard grades of rubber, silicone gum and vinyl as well as the Hypalon polymer material. The Company has historically not experienced any significant supply restrictions and has generally been able to pass through increases in the price of these materials to customers. In 1995, however, the Company experienced a significant price increase in one of the raw materials used in the manufacture of one of its Flooring Products. Due to the competitive nature of the Flooring Products business and the Company's proprietary formula for this product, the Company was unable to fully pass this price increase along to its consumers and its gross margins for this product were adversely affected. Although the Company does not currently anticipate that it will experience any similar price increases for this or any other raw material used by the

Company in the near future, there can be no assurance that such price increases will not occur and that the Company's results of operations will not be adversely affected thereby.

VERTICAL INTEGRATION

    Burke's operations are vertically integrated for the production of both silicone and organic rubber-based products. The Company's production process commences with the receipt of raw materials, followed by a variety of production steps which generally include mixing, milling, calendering (or extrusion or stripping), forming and molding and, in the case of silicone, roto-curing. Management believes Burke's vertical integration provides a key competitive advantage within the markets it serves.

FACILITIES

    San Jose, California serves as the corporate headquarters for Burke as well as the manufacturing site for the Flooring Products business and the organic rubber portion of the Commercial Products business. Santa Fe Springs, California is the manufacturing headquarters for Burke's silicone production activities and houses most of its Aerospace Products and all of its silicone Commercial Products businesses. Along with the industrial hose production, the Aerospace Products business classified development and production areas are also located at the Santa Fe Springs facility. The Taunton, Massachusetts facility is the manufacturing site for Burke's Haskon aerospace operations. This location provides Burke with an alternative eastern United States manufacturing presence for its aerospace customers.

    As of February 28, 1998, Burke maintained operations at the following locations:

                                 SQUARE
LOCATION                         FOOTAGE    OWNERSHIP                  FUNCTION
------------------------------  ---------  -----------  --------------------------------------
San Jose, CA..................    123,000       Owned   Manufacturing, Engineering,
                                                          Distribution, Offices
San Jose, CA..................     82,000      Leased   Manufacturing, Warehouse
Santa Fe Springs, CA..........     80,000      Leased   Manufacturing, Engineering,
                                                          Distribution, Offices
Santa Fe Springs, CA..........     25,000      Leased   Mixing
Santa Fe Springs, CA..........     25,000      Leased   Distribution
Taunton, MA...................     85,000      Leased   Manufacturing, Engineering,
                                                          Distribution, Offices
Bensonville, IL...............     15,000      Leased   Distribution

    These facilities produce molded, extruded and calendered forms of organic rubber and silicone which are then fabricated by machine or by skilled labor into finished products. The Company's engineering, design and research and development departments play a significant role in the initial product design and compound formulation used in the production process. Burke has sophisticated laboratories in each of its manufacturing facilities which allow the Company to perform most of its necessary testing in-house.

    In addition to the facilities identified above, the Company leases a 113,000 square foot facility in Modesto, California, which is subleased to the purchaser of the Company's custom-molded products business in connection with the sale of that business in 1996.

    Complementing Burke's manufacturing and distribution facilities in the western United States are Mercer's counterparts in the eastern United States. Eustis, Florida serves as the corporate headquarters and manufacturing facility for Mercer's business. In addition, Mercer leases and operates large distribution centers in Rancho Cucamonga, California and South Kearny, New Jersey.

    As of February 28, 1998, Mercer's manufacturing and distribution facilities were as follows:

                                 SQUARE
LOCATION                         FOOTAGE    OWNERSHIP                  FUNCTION
------------------------------  ---------  -----------  --------------------------------------
Eustis, FL....................     96,500       Owned   Manufacturing, Engineering,
                                                          Distribution, Headquarter Offices
Rancho Cucamonga, CA..........     22,000      Leased   Warehouse, Distribution
South Kearny, NJ..............     25,000      Leased   Warehouse, Distribution

    The Company believes that Burke's and Mercer's facilities are in good condition and that the facilities, together with anticipated capital improvements and additions, are adequate for the Company's operating needs for the foreseeable future.

                               OTHER INFORMATION

BACKLOG AND WARRANTY

    The Company's backlog consists of cancelable orders and is dependent upon trends in consumer demand throughout the year. Customer order patterns vary from year to year, largely because of annual differences in consumer end-product demand, marketing strategies, overall economic and weather conditions. Orders for the Company's products are generally subject to cancellation until shipment. As a result, comparison of backlog as of any date in a given year with backlog at the same date in a prior year is not necessarily indicative of sales trends. Moreover, the Company does not believe that backlog is necessarily indicative of the Company's future results of operations or prospects.

    The Company's warranty policy is to accept returns of products with defects in materials or workmanship. The Company will also accept returns of incorrectly shipped goods where the Company has been notified on a timely basis and, in certain cases, to maintain customer goodwill. In accordance with normal industry practice, the Company ordinarily accepts returns only from its customers and does not ordinarily accept returns directly from consumers. Certain of the products returned to the Company by its customers, however, may have been returned to those customers by consumers. The Company generally warrants its roofing products for two years, for which the related costs are not significant. In addition, the Company sells extended warranties on roofing products for ten to twenty years. During the three-year period ended January 2, 1998, the Company incurred insignificant warranty costs with respect to its roofing products.

EMPLOYEES

    BURKE. The Company employed at January 2, 1998, 887 employees at its four locations, including 780 involved in manufacturing and manufacturing support and 85 involved in product sales. Employees at the Company's four locations receive comparable insurance and benefit programs. Burke's employees at the San Jose and Taunton locations are represented by the International Association of Machinists and Electrical Workers Unions, respectively. The collective bargaining agreement for the Taunton location was renegotiated in June 1997 for a three-year term and the agreement for the San Jose location was renegotiated in October 1997 for a three-year term. The Company has not experienced a work stoppage due to a labor dispute since 1975 and management believes that the Company's relationships with its employees and unions are good.

    MERCER. Mercer employed at December 31, 1997, 125 employees at its three locations, including 103 involved in manufacturing and manufacturing support and 16 involved in product sales. Employees at Mercer's three locations receive comparable insurance and benefit programs.

PATENTS, TRADEMARKS, TRADE NAMES AND TRADE SECRETS

    The success of the Company's various businesses depends in part on the Company's ability to exploit certain proprietary patents, trademarks, trade names and trade secrets on an exclusive basis in reliance upon the protections afforded by applicable copyright, patent and trademark laws and regulations. The loss of certain of the Company's rights to such patents, trademarks, trade names and trade secrets or the inability of the Company effectively to protect or enforce such rights could adversely affect the Company. The duration of the Company's and Mercer's intellectual property rights is as follows:

                                     BURKE

PATENTS

PATENT NO.  TITLE                                                                GATT EXPIRY
----------  -------------------------------------------------------------------  ------------
4,608,792   Roof membrane holdown system.......................................      11/12/08
4,603,790   Tensioned reservoir cover, rainwater run-off enhancement system....       3/11/05

TRADEMARKS

MARK                                                                               EXPIRATION
---------------------------------------------------------------------------------  -----------
VAC-Q-ROOF.......................................................................      12/1/98
ROULEAU..........................................................................     12/27/08
BURKEBASE........................................................................       6/4/05
SURETITE.........................................................................       7/4/01
BURKE INDUSTRIES.................................................................      4/19/07
ARGONAUT.........................................................................       4/1/09

                                     MERCER

TRADEMARKS

MARK                                                                                EXPIRATION
----------------------------------------------------------------------------------  -----------
DOCKSIDERS & DESIGN...............................................................    11/26/05
MAXXI-TREAD.......................................................................     8/20/05
MERCER FRICTION GRIP..............................................................    12/03/08
MERCER & DESIGN...................................................................    12/14/03
MERCER............................................................................     8/30/04
MIRROR-FINISH.....................................................................     7/20/03
RUBBERLYTE........................................................................     2/14/09
RUBBERMYTE........................................................................     7/23/01
UNICOLOR..........................................................................     4/05/04

ENVIRONMENTAL LIABILITY

    The Company and Mercer are subject to various evolving federal, state and local environmental laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous and non-hazardous substances and wastes. These laws and regulations provide for substantial fees and sanctions for violations and, in many cases, could require the Company to remediate a site to meet applicable legal requirements. In connection with the Prior Recapitalization, JFLEI conducted certain investigations (including, in some cases, reviewing environmental reports prepared by others) of the Company's operations and its compliance with applicable environmental laws. The investigations, which included Phase I assessments (consisting generally of a site visit, records review and non-intrusive investigation of conditions at the subject facility) by independent consultants, found that certain facilities have had or may have had releases of hazardous materials that may require remediation. Pursuant to the Merger Agreement (as defined below), the former shareholders of the Company have agreed, subject to certain limitations as to survival and amount, to indemnify the Company against certain environmental liabilities incurred prior to the consummation of the Prior Recapitalization. See "The Prior Recapitalization." Based in part on the investigations conducted and the indemnification provisions of the Agreement and Plan of Merger, dated as of August 13, 1997 (the "Merger Agreement") among JFLEI, JFL Merger Co. ("MergerCo") and certain former shareholders of the Company (pursuant to which the Company was recapitalized by means of a merger of MergerCo into the Company (the "Merger") with the Company surviving the Merger) with respect to environmental matters, the Company believes, although there can be no assurance, that its liabilities relating to these environmental matters will not have a material adverse effect on its future financial position or results of operations.

    In connection with the Mercer Acquisition, the Company conducted an environmental review of Mercer's operations and its compliance with applicable environmental laws. The review included a site visit to Mercer's manufacturing facility in Eustis, Florida and interviews with facility personnel regarding environmental matters. In addition, the Company reviewed existing environmental reports that included Phase I assessments, audits and limited soil and ground water sampling data. The environmental review revealed that Mercer's facilities have had, or may have had, releases of hazardous substances that may require remediation. Pursuant to the Stock Purchase Agreement, the former shareholders of Mercer have agreed to indemnify the Company against certain environmental liabilities incurred prior to the purchase provided the Company makes a written claim for indemnification against the former shareholders of Mercer prior to the 90th day after receipt by the Company of audited financial statements of Mercer for the fiscal year ending December 31, 1999, but in no event later than June 30, 2000, and subject to a maximum cap on liability of $5,000,000 or the adjusted purchase price for Mercer. Based, in part, on the environmental review conducted by the Company and the indemnification provisions of the Stock Purchase Agreement with respect to environmental matters, the Company believes, although there can be no assurance, that its liabilities relating to these environmental matters will not have a material adverse effect on its future financial position or results of operations. The Company does not maintain a reserve for environmental liabilities.

LEGAL PROCEEDINGS

    The Company is routinely involved in legal proceedings related to the ordinary course of its business. Management does not believe any such matters will have a material adverse effect on the Company. The Company maintains property, general liability and product liability insurance in amounts which it believes are consistent with industry practices and adequate for its operations.

    A lawsuit has been filed by a former shareholder against the Company and certain of its current and former officers and directors. The former shareholder is asserting various claims in connection with the Company's repurchase of such shareholder's shares prior to the Prior Recapitalization. The Company believes that such claims are without merit and intends to vigorously defend such action.

                             ACQUISITION OF MERCER

    On April 21, 1998, the Company acquired all of the outstanding capital stock of Mercer from Sovereign pursuant to a Stock Purchase Agreement among the Company, Sovereign and Mercer, dated March 5, 1998, for an aggregate consideration of $35,750,000, subject to working capital and other adjustments. Through the Mercer Acquisition, the Company will significantly enhance its already strong product and distribution lines and product development capabilities. In particular, management believes that Mercer's highly successful vinyl cove base and moulding product lines, and strong presence in the eastern United States, will complement the Company's position as the dominant producer of rubber cove base and floor covering accessories in the western United States. Management also believes that the Mercer Acquisition will serve as an excellent platform from which to pursue complementary acquisitions in the highly fragmented market niches in which the Company currently competes.

    Mercer manufactures its products in a 96,500 square foot manufacturing facility located in Eustis, Florida. With over thirty years of extrusion experience, Mercer has developed a strong brand name in the flooring business. Among other things, Mercer has been a pioneer in the market for flooring profiles with its unique Uni-Color-Registered Trademark- color matching system. In addition, Mercer possesses a unique coextrusion process which lowers manufacturing costs while maintaining a high level of quality in its products. In total, Mercer manufactures and sells approximately 116 products including:

    - STANDARD VINYL: Standard wall bases and corners extruded in vinyl.

    - MOULDINGS: Used on floors for transition between carpets, wood and cement.

    - RUBBER BASE: Low gloss and rubber-like base products which are similar to vinyl and rubber base products.

    - STAIR TREADS AND NOSINGS: Stair treads, various edgings and non-slip surfaces.

    - MIRROR FINISH: High-gloss finish products which are sold principally to large retail outlets.

    - MARINE/OTHER: Marine bumpers, waterstop products, complementary adhesive products.

    Mercer leases and operates a 22,000 square foot distribution center in Rancho Cucamonga, California, and a 25,000 square foot distribution center in South Kearny, New Jersey. Mercer's customers are wholesale, full-line, and supply flooring distributors and select national and export accounts. Mercer's customer base includes 255 distributors nationwide, the top ten of which enjoy long-standing relationships with Mercer. Geographically, sales are distributed throughout the United States with approximately 67% in the eastern and central United States and approximately 15% internationally in 1997.

    The Stock Purchase Agreement contains customary representations and warranties from Sovereign to the Company. Certain of these representations and warranties, and related indemnification rights, will terminate after a limited time following the effectiveness of the Mercer Acquisition.

                              CONSENT SOLICITATION

    In connection with the Prior Offering, pursuant to the Consent Solicitation, the Company solicited the Consents of holders of its Existing Notes to the Amendments to the Existing Indenture which, among other things, (i) permitted the issuance of the Senior Notes and permit the incurrence of indebtedness represented by the Senior Notes, (ii) increased certain of the permitted indebtedness and permitted investment baskets contained in the indebtedness and restricted payment covenants in the Existing Indenture, (iii) modified the lien covenant to enhance the Company's ability to use assets as collateral for new financings and (iv) made certain other amendments of a non-substantive nature to the Existing Indenture. Pursuant to the Consent Solicitation, the Company made certain payments to holders thereof who properly furnished their Consents to the Amendments.

                                   MANAGEMENT
                        EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth the name, age and position of each person who is a director or executive officer of the Company. Each director will hold office until the next annual meeting of the shareholders or until his successor has been elected and qualified. Officers will be elected by the Board of Directors and will serve at the discretion of the Board.

NAME                                AGE                                       POSITIONS
------------------------------      ---      ---------------------------------------------------------------------------
Rocco C. Genovese.............          61   Vice Chairman of the Board, President and Chief Executive Officer
Reed C. Wolthausen............          50   Director, Senior Vice President and General Manager--Silicone Products
David E. Worthington..........          44   Treasurer, Vice President--Finance
Robert F. Pitman..............          43   Vice President and Technical Director--San Jose
Craig A. Carnes...............          38   Vice President--Sales and Marketing--Flooring Products
Ronald A. Stieben.............          50   Vice President--Sales and Marketing--Silicone Products
Robert G. Engle...............          56   Vice President--Operations--Santa Fe Springs
Hisham Alameddine.............          39   Vice President--Operations--San Jose
George Sawyer.................          67   Chairman of the Board
Oliver C. Boileau, Jr.........          71   Director
Donald Glickman...............          65   Director
Bruce D. Gorchow..............          40   Director
John F. Lehman................          55   Director
Keith Oster...................          36   Director, Secretary
Thomas G. Pownall.............          76   Director
Joseph A. Stroud..............          42   Director

    ROCCO C. GENOVESE, Vice Chairman, President and Chief Executive Officer, has been with the Company for 42 years. Mr. Genovese joined Burke in 1955 and has held a number of operations and sales positions within the Company since that time. Mr. Genovese assumed his current role as Chairman, President and Chief Executive Officer in 1989. He is active in all aspects of Burke's business and is a participant in several industry associations.

    REED C. WOLTHAUSEN, Senior Vice President and General Manager--Silicone Products, has been with the Company for nine years. Initially serving as the Company's Chief Financial Officer, Mr. Wolthausen now manages Burke's silicone businesses. Prior to joining Burke, he served as Chief Financial Officer for Micronix Corp. and as Controller for Velo-Bind, Inc.

    DAVID E. WORTHINGTON, Treasurer and Vice President--Finance, has been with the Company for seven years. Mr. Worthington joined Burke as Corporate Controller in 1990 and served in that capacity until 1997 when he was promoted to his current position. Prior to joining the Company, he served as Chief Financial Officer for Electro-Technology Corporation.

    ROBERT F. PITMAN, Vice President and Technical Director--San Jose, has been with the Company since 1979 and currently oversees all technical and product development for the San Jose-based businesses as well as sales and marketing for the San Jose portion of the Commercial Products business. During his tenure with Burke, Mr. Pitman has held a number of positions including Director of Technical Services and Material/Process Development Engineer. He has served in his current position since 1994.

    CRAIG A. CARNES, Vice President--Sales and Marketing--Flooring Products, joined the Company in 1996. Prior to joining the Company, Mr. Carnes was Vice President of Sales and Marketing for Color Spot, Inc., a subsidiary of Pacificorp and a consumer perishable product company that is the nation's largest producer of garden bedding flowers. For five years prior to joining Color Spot, Inc., Mr. Carnes held senior sales and marketing positions with Levelor Corporation, an industry leader and manufacturer of hard window coverings.

    RONALD A. STIEBEN, Vice President--Sales and Marketing--Silicone Products, has worked for the Company for two years. Prior to joining Burke, Mr. Stieben worked for 16 years at Kirkhill Rubber Company, one of Burke's competitors. He served as Vice President of Sales for Kirkhill for five years before joining Burke in 1995.

    ROBERT G. ENGLE, Vice President--Operations--Santa Fe Springs, joined Burke as Industrial Engineering Manager in 1986 and has since held the positions of Engineering Manager and Vice President of Manufacturing. Before joining Burke, Mr. Engle served as Manager of Engineering Services and Chief Industrial Engineer for Norton Company.

    HISHAM ALAMEDDINE, Vice President--Operations--San Jose, has been with the Company for six years. Before serving in his current position, Mr. Alameddine served as Director of Engineering Services for the Company. Prior to joining Burke, Mr. Alameddine was the Vice President of Manufacturing for Sonfarrel, Inc. and has held senior operations positions with two other companies.

    GEORGE SAWYER, Chairman of the Board of Directors of the Company and a Managing Principal of Lehman, has been affiliated with Lehman for the past five years. From 1993-1995, Mr. Sawyer served as the President and Chief Executive Officer of Sperry Marine Inc. Prior to that, Mr. Sawyer held a number of prominent positions in private industry and in the U.S. government, including serving as the President of John J. McMullen Associates, the President and Chief Operating Officer of TRE Corporation, the Vice President of International Operations for Bechtel Corporation and the Assistant Secretary of the Navy for Shipbuilding and Logistics under Mr. Lehman. Mr. Sawyer is also a director of Elgar Holdings, Inc. and Blacklight Power Inc.

    OLIVER C. BOILEAU, JR. became a director of the Company upon consummation of the Prior Recapitalization. He joined The Boeing Company in 1953 as a research engineer and progressed through several technical and management positions and was named Vice President in 1968 and then President of Boeing Aerospace in 1973. In 1980, he joined General Dynamics Corporation as President and a member of the Board of Directors. In January 1988, Mr. Boileau was promoted to Vice Chairman and then retired in May 1988. Mr. Boileau joined Northrop Grumman Corporation in December 1989 as Vice President and President and General Manager of the B-2 Division. He also served as President and Chief Operating Officer of the Grumman Corporation, a subsidiary of Northrop Grumman, and as a member of the Board of Directors of Northrop Grumman. Mr. Boileau retired from Northrop Grumman in 1995. He is an Honorary Fellow of the American Institute of Aeronautics and Astronautics, a member of the National Academy of Engineering, the Board of Trustees of St. Louis University, and Chairman of the Massachusetts Institute of Technology--Lincoln Laboratory Advisory Board.

    DONALD GLICKMAN, who became a director of the Company upon consummation of the Prior Recapitalization, is a Managing Principal of Lehman. For the past five years, Mr. Glickman has also been the President of Donald Glickman Company, Inc., which together with Lehman, acquires as principal significant corporations in aerospace, marine and defense industries. Prior to forming Donald Glickman Company, Inc., Mr. Glickman was a principal of the Peter J. Solomon Company, a Managing Director of Shearson Lehman Brothers Merchant Banking Group and Senior Vice President and Regional Head of The First National Bank of Chicago. Mr. Glickman served as an armored cavalry officer in the Seventh U.S. Army. Mr. Glickman is currently a director of Cal-Tex Industries, Inc. and Monro Muffler Brake, Inc. and is a trustee of MassMutual Corporate Investors, MassMutual Participation Investors and Wolf Trap Foundation for the Performing Arts. Mr. Glickman is also chairman of the board of directors of Elgar Holdings, Inc.

    BRUCE D. GORCHOW, who became a director of the Company upon consummation of the Prior Recapitalization, is a member of the investment advisory board of Lehman. Since 1991, Mr. Gorchow has been Executive Vice President and head of the Private Finance Group of PPM America, Inc. Mr. Gorchow is also a Director of Global Imaging Systems, Inc., Leiner Health Products, Inc., Tomah Products, Inc., Elgar Holdings, Inc. and is an investment director of several investment limited partnerships. Mr. Gorchow also represents PPM America, Inc. on the boards of ten of its portfolio companies. Prior to his position at PPM America, Mr. Gorchow was a Vice President at Equitable Capital Management, Inc.

    JOHN F. LEHMAN, who became a director of the Company upon consummation of the Prior Recapitalization, is a Managing Principal of Lehman. Prior to founding Lehman in 1990, Dr. Lehman was an investment banker with Paine Webber, Inc. from 1988 to 1990, and served as a Managing Director in Corporate Finance. Dr. Lehman served for six years as Secretary of the Navy, was a member of the National Security Council Staff, served as a delegate to the Mutual Balanced Force Reductions negotiations and was the Deputy Director of the Arms Control and Disarmament Agency. Dr. Lehman served as Chairman of the Board of Directors of Sperry Marine, Inc., and is a member of the Board of Directors of Sedgwick Group plc, Ball Corporation, Elgar Holdings, Inc. and ISO Inc., and is currently Vice Chairman of the Princess Grace Foundation, a director of OpiSail Foundation and a trustee of Spence School.

    KEITH OSTER, Secretary of the Company, also became a director of the Company upon consummation of the Prior Recapitalization, is a Principal of Lehman and has been affiliated with Lehman for the past five years. Mr. Oster joined Lehman in 1992 and is principally responsible for financial structuring and analysis. Prior to joining Lehman, Mr. Oster was with the Carlyle Group, where he was responsible for analyzing acquisition opportunities and arranging debt financing, and was a Senior Financial Analyst with Prudential-Bache Capital Funding, working in the Mergers, Acquisitions and Leveraged Buyout Department. Mr. Oster is also a director of Elgar Holdings, Inc.

    THOMAS G. POWNALL, who became a director of the Company upon consummation of the Prior Recapitalization, is a member of the investment advisory board of Lehman. Mr. Pownall was Chairman of the Board of Directors from 1983 until 1992 and Chief Executive Officer of Martin Marietta Corporation from 1982 until his retirement in 1988. Mr. Pownall joined Martin Marietta Corporation in 1963 as President of its Aerospace Advanced Planning unit, became President of Aerospace Operations and, in succession, Vice President and President and Chief Operating Officer of the corporation. Mr. Pownall is also a director of the Titan Corporation and Director Emeritus of Sundstrand Corporation, serves as a member of the advisory boards of Ferris, Baker Watts Incorporated and Sedgwich New York Metropolitan and as a director of the U.S. Naval Academy Foundation and a trustee of Salem-Teikyo University.

    JOSEPH STROUD, who became a director of the Company in February 1998, is a Principal of Lehman. Mr. Stroud joined Lehman in 1996 and is responsible for managing the financial and operational aspects of portfolio company value-enhancement. Prior to joining Lehman, Mr. Stroud was the Chief Financial Officer of Sperry Marine, Inc. from 1993 until the company was purchased by Litton Industries, Inc. in 1996. From 1989 to 1993, Mr. Stroud was Chief Financial Officer of the Accudyne and Kilgore Corporations. Mr. Stroud is also a director of Elgar Holdings, Inc.

CERTAIN RIGHTS OF HOLDERS OF REDEEMABLE PREFERRED STOCK

    Under certain circumstances, the holders of the Redeemable Preferred Stock may have the right to elect a majority of the directors of Company. See "Description of Capital Stock--Preferred Stock-- Redeemable Preferred Stock--Voting Rights."

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee, consisting of Messrs. Glickman, Oster and Pownall. The Compensation Committee makes recommendations concerning the salaries and incentive compensation of employees of, and consultants to, the Company, and oversees and administers the Company's stock option plans.

                             EXECUTIVE COMPENSATION

    The information set forth in this section relates to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as of January 2, 1998.

COMPENSATION SUMMARY

    The following summary compensation table sets forth for the fiscal years ended January 2, 1998, January 3, 1997 and December 29, 1995, the historical compensation for services to the Company of the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers") as of January 2, 1998:

                                                                                                         SECURITIES
                                                                        ANNUAL COMPENSATION(1)           UNDERLYING
                                                                --------------------------------------     OPTIONS
                                                                                              OTHER       LONG-TERM
NAME AND PRINCIPAL POSITION                       FISCAL YEAR   SALARY ($)   BONUS ($)(2)    ($)(3)     COMPENSATION
-----------------------------------------------  -------------  -----------  ------------  -----------  -------------
Rocco C. Genovese .............................         1997       196,925       317,500    5,579,314       150,000
  President and Chief Executive Officer                 1996       180,050       150,000       --           336,000
                                                        1995       189,614       120,000       --                 0

Reed C. Wolthausen ............................         1997       148,800       237,000    3,201,004       100,000
  Senior Vice President and General                     1996       141,378       100,000       --           224,000
  Manager--Silicone Products                            1995       133,664        60,000       --                 0

Robert F. Pitman ..............................         1997       103,808        77,500      584,815         7,500
  Vice President and Technical Director--San            1996        90,750        27,500       --                 0
  Jose                                                  1995        84,273        22,500       --                 0

David E. Worthington ..........................         1997        95,166       100,000      393,766        10,000
  Vice President--Finance                               1996        90,794        25,000       --                 0
                                                        1995        87,791        20,000       --                 0

Robert Engle ..................................         1997        94,231        67,500      373,834         7,500
  Vice President--Operations--Silicone Products         1996        89,342        25,000       --                 0
                                                        1995        91,020        17,500       --                 0

------------------------

(1) Perquisites and other personal benefits paid in 1997 for the Named Executive Officers aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each named executive officer and, accordingly, are omitted from the table.

(2) Annual bonuses are indicated for the year in which they were earned and accrued. Annual bonuses for any year are generally paid in the following fiscal year.

(3) Represents the compensation component of the consideration paid to the executives for their stock options in the Company in connection with the Prior Recapitalization.

    The following table summarizes options granted in 1997 to the Named Executive Officers.

                            OPTIONS GRANTED IN 1997

                                                                           PERCENTAGE OF
                                                               SHARES      TOTAL OPTIONS    EXERCISE
                                                             UNDERLYING     GRANTED TO      PRICE PER
NAME                                                           OPTIONS       EMPLOYEES        SHARE     EXPIRATION DATE
-----------------------------------------------------------  -----------  ---------------  -----------  ---------------
                                                                              INDIVIDUAL GRANTS(1)
Rocco C. Genovese..........................................     150,000           40.5%     $    6.50       12/19/2007
Reed C. Wolthausen.........................................     100,000           27.0%     $    6.50       12/19/2007
David E. Worthington.......................................      10,000            2.7%     $    6.50       12/19/2007
Robert F. Pitman...........................................       7,500            2.0%     $    6.50       12/19/2007
Robert G. Engle............................................       7,500            2.0%     $    6.50       12/19/2007

------------------------

(1) All vested options outstanding immediately prior to the Prior
    Recapitalization were canceled and converted into the right to receive approximately $9.33 per share (the "Recapitalization Consideration") less the applicable exercise price.

                           COMPENSATION OF DIRECTORS

    None of the directors who are officers of the Company receives any compensation directly for their service on the Company's Board of Directors. All other directors receive customary directors' fees for their services. In addition, the Company pays Lehman certain fees for various management, consulting and financial planning services, including assistance in strategic planning, providing market and financial analyses, negotiating and structuring financing and exploring expansion opportunities. See "Certain Relationships and Related Transactions."

                             EMPLOYMENT AGREEMENTS

    In connection with the Prior Recapitalization, the Company entered into employment agreements (each, an "Employment Agreement") with two key executives. Generally, each Employment Agreement provides for the executive's continued employment with the Company in his position prior to the execution of the Employment Agreement for a period of two years from the date of the Employment Agreement renewable by mutual agreement for successive one-year terms, at an annual salary, bonus and with such other employment-related benefits comparable to those received by such executive immediately before the execution of the Employment Agreement.

    If the executive is terminated for Cause (as defined in the Employment Agreement) or voluntarily terminates his employment prior to the expiration of the then-current term, the executive will be entitled to receive unpaid compensation through the date of his termination. If the executive's employment is terminated by the Company for any reason other than for Cause or the executive dies or is unable to perform his duties due to disability for a period of 90 consecutive days, the executive will be entitled to receive all compensation that would be due through the end of the then-current term, to the extent unpaid on the date of termination.

    Each Employment Agreement contains provisions prohibiting the executive, during the period of his employment with the Company and, for two years thereafter, from owning, managing, operating, financing, joining or controlling, directly or indirectly, any business entity that is, at the time of the executive's initial involvement, in competition with the Company in any business then or thereafter conducted by the Company. Each Employment Agreement also contains provisions requiring the executive to maintain the confidentiality of certain information related to the Company during the period of his employment with the Company and, under certain circumstances, for two years thereafter. Each Employment Agreement further provides that any proposals or ideas developed by the executive or that are submitted by the executive to the Company during the term of the Employment Agreement, whether or not exploited or accepted by the Company, are the property of the Company and may not be exploited by the executive except in compliance with the Company's policy on conflicts of interest.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 1998 by (i) each director, (ii) each of the executive officers of the Company, (iii) all executive officers and directors as a group and (iv) each person who is the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

                                                              NUMBER
                                                                OF            PERCENTAGE OF
NAME OF INDIVIDUAL OR ENTITY(1)                              SHARES(2)    SHARES OUTSTANDING(3)
----------------------------------------------------------  -----------  -----------------------
JFLEI(4)..................................................   3,134,298               65.0%
John F. Lehman(5).........................................   3,134,298               65.0
George Sawyer(5)..........................................   3,134,298               65.0
Donald Glickman(5)........................................   3,134,298               65.0
Keith Oster(5)............................................   3,134,298               65.0
Joseph A. Stroud(5).......................................   3,134,298               65.0
Rocco C. Genovese.........................................     241,000                5.0
Reed C. Wolthausen........................................     193,602                4.0
David E. Worthington......................................      14,500              *
Robert F. Pitman..........................................       8,600              *
Craig A. Carnes...........................................       5,300              *
Ronald A. Stieben.........................................       1,100              *
Robert F. Engle...........................................       5,300              *
Hisham Alameddine.........................................       4,300              *
Oliver C. Boileau, Jr.(6).................................      --                 --
Thomas G. Pownall(7)......................................      --                 --
Bruce D. Gorchow(8).......................................      --                 --
Jackson National(9).......................................     428,444                8.9
MassMutual(9).............................................     428,444                8.9
Paribas(9)................................................     107,112                2.2
All directors and executive officers as a group
  (16 persons)............................................   3,608,000               74.9%

------------------------

*   Less than 1%

(1) The address of JFLEI and Messrs. Lehman, Sawyer, Glickman, Oster and Stroud is 2001 Jefferson Davis Highway, Suite 607, Arlington, Virginia 22202. The address of Jackson National and Mr. Gorchow is 225 West Wacker Drive, Chicago, Illinois 60606. The address of MassMutual is 1295 State Street, Springfield, Massachusetts 01111. The address of Paribas is 787 Seventh Avenue, New York, New York 10019.

(2) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security.

(3) Based on 3,857,000 shares of the Company's Common Stock outstanding and 964,000 shares of the Company's Common Stock underlying warrants. The calculations do not include shares issuable upon conversion of Convertible Preferred Stock or upon exercise of certain options granted to management of the Company that are not exercisable within 60 days after consummation of the Transactions.

(4) JFLEI is a Delaware limited partnership managed by Lehman, which is an affiliate of the general partner of JFLEI. Each of Messrs. Lehman, Glickman, Sawyer, Oster and Stroud, either directly

    (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control Lehman and such general partner. Lehman and such general partner may be deemed to control the voting and disposition of the shares of the Company Common Stock owned by JFLEI. Accordingly, for certain purposes, Messrs. Lehman, Glickman, Sawyer, Oster and Stroud may be deemed to be beneficial owners of the shares of the Company's Common Stock owned by JFLEI.

(5) Includes the shares beneficially owned by JFLEI, of which Messrs. Lehman, Glickman, Sawyer, Oster and Stroud are affiliates.

(6) Mr. Boileau is a limited partner of JFLEI.

(7) Mr. Pownall is a limited partner of JFLEI and is on the investment advisory board of Lehman.

(8) Mr. Gorchow is on the investment advisory board of Lehman.

(9) All shares are obtainable upon the exercise of the Warrants. See "The Prior Recapitalization" and "Description of Capital Stock--Warrants."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT

    Pursuant to the terms of the Management Agreement (the "Management Agreement") entered into between Lehman and the Company, (i) upon consummation of the Prior Recapitalization, the Company paid Lehman fees in the amount of $1.5 million, (ii) the Company agreed to pay Lehman an annual management fee equal to $500,000, as may be adjusted from time to time subject to necessary board approval, that will commence on October 1, 1998 and be payable in arrears on a quarterly basis commencing on January 1, 1999 and (iii) upon consummation of the Prior Offering, the Company paid Lehman a transaction fee in the amount of $500,000.

SHAREHOLDERS AGREEMENT

    In connection with the Prior Recapitalization, the Company, JFLEI, the Continuing Shareholders and, in their capacity as holders of the Warrants, Jackson National Life Insurance Company ("Jackson National"), Paribas North America, Inc. ("Paribas"), MassMutual Corporate Value Partners Limited, Massachusetts Mutual Life Insurance Company, MassMutual High Yield Partners LLC (collectively, "MassMutual") (collectively, the "Shareholders") entered into a Shareholders Agreement (the "Shareholders Agreement"), the principal terms of which are summarized below:

    CERTAIN VOTING RIGHTS OF HOLDERS OF REDEEMABLE PREFERRED STOCK. If at any time after October 15, 2000, any amount of cash dividends payable on the Redeemable Preferred Stock shall have been in arrears and unpaid for four or more successive Dividend Payment Dates, then the number of directors constituting the Board of Directors shall, without further action, be increased by the Dividend Arrears Number (as defined below) and, in addition to any other rights to elect directors which the holders of Redeemable Preferred Stock may have, the holders of all outstanding shares of Redeemable Preferred Stock, voting separately as a class and to the exclusion of the holders of all other classes and series of stock of the Company, shall be entitled to elect the directors of the Company to fill such newly created directorships.

    If the Company shall fail to redeem shares of Redeemable Preferred Stock in accordance with the mandatory redemption provisions described above, then the number of directors constituting the Board of Directors shall, without further action, be increased by the Control Number (as defined below) and, in addition to any other rights to elect directors which the holders of Redeemable Preferred Stock may have, the holders of all outstanding shares of Redeemable Preferred Stock, voting separately as a class and to the exclusion of the holders of all other classes and series of stock of the Company, shall be entitled to elect the directors of the Company to fill such newly created directorships.

    "Dividend Arrears Number" shall mean such number of additional directors of the Company which, when added to the number of directors otherwise nominated by the holders of Redeemable Preferred Stock, shall result in the number of directors elected by or at the direction of the holders of Redeemable Preferred Stock constituting one-third of the members of the Board of Directors of the Company.

    "Control Number" shall mean such number of additional directors of the Company which, when added to the number of directors otherwise nominated and elected by the holders of Redeemable Preferred Stock, shall result in the number of directors nominated and elected by or at the direction of the holders of Redeemable Preferred Stock constituting a majority of the members of the Board of Directors of the Company.

    Any additional directors elected by the Redeemable Preferred Stock pursuant to the provisions described above shall remain in office until such time as (i) all such dividends in arrears are paid in full or (ii) all shares of Redeemable Preferred Stock shall have been redeemed pursuant to the mandatory redemption provisions described above, as the case may be.

    RESTRICTIONS ON TRANSFER. The shares of the Company's Common Stock held by each of the parties to the Shareholders Agreement, and certain of their transferees, are subject to restrictions on transfer. The shares of Common Stock may be transferred only to certain related transferees, including, (i) in the case of individual Shareholders, family members or their legal representatives or guardians, heirs and legatees and trusts, partnerships and corporations the sole beneficiaries, partners or shareholders, as the case may be, of which are family members, (ii) in the case of partnership Shareholders, the partners of such partnership, (iii) in the case of corporate Shareholders, affiliates of such corporation and (iv) transferees of shares sold in transactions complying with the applicable provisions of the Shareholder or Company Right of First Refusal or the Tag-along or Drag-Along Rights (as each term is defined below.)

    RIGHTS OF FIRST OFFER. If any Shareholder desires to transfer any shares of the Company's Common Stock or Warrants (other than pursuant to certain permitted transfers) and if such Shareholder has not received a bona fide offer from an unrelated third-party that such shareholder wishes to accept (a "Third-Party Offer"), all other Shareholders have a right of first offer (the "Right of First Offer") to purchase the shares or warrants (the "Subject Shares") upon such terms and subject to such conditions as are set forth in a notice (a "First Offer Notice") sent by the selling Shareholder to such other Shareholders. If the Shareholders elect to exercise their Rights of First Offer with respect to less than all of the Subject Shares, the Company has a right to purchase all of the Subject Shares that the Shareholders have not elected to purchase. If the Shareholders receiving the First Offer Notice and the Company will exercise their respective rights of first offer with respect to less than all of the Subject Shares, the selling Shareholder may solicit Third-Party Offers to purchase all (but not less than all) of the Subject Shares upon such terms and subject to such conditions as are, in the aggregate, no less favorable to the selling Shareholder than those set forth in the First Offer Notice.

    SUBSCRIPTION OFFER WITH RESPECT TO PRIMARY ISSUANCES. The Company will not be permitted to issue equity securities, or securities convertible into equity securities to JFLEI or to any of its affiliates unless the Company has offered to issue to each of the other Shareholders, on a pro rata basis, an opportunity to purchase such securities on the same terms, including price, and subject to the same conditions as those applicable to JFLEI and/or its affiliate.

    TAG-ALONG RIGHTS. The Shareholders Agreement provides that, if the Shareholders and the Company fail to exercise their respective rights of first refusal with respect to all of the Subject Shares, the Shareholders have the right to "tag along" (the "Tag-Along Right") upon the sale of the Company's Common Stock by JFLEI pursuant to a Third-Party Offer.

    DRAG-ALONG RIGHTS. The Shareholders Agreement provides that if one or more Shareholders holding a majority of the Company's Common Stock (the "Majority Shareholders") propose to sell all of the Common Stock owned by the Majority Shareholders, the Majority Shareholders have the right (the "Drag-

Along Right") to compel the other Shareholders to sell all of the shares of Common Stock held by such other Shareholders upon the same terms and subject to the same conditions as the terms and conditions applicable to the sale by the Majority Shareholders.

    MERGER. The Shareholders Agreement provides that the Company may not enter into any merger, consolidation or similar business combination unless the terms of such merger provide for all Shareholders to receive the same consideration for their shares of Common Stock.

    REGISTERED OFFERINGS. The shares of Common Stock may be transferred in a bona fide public offering for cash pursuant to an effective registration statement (a "Registered Offering") without compliance with the provisions of the Shareholders Agreement related to the Right of First Refusal or the Tag-Along or Drag-Along Rights.

    LEGENDS. The shares of Common Stock subject to the Shareholders Agreement bear a legend related to the Right of First Refusal and the Tag-Along and Drag-Along Rights, which legends will be removed when the shares of Common Stock are, pursuant to the terms of the Shareholders Agreement, no longer subject to the restrictions on transfer imposed by the Shareholders Agreement.

    REGISTRATION RIGHTS. JFLEI and certain other shareholders are entitled to one "demand" and unlimited piggyback registration rights, subject to additional customary rights and limitations.

    The term of the Shareholders Agreement is the earlier of (i) August 20, 2007, (ii) the date on which none of the Shareholders nor any of their permitted transferees are subject to the terms of the Shareholders Agreement, (iii) the date on which none of the shares of Common Stock are subject to the restrictions on transfer imposed by the Shareholders Agreement or (iv) the consummation of a Registered Offering for an aggregate offering price of $25.0 million or more.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Articles of Incorporation of the Company contain provisions eliminating the personal liability of directors for monetary damages for breaches of their duty of care, except in certain prescribed circumstances. The Bylaws of the Company also provide that directors and officers will be indemnified to the fullest extent authorized by California law, as it now stands or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Bylaws of the Company provide that the rights of directors and officers to indemnification is not exclusive of any other right now possessed or hereinafter acquired under any statute, agreement or otherwise.

MANAGEMENT PARTICIPATION IN THE PRIOR RECAPITALIZATION

    The executive officers and directors of the Company received a total of approximately $12.8 million, representing the Recapitalization Consideration. Certain executive officers and directors of the Company also retained shares of the Company's common stock and did not convert such shares into the right to receive the Recapitalization Consideration. Certain of the directors and executive officers of the Company held options to purchase the Company's Common Stock that were terminated upon the effectiveness of the Merger and, as to a portion of which, such persons received cash pursuant to the terms of the Merger Agreement. See "Management--Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management."

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                              DESCRIPTION OF NOTES

    Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Noes" shall mean the Old Notes and the New Notes, unless otherwise indicated.

    The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act, (ii) will not provide for payment of penalty interest as Liquidated Damages, which terminate upon consummation of the Exchange Offer and (iii) will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $30.0 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

GENERAL

    The Old Notes were issued and the New Notes offered hereby will be issued under an indenture dated as of April 21, 1998 (the "Indenture") among the Company, as issuer, the Subsidiary Guarantors referred to below and United States Trust Company of New York, trustee (the "Trustee"), a copy of which will be made available to prospective purchasers of the Notes upon request. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture is materially complete but is qualified in its entirety by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. As used in this Section, the term "Fixed Rate Notes" refers to the Company's Existing Notes. For definitions of certain other capitalized terms used in the following summary, see "--Certain Definitions" below.

PRINCIPAL, MATURITY AND INTEREST

    The Notes will mature on August 15, 2007, will initially be limited to $30 million aggregate principal amount and will be senior unsecured obligations of the Company. The Indenture provides for the issuance of up to $20 million aggregate principal amount of additional Notes having identical terms and conditions to the Senior Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the New Notes offered hereby and will vote on all matters with the New Notes offered hereby. For purposes of this "Description of Notes," reference to the Notes does not include Additional Notes.

    The Notes will bear interest at a rate per annum, reset semi-annually, equal to LIBOR (as defined) plus 400 basis points, as determined by the Calculation Agent (the "Calculation Agent"), which shall initially be the Trustee. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, commencing on August 15, 1998 (each, an "Interest Payment Date") to holders of record on the immediately preceding February 1 and August 1.

    "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Interest Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Interest Rate Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on an Interest Rate Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Interest Rate Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Interest Rate Determination

Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on an Interest Rate Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Interest Rate Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Interest Rate Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Interest Rate Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Interest Rate Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

    "Interest Period" means the period from and including a scheduled Interest Payment Date through the day next preceding the following scheduled Interest Payment Date, with the exception that the first Interest Period shall commence on and include April 21, 1998 and end on and include August 14, 1998.

    "Interest Rate Determination Date" means, with respect to each Interest Period, the second London Banking Day prior to the first day of such Interest Period.

    "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

    "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

    "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank Offered Rates of leading banks).

    "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London Interbank Offered Rates of leading banks) or any successor service.

    The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes outstanding. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

    All percentages resulting from the above calculations will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from the calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

    The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

    The Calculation Agent will, upon request of the holder of any Note, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Subsidiary Guarantors and the holders of the Notes.

    The principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee located at 114 W. 47th Street, New York, N.Y., 10036-1532) or, at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register; PROVIDED that all payments with respect to Global Notes and Certificated Notes (as such terms are defined below under the caption "--Book Entry, Delivery and Form") the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

    Old Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

    The Notes will not be entitled to the benefit of any sinking fund.

NOTE GUARANTEES

    Payment of the principal of (and premium, if any) and interest on the Notes, when and as the same become due and payable, will be guaranteed, jointly and severally, on a senior unsecured basis (the "Note Guarantees") by the Subsidiary Guarantors referred to below. The obligations of the Subsidiary Guarantors under the Note Guarantees will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance and Preference Considerations."

    The Company's Restricted Subsidiaries will be Subsidiary Guarantors and will consist of Burke Rubber Company, Inc., Burke Flooring Products, Inc., Burke Custom Processing, Inc. and Mercer. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture. The Indenture will require that each Restricted Subsidiary organized within the United States and certain other Restricted Subsidiaries issue a Note Guarantee. See "Certain Covenants-- Limitations on Guarantees of Indebtedness by Restricted Subsidiaries."

    The Indenture provides that, in the event of any sale, exchange or transfer (including by way of merger of such Restricted Subsidiary) to any person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), then such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee without any further action on the part of the Trustee or any holder of the Notes; PROVIDED that the Net Proceeds of such sale, transfer or other disposition are applied in accordance with the "Limitation on Certain Asset Sales" covenant to the extent required thereby. In addition, any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture may be released and relieved of its obligations under its Note Guarantee.

RANKING

    The Notes will be senior unsecured obligations of the Company and will rank PARI PASSU in right of payment with all other existing and future senior obligations of the Company, including the Fixed Rate Notes and indebtedness under the Bank Credit Agreement. Loans under the Bank Credit Agreement will be secured by substantially all of the Company's assets. Accordingly, while the Notes rank PARI PASSU in right of payment with the loans under the Bank Credit Agreement, the Notes will be effectively subordinated to the loans outstanding under the Bank Credit Agreement to the extent of the value of the assets securing such loans. Subject to certain limitations, the Company and its Restricted Subsidiaries may incur additional Indebtedness in the future.

    Each Note Guarantee will be a senior unsecured obligation of the respective Subsidiary Guarantor, ranking PARI PASSU in right of payment with all existing and future senior obligations of such Subsidiary Guarantor. Loans under the Bank Credit Agreement are guaranteed by the Subsidiary Guarantors, which guarantees are secured by substantially all of the assets of the Subsidiary Guarantors. Accordingly, while a Note Guarantee will rank PARI PASSU in right of payment with such Subsidiary's guarantee under the Bank Credit Agreement, such Note Guarantee will be effectively subordinated to such Subsidiary's guarantee under the Bank Credit Agreement to the extent of the value of the assets securing such guarantee.

REDEMPTION

    OPTIONAL REDEMPTION. The Notes will be redeemable at any time, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice at 105.00% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding the date of redemption, if redeemed prior to February 15, 1999 and at the redemption prices (expressed as percentages of principal amount) set forth below if redeemed during the twelve-month period beginning on February 15 of the years indicated below (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date):

                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
1999.............................................................................      104.00%
2000.............................................................................      103.00
2001.............................................................................      102.00
2002.............................................................................      101.00
2003.............................................................................      100.00

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the redemption date.

    If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee deems fair and appropriate.

    PURCHASE OF NOTES UPON CHANGE OF CONTROL OR ASSET SALE. Each holder of the Notes will have certain rights to require the Company to purchase such holder's Notes upon the occurrence of a Change of Control. See "Certain Covenants--Purchase of Senior Notes upon Change of Control" below. Under certain circumstances, the Company will be required to make an offer to purchase all or a portion of the Notes with proceeds received from an Asset Sale. See "--Certain Covenants--Limitation on Certain Asset Sales" below.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK. The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company or any Subsidiary Guarantor may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

    In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect will be given to the Mercer Transactions and Prior Recapitalization, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, in each case as if such acquisition or disposition (and the reduction or increase of any associated Fixed Charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred at the beginning of such four-quarter period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any acquisition (whether by purchase, merger or otherwise) or disposition that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect thereto as if such acquisition or disposition had occurred at the beginning of the applicable four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months). For purposes of this definition, whenever PRO FORMA effect is to be given to a transaction, the PRO FORMA calculations shall be made in good faith by the chief financial officer of the Company.

    Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("Permitted Indebtedness"):

        (i) Indebtedness of the Company or any Restricted Subsidiary under the Bank Credit Agreement or one or more other credit facilities (and the incurrence by any Restricted Subsidiary of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $25 million or (y) the amount of the Borrowing Base, less any amounts applied to the permanent reduction of such credit facilities pursuant to the "--Limitation on Certain Asset Sales" covenant;

        (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date (other than Indebtedness described under clause (i) above);

       (iii) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (PROVIDED that such Indebtedness is held by the Company or such Restricted Subsidiary); PROVIDED, HOWEVER, that any Indebtedness of the Company owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Senior Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes;

        (iv) Indebtedness represented by the Fixed Rate Notes (other than additional Fixed Rate Notes issued under the Fixed Rate Notes Indenture after August 20, 1998 ("Additional Fixed Rate Notes")) and the Fixed Rate Note Guarantees (including any Fixed Rate Note Guarantees issued pursuant to Section 1021 of the Fixed Rate Note Indenture);

        (v) Indebtedness represented by the Notes (other than the Additional Notes) and the Note Guarantees (including any Note Guarantees issued pursuant to "--Limitation on Guarantees of Indebtedness by Restricted Subsidiaries");

        (vi) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

       (vii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

      (viii) either (A) Capitalized Lease Obligations of the Company or any Restricted Subsidiary or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired (whether through the direct acquisition of such property or assets or indirectly through the acquisition of the Capital Stock of any Person owning such property or assets), constructed or improved and (y) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property; PROVIDED that the aggregate amount of Indebtedness under clauses (A) and (B) does not exceed $10.0 million at any one time outstanding;

        (ix) Indebtedness of the Company or any Restricted Subsidiary not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $15.0 million at any one time outstanding;

        (x) Indebtedness under (or constituting reimbursement obligations with respect) to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or other obligations, such obligations are reimbursed within five days following such drawing; and

        (xi) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (i), (iii), (vi), (vii), (viii), (ix) or (x) of this definition, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced.

LIMITATION ON RESTRICTED PAYMENTS

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

    (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such, other than (i) dividends, payments or distributions payable solely in Qualified Equity Interests, (ii) dividends, payments or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or
(iii) pro rata dividends, payments or distributions on common stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends, payments or distributions do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

    (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock of (i) the Company or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

    (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; and

    (d) make any Investment (other than a Permitted Investment) in any person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

        (i) no Default or Event of Default has occurred and is continuing,

        (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness and Issuance of Disqualified Stock" covenant and

       (iii) the aggregate amount of all Restricted Payments made after the Closing Date does not exceed the sum of:

           (A) 50% of the aggregate Consolidated Adjusted Net Income of the Company during the period (taken as one accounting period) from October 1, 1997 to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income is a loss, minus 100% of such amount); plus

           (B) 100% of the aggregate net cash proceeds received by the Company after August 20, 1997 from (x) the issuance or sale (other than to a Restricted Subsidiary) of either (1) Qualified Equity Interests of the Company or (2) Indebtedness or Disqualified Stock (other than the Series A Preferred Stock and any refinancings thereof) that has been converted into or exchanged for Qualified Equity Interests of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange or (y) cash capital contributions received by the Company after the Closing Date with respect to Qualified Equity Interests; plus

           (C) $3 million.

    For purposes of this "--Limitation on Restricted Payments" covenant, the accrual of dividends on the Series C Preferred Stock shall not be treated as a Restricted Payment. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as (other than with respect

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to the action described in clause (a) below) no Default or Event of Default has occurred and is continuing or would occur:

    (a) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

    (b) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

    (c) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company;

    (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Restricted Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (xi) of the definition of Permitted Indebtedness;

    (e) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options or warrants to acquire any such shares or related stock appreciation rights held by officers, directors or employees of the Company or its Subsidiaries or former officers, directors or employees (or their respective estates or beneficiaries under their estates) of the Company or its Subsidiaries or by any plan for their benefit, in each case, upon death, disability, retirement or termination of employment or pursuant to the terms of any benefit plan or any other agreement under which such shares of stock or options, warrants or rights were issued; PROVIDED that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options, warrants or rights after the Closing Date does not exceed in any fiscal year the sum of (i) $500,000, (ii) the cash proceeds received by the Company after the Closing Date from the sale of Qualified Equity Interests to employees, directors or officers of the Company and its Subsidiaries that occurs in such fiscal year and (iii) amounts referred to in clauses (i) through (ii) that remain unused from the immediately preceding fiscal year;

    (f) (i) the payment of any regular quarterly dividends in respect of the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock having the terms and conditions set forth in the Certificate of Determination for the Series A Preferred Stock as in effect on August 20, 1997; and (ii) commencing October 15, 2000, the payment of regular quarterly cash dividends (in the amount no greater than that provided for in the Certificate of Determination for the Series A Preferred Stock as in effect on August 20, 1997), out of funds legally available therefor, on any of the shares of Series A Preferred Stock issued and outstanding on the Closing Date and on any shares of Series A Preferred Stock issued in payment of dividends made or subsequently issued in payment of dividends thereon in respect of such shares of Series A Preferred Stock outstanding on the Closing Date, PROVIDED that, at the time of and immediately after giving effect to the payment of such cash dividend, the Fixed Charge Coverage Ratio, giving PRO FORMA effect to the payment of such dividend as if it had occurred at the beginning of the four full fiscal quarters immediately preceding the date on which the dividend is to be paid, would have been equal to at least 2.25 to 1.0.

    The actions described in clauses (b), (c), (e) and (f)(ii) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will be considered Restricted Payments for purposes of clause (iii) of the first paragraph of this covenant and the actions described in clauses (a), (d) and (f)(i) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will not be considered Restricted Payments for purposes of clause (iii) of the first paragraph of this covenant.

    For the purpose of making any calculations under the Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an

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amount equal to the fair market value of the net assets of such Restricted
Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive,
(ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

    If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment (other than a Permitted Investment) in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Restricted Payment.

    If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; PROVIDED that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Restricted Payment.

    In computing the Consolidated Adjusted Net Income of the Company for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

    PURCHASE OF NOTES UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then, each holder of Notes or Additional Notes will have the right to require that the Company purchase such holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of and Liquidated Damages, if any, the principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

    Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes or Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;
(ii) that any Note or Additional Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes or Additional Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a holder of

                                       99
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Notes or Additional Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes and Additional Notes that might be tendered by holders of the Notes and Additional Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the holders of the Notes and Additional Notes the rights described under "--Events of Default."

    One of the events that constitutes a Change of Control under the Indenture, subject to exceptions, is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes or Additional Notes elect to require the Company to purchase the Notes or Additional Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase in many circumstances.

    The existence of a holder's right to require the Company to purchase such holder's Notes or Additional Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

    The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes or Additional Notes the right to require the Company to repurchase such Notes or Additional Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes or Additional Notes, if such transaction is not a transaction defined as a Change of Control. See "--Certain Definitions" below for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

    The Company will comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Company will comply with such securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    The Company's Bank Credit Agreement contains prohibitions of certain events that would constitute a Change of Control and provides that such events constitute events of defaults thereunder.

    LIMITATION ON CERTAIN ASSET SALES. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or cash equivalents (including, for purposes of this clause (ii), the principal amount of any Indebtedness for money borrowed (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary that (x) is assumed by any transferee of any such assets or other property in such Asset Sale or (y) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, remains the liability of such Subsidiary subsequent to such sale or other disposition, but only to the extent that such assumption, sale or other disposition, as the case may be, is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liability).

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    (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the reduction of amounts outstanding under the Bank Credit Agreement or to the permanent repayment of other senior Indebtedness of the Company or a Restricted Subsidiary, or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in the making of capital expenditures, the acquisition of a controlling interest in a Permitted Business or acquisition of other long-term assets, in each case, that will be used or useful in the Permitted Businesses of the Company or its Restricted Subsidiaries, as the case may be. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit Indebtedness to the extent not prohibited by the Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

    (c) When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will, within 30 days thereafter, make an offer to purchase from all holders of Notes and Additional Notes, PRO RATA in proportion to the respective amounts outstanding of the Notes and Fixed Rate Notes, in accordance with the procedures set forth in the Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes and Additional Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, and Liquidated Damages, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes and Additional Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company or its Restricted Subsidiaries may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes and Additional Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes and Additional Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

    (d) The Company will comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with an offer made pursuant to clause (c) above. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Company will comply with such securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company or any beneficial owner of 10% or more of any class of the Capital Stock of the Company at any time outstanding ("Interested Persons"), unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Interested Persons and (b) the Company delivers to the Trustee (i) with respect to any transaction or series of related transactions entered into after the Closing Date involving aggregate payments in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such transaction or transactions complies with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $5 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an independent investment banking, accounting or valuation firm of national standing.

    The foregoing covenant will not restrict

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    (a) transactions among the Company and/or its Restricted Subsidiaries;

    (b) transactions (including Permitted Investments) permitted by the provisions of the "--Limitations on Restricted Payments" covenant;

    (c) employment agreements on customary terms and the payment of regular and customary compensation to employees, officers or directors in the ordinary course of business;

    (d) the payment to the Principals or their Related Parties and Affiliates, of annual management and advisory fees and related expenses, PROVIDED that the amount of any such fees and expenses shall not exceed $500,000 per fiscal year, provided further that any such fees shall only commence accruing on October 1, 1998 and shall be payable in arrears on a quarterly basis commencing on January 1, 1999;

    (e) loans or advances to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding;

    (f) the payment of all fees and expenses related to the Prior
Recapitalization and the Mercer Transactions; and

    (g) any agreement to which the Company or any Restricted Subsidiary is a party as in effect as of the date of the Indenture as set forth in a schedule thereto or any amendment thereto (as long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

        (i) any agreement in effect on the Closing Date;

        (ii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

       (iii) any security or pledge agreements or leases (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or on the leasehold interest represented thereby;

        (iv) any contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, pending the closing of such sale or disposition, PROVIDED that any such restriction relates solely to the assets that are the subject of such agreement;

        (v) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business; and

        (vi) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) and (ii), PROVIDED that any encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive than those contained in the contract, instrument or obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    LIMITATION ON ISSUANCES AND SALES OF PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock.

    PAYMENTS FOR CONSENT. The Indenture will provide that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture and a Note Guarantee providing for a guarantee of payment of the Senior Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Senior Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Senior Notes.

    Any Note Guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph will provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

    ISSUANCES OF GUARANTEES BY CERTAIN NEW RESTRICTED SUBSIDIARIES. The Company will provide to the Trustee, on the date that any Person becomes a Restricted Subsidiary, a supplemental indenture to the Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior basis by such new Restricted Subsidiary of the Company's obligations under the Notes and the Indenture to the same extent as that set forth in the Indenture, provided that any such Restricted Subsidiary that is organized outside the United states shall not be required to provide a Note Guarantee so long as such Restricted Subsidiary has not guaranteed any other Indebtedness of the Company or any other Restricted Subsidiary.

    LINE OF BUSINESS. The Company will not and will not cause or permit any of its Restricted Subsidiaries to engage in any businesses other than the businesses in which the Company is engaged on the Closing Date and any businesses reasonably related or complimentary to one or more of its businesses on the Closing Date (as determined in good faith by the Company's Board of Directors).

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    UNRESTRICTED SUBSIDIARIES.  (a) The Board of Directors of the Company may
designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

    (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted
Debt) pursuant to the first paragraph of the "--Limitation on Indebtedness and Issuance of Disqualified Stock" covenant (treating any Debt of such Unrestricted Subsidiary as the incurrence of Debt by a Restricted Subsidiary).

    LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, including any shares of stock or debt of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Senior Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Senior Notes are equally and ratably secured with the obligation or liability secured by such Lien.

    Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, incur the following Liens ("Permitted Liens"):

        (i) Liens (other than Liens securing Indebtedness under the Bank Credit Agreement) existing as of the Closing Date;

        (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness under the Bank Credit Agreement or one or more other credit facilities in a principal amount not to exceed the aggregate principal amount of the outstanding Indebtedness permitted by clauses (i) and (ix) of the definition of "Permitted Indebtedness";

       (iii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

        (iv) Liens securing the (a) Notes, any Additional Notes or any Note Guarantee or (b) any Fixed Rate Notes, any Additional Fixed Rate Notes or any Fixed Rate Note Guarantees, provided the Notes or any related Note Guarantee and the Fixed Rate Notes and any Fixed Rate Note Guarantees are secured equally and ratably with the obligation or liability secured by such Lien;

        (v) any interest or title of a lessor under any Capitalized Lease Obligation or Sale and Leaseback Transaction that was not entered into in violation of the "--Limitation on Indebtedness and Issuance of Disqualified Stock" covenant;

                                      104
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        (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; PROVIDED that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired in connection with the incurrence of such Acquired Indebtedness;

       (vii) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (vi) of the definition of "Permitted Indebtedness";

      (viii) Liens securing Indebtedness permitted to be incurred under paragraph (viii) of the definition of "Permitted Indebtedness" in the covenant described under the caption "--Limitation on Indebtedness and Issuance of Disqualified Stock";

        (ix) statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and, if required by GAAP, a reserve or other appropriate provision has been made therefor;

        (x) Liens for taxes, assessments, government charges or claims that are not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and, if required by GAAP, a reserve or other appropriate provision has been made therefor;

        (xi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

       (xii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

      (xiii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;

       (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

       (xv) Liens upon specific items of inventory or other goods and proceeds of the Company or any Restricted Subsidiary securing its obligations in respect of bankers' acceptances issued or created for the account of any person to facilitate the purchase, shipment or storage of such inventory or other goods;

       (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (xvii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the businesses of the Company or such Restricted Subsidiary;

      (xviii) leases or subleases to third parties;

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
       (xix) Liens in connection with workers' compensation obligations of the Company and its Restricted Subsidiaries incurred in the ordinary course; and

       (xx) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xix); PROVIDED that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

    REPORTS. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date 120 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission (to the extent accepted by the Commission) all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Sections 13(a) or 15(d) under the Exchange Act. The Company will also be required (a) to supply to the Trustee and each holder of Notes, or supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request. In addition, at all times prior to the earlier of the date of the Registration and the date 120 days after the Closing Date, the Company will, at its cost, deliver to each holder of the Notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the date of Registration, the Company will supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into (other than the consolidation or merger of a Restricted Subsidiary with another Restricted Subsidiary or into the Company) (whether or not the Company or such Restricted Subsidiary is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) in one or more related transactions to, another corporation, person or entity or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) unless:

    (a) either (i) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary, in the case of a transaction involving a Restricted Subsidiary, is the surviving corporation or (ii) in the case of a transaction involving the Company, the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

    (b) immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

    (c)the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the "--Limitation on Indebtedness and Issuance of Disqualified Stock" covenant;

    (d) if the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Note Guarantee applies to the Surviving Entity's obligations under the Indenture and the Senior Notes;

    (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with;

    (f) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

    (g) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Indenture.

    The Indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into any other person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entity to any other person (other than the Company or another Subsidiary Guarantor) unless: (a) such Subsidiary Guarantor is released from its Note Guarantees pursuant to the terms of the Indenture (see "Note Guarantees" above) or (b)(i) subject to the provisions of the following paragraph, the person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Note Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

EVENTS OF DEFAULT

    The following will be "Events of Default" under the Indenture:

    (a) default in the payment of any interest or Liquidated Damages, if any, on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any Note when due;

    (c) failure to perform or comply with the Indenture provisions described under the captions
"--Consolidation, Merger and Sale of Assets," "--Covenants--Limitation on Indebtedness and Issuance of Disqualified Stock" and "--Limitation on Restricted Payments" or failure to make a Change of Control Offer or an Excess Proceeds Offer, in each case, within the time periods specified in the Indenture;

    (d) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

    (e) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company or any Restricted Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5 million ("Specified Indebtedness"), and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Specified Indebtedness;

    (f) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds, in the aggregate, $5 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

    (g) any Note Guarantee ceases to be in full force and effect or is declared null and void or any such Subsidiary Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture); or

    (h) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

    If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders will, declare the principal of and accrued interest and Liquidated Damages, if any, on all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

    If an Event of Default specified in clause (h) above occurs and is continuing, then the principal of and accrued interest and Liquidated Damages, if any, on all of the outstanding Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

    At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes,
(B) all unpaid principal of (and premium, if any, on) any outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

    The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

    If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. However, except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Notes.

    The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Subsidiary Guarantors of their obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    The Company may, at its option and at any time, terminate the obligations of the Company and the Subsidiary Guarantor with respect to the outstanding Notes, the Note Guarantees and the Indenture ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Guarantor with respect to certain covenants set forth in the Indenture, including those described under "--Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

    In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. Government

Obligations (as defined in the Indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "--Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under "--Defeasance or Covenant Defeasance of Indenture") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

    Modifications and amendments of the Indenture, the Notes and any Note Guarantee may be made by the Company, any affected Subsidiary Guarantor and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

    (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

    (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture;

    (c) waive a default in the payment of principal of, or premium, if any, or interest on the Notes; or

    (d) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture other than in accordance with the terms of the Indenture.

    The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

    Without the consent of any holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (1) to evidence the succession of another person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor in the Indenture and in the Senior Notes; or (2) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the holders, or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor; or (3) to add additional Events of Defaults; or (4) to provide for uncertificated Notes in addition to or in place of the Certificated Notes; or
(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (6) to secure the Senior Notes or any Note Guarantee; or (7) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or (9) to release any Subsidiary Guarantor from its Note Guarantee in accordance with the provisions of the Indenture (including in connection with a sale of all of the Capital Stock of such Subsidiary Guarantor).

THE TRUSTEE

    United States Trust Company of New York, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes.

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

GOVERNING LAW

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture by writing to Burke Industries, Inc., 2250 South Tenth Street, San Jose, CA 95112,
Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth in the next succeeding paragraph, the Notes to be resold as set forth herein will initially be issued in the form of one global note ("the Global Note"). The Global Note will be deposited on the Closing Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

    Notes that were (i) originally issued to, or transferred to, institutional "accredited investors" who are not "Qualified Institutional Buyers" (as such terms are defined under "Notices to Investors" elsewhere herein (the "Non-Global Purchasers"), or (ii) issued as described below under "Certificated Notes" will be issued in registered, definitive, certificated form (the "Certificated Notes"). Upon the transfer to a Qualified Institutional Buyer of Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes may, unless the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of the Senior Notes being transferred.

    The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

    The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to own, transfer or pledge Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

    So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

    Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

    Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

CERTIFICATED NOTES

    Any beneficial owner of Notes evidenced by the Global Note may obtain Notes in the form of registered definitive Notes ("Certified New Notes"). If (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture then, upon surrender by the Global Note Holder of its Global Note, Certificated Notes will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

    Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Senior Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

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SAME-DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes represented by the Global Note are eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or
(b) assumed in connection with the acquisition of assets from such person.

    "Additional Fixed Rate Notes" means up to $75.0 million aggregate principal amount of additional Fixed Rate Notes issued under the Fixed Rate Notes Indenture after August 10, 1997.

    "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock or any executive officer or director of any such specified person or other person or, with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for aggregate net proceeds in excess of $1.0 million. For the purposes of this definition, the term "Asset Sale" does not include (i) any transfer of properties or assets that is governed by the provisions of the Indenture described under "--Consolidation, Merger and Sale of Assets", (ii) any transfer of properties or assets between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) any transfer of properties or assets representing obsolete or permanently retired equipment and facilities, (iv) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Limitation on Restricted Payments" (including, without limitation, any formation of or contribution of assets to a joint venture), (v) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries, (vi) the sale of Permitted Investments referred to in clause (a) of the definition thereof or (vii) any exchange of like kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

    "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remainder of the

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lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by
(ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

    "Bank Credit Agreement" means the loan and security agreement entered into on August 20, 1997 among the Company, the Banks and NationsBank, N.A., as agent, as such agreement may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time (including any such refinancing or replacement agented by a different institution).

    "Banks" means the banks and other financial institutions that from time to time are lenders under the Bank Credit Agreement.

    "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, and (b) 60% of the book value of all inventory owned by the Company and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information provided to the Banks under the Bank Credit Agreement for purposes of calculating the Borrowing Base.

    "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

    "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

    "Change of Control" means the occurrence of any of the following events:

    (a) the consummation of any transaction (including, without limitation, any merger or consolidation) (i) prior to a Public Equity Offering by the Company, the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) of less than 50% of the Voting Stock of the Company (measured by voting power rather than the number of shares) or (ii) after a Public Equity Offering of the Company, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

    (b) the Company, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any person (other than the Company or a Restricted Subsidiary);

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    (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

    (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the provisions described under "--Consolidation, Merger and Sale of Assets".

    "Closing Date" means the date on which the Old Notes were originally issued under the Indenture.

    "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary or non-recurring gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) solely for purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments," the net income (or loss) of any person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

    "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Adjusted Net Income for such period.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified

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Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under FASB Statement of Financial Accounting Standards No. 52).

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not derive any material direct or indirect financial benefit from such transaction or series of transactions.

    "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Senior Notes, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "--Certain Covenants--Limitation on Certain Asset Sales" and "--Redemption--Purchase of Notes upon a Change of Control or Asset Sale" covenants described herein and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Senior Notes as are required to be repurchased pursuant to the "--Certain Covenants--Limitation on Certain Asset Sales" and "--Redemption--Purchase of Notes upon a Change of Control or Asset Sale" covenants described herein.

    "Dollar Equivalent" means, with respect to any monetary amount in a currency other than the US dollar, at any time for the determination thereof, the amount of US Dollars obtained by converting such foreign currency involved in such computation into US Dollars at the spot rate for the purchase of US Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two Business Days prior to the determination.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

    "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any person other than the Company and its Restricted Subsidiaries), computed on a tax effected basis, plus (c) all interest on any Indebtedness of any person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted

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Subsidiaries; PROVIDED, HOWEVER, that Fixed Charges will not include any gain or loss from extinguishment of debt, including the write-off of debt issuance costs.

    "Fixed Rate Note Guarantee" means any guarantee of the Fixed Rate Notes issued by a Restricted Subsidiary of the Company pursuant to the Fixed Rate Notes Indenture.

    "Fixed Rate Note Indenture" means the Indenture dated as of August 20, 1997 between the Company and United States Trust Company of New York, as Trustee, as it may from time to time be supplemented or amended.

    "Fixed Rate Notes" means the Company's existing 10% Senior Notes due 2007.

    "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of the Indenture.

    "Hedging Obligations" means the obligations of any person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

    "Indebtedness" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) the Attributable Debt in respect of every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, (i) trade accounts payable and accrued liabilities arising in the ordinary course of business, (ii) any liability for federal, state or local taxes or other taxes owed by such person and (iii) obligations with respect to performance and surety bonds and completion guarantees in the ordinary course of business will not be considered Indebtedness for purposes of this definition.

    "Investment" in any person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person, or the making of any investment in such person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any person that has ceased to be a Restricted Subsidiary. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or

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holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, PROVIDED that an operating lease shall not constitute a Lien.

    "Mercer Acquisition" means the acquisition by the Company of all of the outstanding capital stock of Mercer Products Company, Inc. pursuant to a Stock Purchase Agreement dated March 5, 1998 among the Company, Mercer and Sovereign Specialty Chemicals, Inc.

    "Mercer Transactions" means (i) the Prior Offering and (ii) the Mercer Acquisition and the related financing transactions in connection therewith.

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire or otherwise prepay Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale or otherwise required to be prepaid in connection therewith, (d) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest (by way of Capital Stock of the Person owning such assets or otherwise) in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "Permitted Business" means any business in which the Company or a Restricted Subsidiary is permitted to engage under the covenant described under the caption "--Certain Covenants--Line of Business."

    "Permitted Investments" means any of the following:

    (a) Investments in (i) securities with a maturity at the time of acquisition of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, Eurodollar deposits or bankers' acceptances with a maturity at the time of acquisition of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iii) any shares of money market mutual or similar funds having assets in excess of $500,000,000; and (iv) commercial paper with a maturity at the time of acquisition of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's Investors Service, Inc. of at least P-1 or (B) from Standard & Poor's Ratings Services of at least A-1;

    (b) Investments by the Company or any Restricted Subsidiary in another person, if as a result of such Investment (i) such other person becomes a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

    (c) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary that is a Subsidiary Guarantor;

    (d) Investments in existence on the Closing Date;

    (e) promissory notes received as a result of Asset Sales permitted under the "--Certain Covenants-- Limitation on Certain Asset Sales" covenant;

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    (f) any acquisition of assets solely in exchange for the issuance of
Qualified Equity Interests of the Company;

    (g) stock, obligations or securities received in satisfaction of judgments, in bankruptcy proceedings or in settlement of debts;

    (h) Hedging Obligations otherwise permitted under the Indenture;

    (i) loans or advances to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding; and

    (j) other Investments in any Person, a majority of the equity ownership and voting stock of which is owned, directly or indirectly, by the Company and/or one or more of the Subsidiaries of the Company, that do not exceed $7.5 million in the aggregate at any time outstanding.

    "Preferred Stock" means, with respect to any person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

    "Principals" means (i) Lehman, (ii) each Affiliate of Lehman as of the Closing Date, (iii) JFLEI, and (iv) each officer or employee (including their respective immediate family members) of Lehman as of the Closing Date.

    "Public Equity Offering" means an offer and sale of common stock (which is Qualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

    "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

    "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

    "Related Party" with respect to any Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or (B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

    "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

    "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

    "Series A Preferred Stock" means, collectively, the Series A Cumulative Redeemable Preferred Stock of the Company, no par value, and the Series B Cumulative Redeemable Preferred Stock of the Company, no par value, in each case, issued on August 20, 1997.

    "Series C Preferred Stock" means the Convertible Preferred Stock of the Company issued on the Closing Date.

    "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Subsidiaries or (b) as of the end of such fiscal year, was the

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owner of more than 10% of the consolidated assets of the Company and its
Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during such entire fiscal year.

    "Stated Maturity" means, when used with respect to any Senior Note or any installment of interest thereon, the date specified in such Senior Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

    "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee issued by such Subsidiary Guarantor, as the case may be.

    "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

    "Subsidiary Guarantor" means any Restricted Subsidiary that is a party to a Note Guarantee pursuant to the terms of the Indenture.

    "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

    "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

    "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

                       DESCRIPTION OF NEW CREDIT FACILITY

GENERAL

    Upon the consummation of the Prior Recapitalization, the Company entered into a Loan and Security Agreement, as amended from time to time (the "Credit Agreement"), with NationsBank, N.A., as administrative agent (the "Agent"), and other lending institutions party thereto (the "Banks"), which agreement provided the Company with a $15.0 million revolving credit facility, guaranteed by Burke Rubber Company, Inc., Burke Flooring Products, Inc. and Burke Custom Processing, Inc. (in this context, the "Credit Agreement Guarantors"). See "Use of Proceeds." Upon consummation of the Prior Offering, the Company and the lenders under the Credit Agreement amended the Credit Agreement to, among other things,
(i) increase the Company's revolving credit facility from $15.0 million to $25.0 million (as amended, the "Credit Facility") (ii) add Mercer as a Borrowing Subsidiary (as defined in the Credit Agreement), (iii) increase certain of the baskets contained in the restrictive covenants to reflect the increased size of the Company after the closing of the Mercer Acquisition and (iv) waive any default or event of default that may otherwise result from the consummation of the Prior Offering and the Mercer Acquisition. This information relating to the Credit Facility is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the general terms of the Credit Facility.

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SECURITY

    Indebtedness of the Company under the Credit Agreement is secured by (i) a first priority security interest in substantially all of the personal property (including, without limitation, accounts receivable, inventory, machinery, equipment, contracts and contract rights, trademarks, copyrights, patents, license agreements and general intangibles) of the Company and its domestic subsidiaries, whether now owned or hereafter acquired, (ii) a first priority perfected pledge of 100% of the capital stock of its domestic subsidiaries and
(iii) a mortgage lien on the presently owned real property of the Company and its domestic subsidiaries.

INTEREST

    Indebtedness under the Credit Facility bears interest at a floating rate of interest equal to, at the Company's option, the Eurodollar Rate (as defined in the Credit Agreement) for one, two, three or six months, plus 2.50% or NationsBank, N.A.'s Prime Rate. The "Prime Rate" is a fluctuating interest rate equal to the rate of interest announced publicly by the Agent as its prime rate. Interest based on the Prime Rate shall be payable monthly in arrears. Interest based on the Eurodollar Rate shall be payable in arrears at the earlier of the
(a) end of the applicable interest period and (b) the first day of the month in which the Interest Payment Date occurs.

BORROWING BASE

    Pursuant to the terms of the Credit Agreement, advances under the Credit Facility are to be limited to the lesser of (a) $15 million, or $25 million if the Credit Agreement is amended, and (b)(i) 85% of eligible accounts receivable plus (ii) 50% of eligible inventory minus (iii) the aggregate amount of all undrawn letters of credit issued under the Credit Facility plus the aggregate amount of any unreimbursed drawings under any outstanding letters of credit.

MATURITY

    Loans made pursuant to the Credit Agreement may be borrowed, repaid and reborrowed from time to time until the fifth anniversary of the Closing Date, subject to the satisfaction of certain conditions on the date of any such borrowing.

FEES

    The Company is required to pay to the Banks in the aggregate a commitment fee equal to .50% per annum, payable in arrears on a quarterly basis, on the committed undrawn amount of the Credit Facility. The Agent and the Banks receive such other fees as have been separately agreed upon with the Agent, including, without limitation, in respect of letters of credit issued under the letter of credit subfacility.

LETTERS OF CREDIT SUBFACILITY

    The Credit Facility includes a subfacility for the issuance of letters of credit up to a maximum aggregate amount at any one time outstanding not to exceed $1.0 million. If any letter of credit is outstanding after the termination of the Credit Facility, the Company would be required to post a standby letter of credit or deposit cash collateral in an amount sufficient to reimburse the Banks for amounts drawn under any such outstanding letter of credit.

CONDITIONS TO CLOSING AND EXTENSIONS OF CREDIT

    The obligation of the Banks to make loans or extend letters of credit under the Credit Facility is subject to the satisfaction of certain customary conditions including, but not limited to, the absence of a default or event of default under the Credit Agreement, all representations and warranties under the

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Credit Agreement being true and correct in all material respects and the absence of a material adverse change.

COVENANTS

    The Credit Agreement contains customary covenants of the Company and the subsidiary guarantors, including, without limitation, restrictions on (i) the incurrence of debt, (ii) the sale of assets, (iii) mergers, acquisitions and other business combinations, (iv) voluntary prepayment of other debt of the Company, (v) transactions with affiliates (as defined in the Credit Agreement),
(vi) investments, (vii) liens and (viii) guarantees, as well as prohibitions on the payment of dividends to, or the repurchase or redemption of stock from, shareholders. In addition, the Credit Agreement contains various financial covenants, including covenants requiring the maintenance of fixed charge coverage and maximum funded debt to EBITDA ratios.

EVENTS OF DEFAULT; REMEDIES

    The Credit Agreement contains customary events of default under the Credit Facility, including the non-payment of principal or interest when due under the notes issued in connection with the Credit Facility or, subject to applicable grace periods in certain circumstances, upon the non-fulfillment of the covenants described above, certain changes in control of the ownership of the Company, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA, judgment defaults and failure of any guaranty or security agreement supporting the Credit Agreement to be in full force and effect. If any such event of default occurs, the Agent will be entitled, on behalf of the Banks, to take all actions permitted to be taken by a secured creditor under the Uniform Commercial Code and to accelerate the amounts due under the Credit Facility and may require all such amounts outstanding thereunder to be immediately paid in full.

INDEMNIFICATION

    Under the Credit Agreement, the Company agrees to indemnify the Agent, the Banks and related persons from and against any and all losses, liabilities, claims, damages or expenses (including, without limitations, fees and disbursements of counsel) that may be incurred by or asserted against any such indemnified party in connection with any investigation, litigation or other proceeding relating to the Credit Agreement or related documents, provided that the Company is not liable for any such losses, liabilities, claims, damages or expenses resulting from such indemnified party's own gross negligence or willful misconduct. Finally, the Credit Agreement contains customary provisions protecting the Banks in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

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                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, without par value, and 50,000 shares of Preferred Stock, without par value. The following statements are summaries of certain provisions applicable to the Company's capital stock.

COMMON STOCK

    As of January 2, 1998, there were 3,857,000 shares of Common Stock issued and outstanding, held of record by 13 shareholders. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock would be entitled to share ratably in the Company's assets remaining after payment of liabilities, and after provision is made for each class of stock, if any, having preference over the Common Stock (including, as of the date of this Offering Memorandum, the Company's 6% Convertible Preferred Stock to be issued in connection with the Transactions (the "Convertible Preferred Stock") and the Series A and Series B 11 1/2% Cumulative Redeemable Stock that was issued on the closing date of the Prior Recapitalization (collectively, the "Redeemable Preferred Stock") described below). Except as provided in the Shareholders' Agreement, holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

    The Board of Directors has the authority, without further action by the shareholders, to issue up to 50,000 shares of Preferred Stock (which includes the 35,000 shares which have already been designated as Redeemable Preferred Stock and the 3,000 shares which has been designated as Convertible Preferred Stock) in one or more series and to fix the powers, designations, rights, preferences, privileges, qualifications and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without shareholder approval, can issue Preferred Stock with voting, conversion and other rights which could adversely affect the voting power and other rights of the holders of Common Stock.

    CONVERTIBLE PREFERRED STOCK.

    In connection with the Mercer Acquisition, JFLEI, together with the other shareholders and warrantholders of the Company who elected to participate, purchased 3,000 shares of Series C Convertible Preferred Stock issued by the Company.

    RANKING. The Convertible Preferred Stock shall, with respect to rights on bankruptcy, liquidation, winding up and dissolution, rank (i) junior to the Redeemable Preferred Stock and (ii) senior to the Company's Common Stock, and to all other classes and series of stock of the Company now or hereafter authorized, issued or outstanding, other than any class or series of stock of the Company expressly designated as being on a parity with ("Parity Securities") or senior to the Convertible Preferred Stock. Such other classes or series of stock of the Company not expressly designated as being on a parity with or senior to the Convertible Preferred Stock are referred to hereafter as "Junior Securities." The rights of holders of shares of the Convertible Preferred Stock are subordinate to the rights of the Company's general creditors, including the holders of the Existing Notes and the Senior Notes.

    DIVIDEND RIGHTS. Dividends on the Convertible Preferred Stock, will accrue at the annual rate per share of 6% times the sum of (i) $1,000 and (ii) accrued but unpaid dividends as of the immediately preceding Convertible Preferred Dividend Payment Date (as defined below). The holders of shares of the Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors,

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
out of funds legally available therefor, dividends payable semi-annually in arrears on April 15 and October 15 of each year (each such date, a "Convertible Preferred Dividend Payment Date"). Notwithstanding the foregoing, no dividends on shares of Convertible Preferred Stock will be authorized, declared, paid or set apart for payment at such time as and to the extent that the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment. The declaration or payment of dividends on the Convertible Preferred Stock would be restricted under the Indenture and the Existing Indenture. See "Description of Senior Notes--Limitation on Restricted Payments".

    In the event that the Company elects to redeem all or any portion of the shares of the Convertible Preferred Stock or upon a redemption of the Convertible Preferred Stock upon a Change of Control, the Company shall pay, out of funds legally available therefor, all accrued but unpaid dividends to the holders thereof. See "--Optional Redemption" and "--Redemption Upon Change of Control." Dividends are also payable to holders of the Convertible Preferred Stock, out of funds legally available therefor, if declared by the Board of Directors of the Company.

    So long as any shares of the Convertible Preferred Stock are outstanding, the Company shall not, without the prior consent of the holders of at least fifty-one percent (51%) of the shares of outstanding Convertible Preferred Stock, (i) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Junior Securities (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities); (ii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities; (iii) declare, pay or set apart for payment, or permit any corporation or other entity directly or indirectly controlled by the Corporation to declare, pay or set apart for payment, any dividend or make any distribution or payment on any Junior Securities or Parity Securities, whether directly or indirectly and whether in cash, obligations or shares of the Company or other property (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities); or (iv) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Parity Securities whether directly or indirectly, and whether in cash, obligations, shares of the Company or other property (other than payments solely of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities, unless prior to or at the time of such payment or setting apart for payment, the Company shall have repurchased, redeemed or retired shares of the Convertible Preferred Stock on a PRO RATA basis with the Parity Securities as to which such sinking fund or similar fund payment, or such purchase, redemption or retirement, is being effected.

    LIQUIDATION PREFERENCE. Holders of shares of Convertible Preferred Stock are entitled to receive the stated liquidation value of $1,000 per share ($3.0 million in the aggregate based on 3,000 shares of Convertible Preferred Stock to be issued on the date of issuance), plus an amount per share equal to any dividends accrued but unpaid (whether or not declared by the Board of Directors of the Company), without interest (the "Liquidation Preference"), in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, out of or to the extent of the net assets of the Company legally available for distribution, before any distributions are made with respect to any Common Stock of the Company or any other Junior Securities. After payment of the full amount of the Liquidation Preference, holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

    CONVERSION. Each holder of shares of Convertible Preferred Stock will have the right, at such holder's option at any time following a Triggering Event (as defined below) to convert all of such shares into Common Stock at the conversion price of $10.00 per share of Convertible Preferred Stock, subject to adjustments pursuant to certain anti-dilution provisions from time to time. A Triggering Event shall include (i) a Change of Control (as defined in the Certificate of Determination for the Convertible

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
Preferred Stock), (ii) an initial public offering of any class of equity securities of the Company pursuant to the Securities Act of 1933, as amended,
(iii) the delivery of a notice from the Company to each holder of the Convertible Preferred Stock that the Company intends to redeem the Convertible Preferred Stock or (iv) the fifth anniversary of the date of issuance. For purposes of such conversion, each share of Convertible Preferred Stock will be valued at $1,000. Upon conversion of the Convertible Preferred Stock, holders of shares of Convertible Preferred Stock shall not be entitled to receive any accrued but unpaid dividends.

    OPTIONAL REDEMPTION. The Company may, at its option, redeem at any time, out of funds legally available therefor, all or any portion of the shares (in whole shares only) of the Convertible Preferred Stock on a PRO RATA basis, at a redemption price per share equal to 100% of the Liquidation Preference thereof on the date of redemption, including dividends accrued through the Convertible Preferred Dividend Payment Date immediately preceding the redemption date, but not including any dividends for any period after such Convertible Preferred Dividend Payment Date.

    REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Convertible Preferred Stock shall be redeemable at the option of the holders thereof, in whole or in part, at a redemption price per share equal to 100% of the Liquidation Preference on the date of redemption, including dividends accrued through the Convertible Preferred Dividend Payment Date immediately preceding the redemption date, but not including any dividends for any period after such Convertible Preferred Dividend Payment Date; provided, however, that the Company will not be obligated to redeem any Convertible Preferred Stock upon a Change of Control prior to repurchase or redemption of such Existing Notes, Notes and Redeemable Preferred Stock then outstanding as the Company is required to repurchase or has called for redemption in connection with Change of Control pursuant to the terms of the indentures for the Existing Notes and the Notes or the Company's Amended and Restated Articles of Incorporation, as the case may be.

    VOTING RIGHTS. The holders of shares of Convertible Preferred Stock are not entitled to any voting rights, except as required by applicable law and except as set forth in the next sentence. Without the consent of the holders of at least 51% of the outstanding shares of Convertible Preferred Stock, the Company may not amend its Amended and Restated Articles of Incorporation in any way that would adversely alter or change the powers, preferences or special rights of the Convertible Preferred Stock.

    PIGGYBACK REGISTRATION RIGHTS. The holders of the Convertible Preferred Stock are not entitled to any "demand" registration rights. However, the holders of the Convertible Preferred Stock are entitled to unlimited "piggyback" registration rights with respect to the shares of common stock of the Company issuable upon conversion of the Convertible Preferred Stock after the date of the Company's initial public offering of its common stock, subject to customary rights and limitations.

    TRANSFER RESTRICTIONS. There are no restrictions on the transferability of the Convertible Preferred Stock, except as required by applicable securities laws.

    REDEEMABLE PREFERRED STOCK.

    In connection with the consummation of the Prior Recapitalization, 18,000 shares of Redeemable Preferred Stock (also referred to herein as the "Series A" or "Series B" Preferred Stock), and warrants to purchase approximately 964,000 shares of common stock of MergerCo at an initial exercise price of $4.67 per share were issued by MergerCo to MassMutual, Paribas and Jackson National. Upon consummation of the Prior Recapitalization, the Redeemable Preferred Stock became the Redeemable Preferred Stock of the Company and the Warrants became Warrants to purchase Common Stock of the Company.

    RANKING. The Redeemable Preferred Stock ranks (i) senior to the Convertible Preferred Stock and (ii) prior to the Company's Common Stock with respect to dividend rights and rights on liquidation,

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
winding up or dissolution of the Company, and to all other classes and series of equity securities of the Company as may hereafter be issued, other than any class or series of equity securities of the Company expressly designated as being on a parity with or senior to the Redeemable Preferred Stock. The rights of holders of shares of the Redeemable Preferred Stock are subordinate to the rights of the Company's general creditors, including the holders of the Existing Notes and the Senior Notes. The Company may not create or issue other classes of stock ranking on a parity with or senior to the Redeemable Preferred Stock unless it receives approval or consent of the holders of at least a two-thirds of the Redeemable Preferred Stock. See "--Voting Rights" below.

    DIVIDEND RIGHTS. Dividends are payable to holders of Redeemable Preferred Stock, out of funds legally available therefor, at the annual rate per share of 11.5% times the sum of (i) $1,000 and (ii) accrued but unpaid dividends as of the immediately preceding Dividend Payment Date (as defined below). Dividends are payable (A) at the annual rate per share of .115 shares of Redeemable Preferred Stock per share of Redeemable Preferred Stock from the original issue date of the Redeemable Preferred Stock (the "Issue Date") through July 15, 2000 and (B) in cash after July 15, 2000. Dividends on the Redeemable Preferred Stock are payable quarterly on each January 15, April 15, July 15 and October 15 of each year (each a "Dividend Payment Date") and commenced on October 15, 1997.

    If at any time after July 15, 2000, the cash dividends payable on the Redeemable Preferred Stock are in arrears and unpaid for four or more successive Dividend Payment Dates, then until the date on which all such dividends in arrears are paid in full, dividends shall accrue and be payable to the holders of Redeemable Preferred Stock at the annual rate of 13.5% times the sum of (i) $1,000 per share and (ii) accrued but unpaid dividends thereon. Upon payment in full of all dividends in arrears, cash dividends will thereafter be payable at the 11.5% annual rate set forth above.

    So long as any shares of the Redeemable Preferred Stock are outstanding, the Company shall not, without the prior consent of the holders of two-thirds of the outstanding shares of Redeemable Preferred Stock, (i) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Junior Securities (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities); (ii) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities; (iii) declare, pay or set apart for payment, or permit any corporation or other entity directly or indirectly controlled by the Company to declare, pay or set apart for payment, any dividend or make any distribution or payment on any Junior Securities or Parity Securities, whether directly or indirectly and whether in cash, obligations or shares of the Company or other property (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities); or (iv) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Parity Securities, whether directly or indirectly, and whether in cash, obligations, shares of the Company or other property (other than payments solely of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities, unless prior to or at the time of such payment or setting apart for payment, the Company shall have repurchased, redeemed or retired shares of Redeemable Preferred Stock on a PRO RATA basis with the Parity Securities as to which such sinking fund or similar fund payment, or such purchase, redemption or retirement, is being effected.

    LIQUIDATION PREFERENCE. Holders of shares of Redeemable Preferred Stock are entitled to receive the stated liquidation value of $1,000 per share ($18.0 million in the aggregate based on 18,000 shares of Redeemable Preferred Stock to be issued on the Issue Date), plus an amount per share equal to any dividends accrued but unpaid, without interest (the "Liquidation Preference"), in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, out of or to the extent of the net assets of the Company legally available for distribution, before any distributions are made with respect to any Common Stock of the Company or any other Junior Securities. After payment of the

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full amount of the Liquidation Preference, holders of shares of Redeemable
Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

    OPTIONAL REDEMPTION. The Company may, at its option, redeem at any time, out of funds legally available therefor, all or any portion of the shares (in whole shares only) of the Redeemable Preferred Stock on a PRO RATA basis, at a redemption price per share equal to 100% of the Liquidation Preference thereof on the date of redemption.

    MANDATORY REDEMPTION. On the date that is the one hundred and twenty-sixth (126th) month anniversary of the Issue Date, the Company shall redeem any and all outstanding shares of Redeemable Preferred Stock, out of funds legally available therefor, at a redemption price per share equal to 100% of the Liquidation Preference thereof on such date.

    REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined in the Certificate of Determination for the Redeemable Preferred Stock), the Redeemable Preferred Stock shall be redeemable at the option of the holders thereof, in whole or in part, at a redemption price per share equal to 100% of the Liquidation Preference on the date of redemption provided, however, that the Company will not be obligated to redeem any Redeemable Preferred Stock upon a Change of Control prior to repurchase or redemption of the Existing Notes then outstanding as the Company is required to repurchase or has called for redemption in connection with Change of Control pursuant to the terms of the Existing Indenture.

    VOTING RIGHTS. The holders of shares of Redeemable Preferred Stock are not entitled to any voting rights, except as required by applicable law and except as set forth below.

    Without the consent of the holders of at least two-thirds of the outstanding shares of Redeemable Preferred Stock, the Company may not (i) amend its Articles of Incorporation in any way that would adversely alter or change the powers, preferences, special rights or economics of the Redeemable Preferred Stock, (ii) create, authorize or issue any shares of capital stock ranking senior to or on a parity with the Redeemable Preferred Stock or (iii) create, authorize or issue any shares of capital stock constituting Junior Securities, unless such Junior Securities are expressly subordinate in right of payment to the Redeemable Preferred Stock and such Junior Securities have no additional rights (directly or indirectly) upon the Company's failure to redeem such shares or to pay or declare a dividend or make a distribution with respect thereto. In addition, without the consent of the holders of at least two-thirds of the outstanding shares of Series A Redeemable Preferred Stock, the Company may not enter into any agreement which limits or otherwise adversely affects the Company's ability to comply with its mandatory redemption obligations described above, including, without limitation, any such agreement or plan entered into with respect to (a) the sale of all or substantially all of the assets of the Company, (b) the voluntary liquidation, dissolution or winding up of the Company or (c) the consolidation or merger of the Company with any one or more other corporations, other than a consolidation or merger in which the shareholders of the Company immediately prior to such transaction will hold more than 50% of the equity securities of the surviving entity immediately after the consummation of such transaction.

    TRANSFER RESTRICTIONS. There are no restrictions on the transferability of the Redeemable Preferred Stock, except as required by applicable securities laws.

WARRANTS

    The Warrants issued in connection with the Prior Recapitalization entitle the holders thereof to purchase in the aggregate up to approximately 964,000 shares of Common Stock of the Company (the "Warrant Shares"), or 20% of the outstanding Common Stock of the Company on a fully diluted basis. The Warrants are currently exercisable until February 20, 2008 at an exercise price per share equal to $4.67, payable in cash or by tendering shares of Redeemable Preferred Stock. The exercise price and number of

Warrant Shares are both subject to adjustment in certain events. The Warrants are transferable separately from the Redeemable Preferred Stock.

    There are no restrictions on the transferability of the Warrants, except as required by applicable securities laws and as may be set forth in the Shareholders' Agreement.

    Unless and until the Warrants are exercised, the holders of the Warrants have no right to vote on matters submitted to the shareholders of the Company. The holders of the Warrants have no right to receive dividends; provided, however, that upon exercise of the Warrants, the exercise price therefor shall be reduced by an amount equal to the dividends in respect of the Common Stock that the holder of the Warrants would have received had the Warrants been exercised on the Issue Date. The holders of the Warrants are not entitled to share in the assets of the Company in the event of liquidation or dissolution of the Company or the winding up of the Company's affairs; PROVIDED, HOWEVER, that the holders of the Warrants are entitled to receive at least 30 days' prior written notice of any such liquidation, dissolution or winding up of affairs and shall be afforded the opportunity to exercise the Warrants prior to such liquidation, dissolution or winding up of affairs.

    REGISTRATION RIGHTS. The holders of the Warrant Shares are entitled to one "demand" registration right at any time on or after the later of (i) August 20, 2000 and (ii) the 181st day after completion of the initial public offering by the Company of its Common Stock, subject to additional customary rights and limitations. In addition, the holders of the Warrant Shares are entitled to unlimited "piggyback" registration rights after the date of the Company's initial public offering of its Common Stock, subject to customary rights and limitations.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any such resale. In addition, until       , 1998, all
dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the

Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The legality of the New Notes will be passed on for the Company by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements of Burke Industries, Inc. as of January 2, 1998 and January 3, 1997, and for each of the three fiscal years in the period ended January 2, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Mercer Products Company, Inc. as of August 4, 1997 and December 31, 1997, and for the periods from January 1, 1997 to August 4, 1997 and from August 5, 1997 (date of acquisition by Sovereign Specialty Chemicals, Inc.) to December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Mercer as of December 31, 1996, and for the year then ended, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditng.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------

BURKE INDUSTRIES, INC. AND SUBSIDIARIES
Report of Ernst & Young LLP, Independent Auditors..........................................................  F-2
Consolidated Statements of Operations for the three fiscal years ended January 2, 1998.....................  F-3
Consolidated Balance Sheets at January 3, 1997 and January 2, 1998.........................................  F-4
Consolidated Statements of Shareholders' Equity (Deficit) for the three fiscal years ended January 2,
  1998.....................................................................................................  F-5
Consolidated Statements of Cash Flows for the three fiscal years ended January 2, 1998.....................  F-6
Notes to Consolidated Financial Statements.................................................................  F-7
Condensed Consolidated Statements of Income for the three months ended April 4, 1997 and April 3, 1998
  (unaudited)..............................................................................................  F-19
Condensed Consolidated Balance Sheets at January 2, 1998 and April 3, 1998 (unaudited).....................  F-20
Condensed Consolidated Statements of Cash Flows for the three months ended April 4, 1997 and April 3, 1998
  (unaudited)..............................................................................................  F-21
Notes to Condensed Consolidated Financial Statements (unaudited)...........................................  F-22

MERCER PRODUCTS COMPANY, INC.
Report of KPMG Peat Marwick LLP, Independent Auditors......................................................  F-24
Statement of Earnings and Retained Earnings for the year ended December 31, 1996...........................  F-25
Balance Sheet at December 31, 1996.........................................................................  F-26
Statement of Cash Flows for the year ended December 31, 1996...............................................  F-27
Notes to Financial Statements..............................................................................  F-28
Report of Ernst & Young LLP, Independent Auditors--January 1, 1997 to August 4, 1997.......................  F-33
Balance Sheet at August 4, 1997............................................................................  F-34
Statement of Operations and Retained Earnings for the period from January 1, 1997 to August 4, 1997........  F-35
Statement of Cash Flows for the period from January 1, 1997 to August 4, 1997..............................  F-36
Notes to Financial Statements..............................................................................  F-37
Report of Ernst & Young LLP, Independent Auditors--August 5, 1997 to December 31, 1997.....................  F-42
Balance Sheet at December 31, 1997.........................................................................  F-43
Statement of Income for the period from August 5, 1997 to December 31, 1997................................  F-44
Statement of Stockholder's Equity for the period from August 5, 1997 to December 31, 1997..................  F-45
Statement of Cash Flows for the period from August 5, 1997 to December 31, 1997............................  F-46
Notes to Financial Statements..............................................................................  F-47
Condensed Statements of Operations for the three months ended March 31, 1997 and 1998 (unaudited)..........  F-52
Condensed Balance Sheets at December 31, 1997 and March 31, 1998 (unaudited)...............................  F-53
Condensed Statements of Cash Flows for the three months ended March 31, 1997 and 1998 (unaudited)..........  F-54
Notes to Condensed Financial Statements (unaudited)........................................................  F-55

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Burke Industries, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Burke Industries, Inc. and subsidiaries as of January 2, 1998 and January 3, 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three fiscal years in the period ended January 2, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Burke Industries, Inc. and subsidiaries at January 2, 1998 and January 3, 1997, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended January 2, 1998, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Jose, California
February 26, 1998

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         FISCAL YEARS ENDED
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Net sales........................................................  $  90,228  $  72,466  $  68,411
Costs and expenses:
  Cost of sales..................................................     62,917     49,689     49,226
  Selling, general and administrative............................     12,238     11,610     10,212
  Transaction expenses...........................................      1,321     --         --
  Stock option purchase..........................................     14,105     --         --
                                                                   ---------  ---------  ---------
(Loss) income from operations....................................       (353)    11,167      8,973
Interest expense, net............................................      5,408      2,668      3,007
                                                                   ---------  ---------  ---------
(Loss) income before income tax (benefit) provision, discontinued
  operation, and extraordinary loss..............................     (5,761)     8,499      5,966
Income tax (benefit) provision...................................     (1,818)     3,466      3,393
                                                                   ---------  ---------  ---------
(Loss) income from continuing operations before discontinued
  operation and extraordinary loss...............................     (3,943)     5,033      2,573
Loss from discontinued operation, net of income tax benefit of
  $205 in 1996, and $443 in 1995.................................     --           (308)      (664)
Loss on disposal of discontinued operation, net of income tax
  benefit of $356................................................     --           (624)    --
Extraordinary loss on debt settlement, net of income tax benefit
  of $547........................................................     --         --           (815)
                                                                   ---------  ---------  ---------
Net (loss) income................................................  $  (3,943) $   4,101  $   1,094
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                                     FISCAL YEAR
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      THOUSANDS)
                                                       ASSETS
Current assets:
  Cash and cash equivalents....................................................................  $  11,563  $  --
  Restricted cash..............................................................................      1,070     --
  Trade accounts receivable, less allowance of $334 in 1997 and $189 in 1996...................     11,186      9,155
  Inventories..................................................................................     11,187      8,616
  Prepaid expenses and other current assets....................................................      1,056        630
  Deferred income tax assets...................................................................      2,845      1,014
  Refundable income taxes......................................................................      1,639     --
                                                                                                 ---------  ---------
    Total current assets.......................................................................     40,546     19,415
Property, plant, and equipment:
  Land and improvements........................................................................      1,884      1,884
  Buildings and improvements...................................................................      9,151      9,151
  Equipment....................................................................................     13,007     12,329
  Leasehold improvements.......................................................................        606        555
                                                                                                 ---------  ---------
                                                                                                    24,648     23,919
  Accumulated depreciation and amortization....................................................     10,536      9,101
                                                                                                 ---------  ---------
                                                                                                    14,112     14,818
  Construction-in-process......................................................................        908        183
                                                                                                 ---------  ---------
                                                                                                    15,020     15,001
Other assets:
  Prepaid pension cost.........................................................................        501        542
  Goodwill, net................................................................................      1,465      1,529
  Note receivable from an affiliate of the principal shareholders..............................     --          4,066
  Deferred financing costs, net................................................................      5,210     --
  Other assets.................................................................................         95        120
                                                                                                 ---------  ---------
                                                                                                     7,271      6,257
                                                                                                 ---------  ---------
    Total assets...............................................................................  $  62,837  $  40,673
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Checks outstanding in excess of funds deposited..............................................  $  --      $     828
  Trade accounts payable and accrued expenses..................................................      5,489      5,656
  Accrued compensation and related liabilities.................................................      2,086      1,937
  Accrued interest.............................................................................      4,347        798
  Payable to shareholders......................................................................      5,882     --
  Income taxes payable.........................................................................      1,064      2,468
  Current portion of long-term obligations.....................................................     --          2,400
                                                                                                 ---------  ---------
    Total current liabilities..................................................................     18,868     14,087
Senior notes...................................................................................    110,000     --
Long-term obligations, less current portion....................................................     --         16,469
Other noncurrent liabilities...................................................................        420        720
Deferred income tax liabilities................................................................      3,891      3,457
Subordinated debt..............................................................................     --          1,657
Preferred stock, no par value; 50,000 shares authorized; 30,000 Series A Redeemable shares designated; 16,000 Series A shares issued and outstanding; 5,000 Series B Redeemable shares
  designated; 2,000 Series B shares issued and outstanding.....................................     16,148     --
Shareholders' equity (deficit):
  Class A common stock, no par value:
    Authorized shares--20,000,000
      Issued and outstanding shares--3,857,000 in 1997 and 9,377,000 in 1996...................     25,464      6,716
  Accumulated deficit..........................................................................   (111,954)    (2,433)
                                                                                                 ---------  ---------
    Total shareholders' equity (deficit).......................................................    (86,490)     4,283
                                                                                                 ---------  ---------
Total liabilities and shareholders' equity (deficit)...........................................  $  62,837  $  40,673
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                       CLASS A                           TOTAL
                                                                     COMMON STOCK                    SHAREHOLDERS'
                                                                 --------------------  ACCUMULATED       EQUITY
                                                                  SHARES     AMOUNT      DEFICIT       (DEFICIT)
                                                                 ---------  ---------  ------------  --------------
                                                                                   (IN THOUSANDS)
Balance at fiscal year end 1994................................     10,019  $   6,649   $   (5,800)   $        849
  Net income...................................................     --         --            1,094           1,094
  Increase in value of shareholder warrants....................     --            587         (587)        --
  Repurchase of stock..........................................       (588)      (453)      --                (453)
  Repurchase of warrants.......................................     --         (1,150)      --              (1,150)
                                                                 ---------  ---------  ------------  --------------
Balance at fiscal year end 1995................................      9,431      5,633       (5,293)            340
  Net income...................................................     --         --            4,101           4,101
  Proceeds from sales of shares through employee stock plans...        181         77       --                  77
  Increase in value of shareholder warrants....................     --          1,241       (1,241)        --
  Repurchase of stock..........................................       (235)      (235)      --                (235)
                                                                 ---------  ---------  ------------  --------------
Balance at fiscal year end 1996................................      9,377      6,716       (2,433)          4,283
  Net loss.....................................................     --         --           (3,943)         (3,943)
  Proceeds from sales of shares through employee stock plans...         22         10       --                  10
  Increase in value of shareholder warrants....................     --          5,100       (5,100)        --
  Accretion of preferred stock discount........................     --         --              (89)            (89)
  Preferred stock dividend in kind.............................     --         --             (665)           (665)
  Common stock warrant issued on sale of preferred stock.......     --         --            2,500           2,500
  Proceeds from sale of common stock, net of issuance costs....      3,134     18,724       --              18,724
  Recapitalization of company..................................     (8,676)    (5,086)    (102,224)       (107,310)
                                                                 ---------  ---------  ------------  --------------
Balance at fiscal year end 1997................................      3,857  $  25,464   $ (111,954)   $    (86,490)
                                                                 ---------  ---------  ------------  --------------
                                                                 ---------  ---------  ------------  --------------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          FISCAL YEARS ENDED
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES
Net (loss) income.................................................................  $  (3,943) $   4,101  $   1,094
Adjustments to reconcile net (loss) income to net cash provided by (used in)
  operating activities:
  Depreciation and amortization:
    Property, plant, and equipment................................................      1,435      1,378      1,354
    Goodwill......................................................................         64         41        134
    Debt discounts arising from warrants..........................................         93         37        259
    Interest on shareholder note..................................................       (240)    --         --
    Deferred financing costs......................................................        229     --         --
  Loss on disposal of discontinued operation......................................     --            624     --
  Extraordinary loss on debt settlement, noncash portion..........................     --         --          1,362
  Changes in net assets of discontinued operation.................................     --          1,401       (680)
  Changes in operating assets and liabilities:
    Trade accounts receivable.....................................................     (2,031)       701     (4,326)
    Inventories...................................................................     (2,571)    (1,398)    (2,539)
    Prepaid expenses and other current assets.....................................       (436)       (78)       (68)
    Prepaid pension cost..........................................................         41         83         66
    Other assets..................................................................         25         12        (31)
    Trade accounts payable and accrued expenses...................................      3,382      1,940      1,853
    Accrued compensation and related liabilities..................................        149        124        536
    Deferred income taxes.........................................................     (1,397)       241       (462)
    Income taxes payable..........................................................     (3,043)      (103)     1,798
    Other noncurrent liabilities..................................................       (300)        36       (142)
                                                                                    ---------  ---------  ---------
Net cash (used in) provided by operating activities...............................     (8,543)     9,140        208
INVESTING ACTIVITIES
Purchases of property, plant, and equipment.......................................     (1,454)    (1,684)    (3,647)
Proceeds from disposal of discontinued operation..................................     --          1,818     --
Note receivable from affiliate of the principal shareholders......................     --         (4,066)    --
Repayment of note receivable from affiliate of the principal shareholders.........      4,306     --         --
Proceeds from sale of equipment...................................................     --         --            123
                                                                                    ---------  ---------  ---------
Net cash provided by (used in) investing activities...............................      2,852     (3,932)    (3,524)
FINANCING ACTIVITIES
Restricted cash...................................................................     (1,070)    --         --
Checks outstanding in excess of funds deposited...................................       (828)      (888)     1,228
Borrowings of long-term debt......................................................     --         79,516    101,393
Repayments and settlement of long-term debt and capital lease obligations.........    (18,869)   (83,678)   (97,702)
Payable to shareholders...........................................................      5,882     --         --
Repurchase of common stock and warrants...........................................     --           (235)    (1,603)
Proceeds from sales of shares through employee stock plans........................         10         77     --
Deferred financing costs..........................................................     (5,430)    --         --
Repayment of subordinated debt....................................................     (1,750)    --         --
Net recapitalization consideration................................................   (107,310)    --         --
Issuance of senior notes..........................................................    110,000     --         --
Issuance of preferred stock, net of issuance costs................................     17,895     --         --
Issuance of common stock, net of issuance costs...................................     18,724     --         --
                                                                                    ---------  ---------  ---------
Net cash provided by (used in) financing activities...............................     17,254     (5,208)     3,316
                                                                                    ---------  ---------  ---------
Change in cash....................................................................     11,563     --         --
Cash at beginning of year.........................................................     --         --         --
                                                                                    ---------  ---------  ---------
Cash at end of year...............................................................  $  11,563  $  --      $  --
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Burke Industries, Inc. and subsidiaries (the Company) develop, manufacture, and market various elastomer products for use in commercial and military applications.

    The Company operates within one industry segment, which includes the developing, manufacturing, and marketing of various elastomer products for use in commercial and military applications. The Company sells its products through a network of distributors or directly to customers in the construction, defense, and aerospace industries and other commercial markets, primarily in North America. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral.

    One customer accounted for approximately 13% of net sales in fiscal year 1997 and 11% of net sales in fiscal year 1996. No other customers constituted 10% or more of net sales in any of the three fiscal years ended in 1997.

    Substantially all of the Company's hourly workers in San Jose, California are represented by the International Association of Machinists and Aerospace Workers through a collective bargaining agreement that expires October 2, 2000.

    The Company has renewed its collective bargaining agreement with United Electrical Radio and Machine Workers of America, who represent the Company's hourly workers in Tanton, Massachusetts through June 5, 2000.

    RECAPITALIZATION

    In August 1997, the Company entered into an Agreement and Plan of Merger (the Merger Agreement) pursuant to which the Company was recapitalized (the Recapitalization). Pursuant to the Merger Agreement, all shares of the Company's common stock, other than those retained by certain members of management and certain other shareholders (Continuing Shareholders), were converted into the right to receive cash based upon a formula. The Continuing Shareholders agreed to retain approximately 15% of the common equity of the Company. In order to finance the transactions contemplated by the Recapitalization, the Company (i) issued $110 million of senior notes in a debt offering (NOTE 4); (ii) received $20 million in cash from an investor group for common stock, and (iii) received $18 million in cash for the issuance of redeemable preferred stock (the Transactions). Pursuant to the terms of a ten-year Management Agreement entered into between the Company and its principal shareholder after completion of the Recapitalization transaction, the Company paid the shareholder a transaction fee of $1.0 million and the Company agreed to pay an annual management fee equal to $500,000 commencing October 1, 1997.

    The Company has four wholly owned subsidiaries, consisting of Burke Flooring Products, Inc., Burke Rubber Company, Inc., Burke Custom Processing, Inc., (the Guarantor Subsidiaries) and Burkeline Construction Company, Inc. (the Non-Guarantor Subsidiary). Each of the Guarantor Subsidiaries' guarantees of the Company's $110 million senior notes, is full, unconditional and joint and several. The Company's subsidiaries have no operations or assets and liabilities and therefore no separate financial statements of the Company's subsidiaries are presented.

    In connection with the above August 1997 transactions, the tax benefit the Company will receive associated with the cost to purchase options issued and outstanding under the Company's stock option plan, in addition to other tax savings associated with the transaction, will be distributed to the Company's continuing and former shareholders when realized by the Company. Accordingly, as part of the recapitalization the Company recognized a liability of $5,882,000 for the total estimated benefit to be realized.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    A lawsuit has been filed by a former shareholder against the Company and certain of its current and former officers and directors. The former shareholder is asserting various claims in connection with the Company's repurchase of such shareholder's shares prior to the Prior Recapitalization. The Company believes that such claims are without merit and intends to vigorously defend such action. Management believes the resolution of this matter will not have a material adverse effect on the financial position of the Company.

    ACCOUNTING PERIODS

    The Company's fiscal year ends on the Friday closest to December 31. The Company maintains a fifty-two/fifty-three week fiscal year cycle, which resulted in a fifty-two week year in fiscal 1995, a fifty-three week year in fiscal 1996, and a fifty-two week year in fiscal 1997. For convenience, the accompanying financial statements have been referred to as fiscal years ended 1995, 1996, and 1997 for the periods ended December 29, 1995 and January 3, 1997 and January 2, 1998, respectively.

    CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Burke Industries, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of demand deposit accounts with five banks. Restricted cash consists of a three month U.S. treasury bill held as security for an outstanding letter of credit.

    REVENUE RECOGNITION

    Revenue from sales of products is generally recognized upon shipment to customers. For contracts relating to certain products, a portion of the revenue is recognized upon completion of a part of the manufacturing process and upon customer acceptance. The remaining revenue is recognized upon completion of the manufacturing process and shipment.

    WARRANTY

    The Company generally warrants its roofing products for two years, for which the related costs are not significant. In addition, the Company sells extended warranties for ten to twenty years. Revenues received for extended warranties are deferred and amortized over the period in which warranty costs are expected to be incurred. Warranty reserves and deferred warranty revenues are included in accrued expenses and other noncurrent liabilities on the accompanying consolidated balance sheets.

    INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost. Depreciation is computed over the estimated useful lives (three to forty years) of the assets using the straight-line method. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful life of the asset or the term of the related lease. Amortization of assets under capital leases is included in depreciation expense.

    FINANCIAL INSTRUMENTS

    The carrying value of accounts receivable and payable and accrued liabilities approximates fair value due to the short-term maturities of these assets and liabilities.

    RECLASSIFICATIONS

    Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 statement presentation.

    COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130). FAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements and is effective for fiscal years beginning after December 15, 1997.

    SEGMENT INFORMATION

    In June 1997, the FASB released Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131). FAS 131 will change the way companies report selected segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. FAS 131 is effective for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact of the application of the new rules on the Company's consolidated financial statements.

2. INVENTORIES

    Inventories consist of the following at the fiscal year ended:

                                                               1997       1996
                                                             ---------  ---------
                                                                (IN THOUSANDS)
Raw materials..............................................  $   4,626  $   3,260
Work-in-process............................................      1,593      1,433
Finished goods.............................................      4,968      3,923
                                                             ---------  ---------
                                                             $  11,187  $   8,616
                                                             ---------  ---------
                                                             ---------  ---------

3. GOODWILL AND LONG-LIVED ASSETS

    Goodwill represents the excess of the purchase price of acquired companies over the estimated fair value of the tangible and specifically identified intangible net assets acquired. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed Of" (FAS 121), the carrying value of long- lived assets and related goodwill is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value of these assets will not be recoverable, as determined based on

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

3. GOODWILL AND LONG-LIVED ASSETS (CONTINUED) the undiscounted net cash flows of the entity acquired over the remaining amortization period, the Company's carrying value is reduced to its estimated fair value (based on an estimate of discounted future net cash flows).

    Goodwill is being amortized on a straight-line basis over forty years. Accumulated amortization totaled $367,000 and $303,000 at fiscal years ended 1997 and 1996, respectively.

4. LONG-TERM DEBT AND LEASE OBLIGATIONS

    In connection with the Recapitalization of the Company (NOTE 1), all outstanding borrowings under the existing bank line of credit agreement, term loans payable to bank, and subordinated notes were repaid and the Company issued $110 million of Senior Notes and entered into a new credit facility with a bank.

    SENIOR NOTES DUE 2007

    The Senior Notes bear interest at a rate of 10% per annum. Interest on the Senior Notes is payable semiannually, commencing February 15, 1998. The Senior Notes mature on August 15, 2007.

    At any time on or before August 15, 2000, the Company may redeem up to 35% in aggregate principal amount of (i) the initial aggregate principal amount of the Senior Notes and (ii) the initial principal amount of any additional notes, on one or more occasions, with the net cash proceeds of one or more public equity offerings at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, provided that at least 65% of the sum of (i) the initial aggregate principal amount of the Senior Notes and (ii) the initial aggregate principal amount of additional notes remain outstanding immediately after redemption. The Senior Notes are redeemable by the Company at stated redemption prices beginning in August 2002.

    The Senior Notes are general unsecured obligations of the Company and senior to all existing and future subordinated indebtedness of the Company. The obligations of the Company under the bank credit facility are secured by substantially all of the assets of the Company. Accordingly, such secured indebtedness will effectively rank senior to the Senior Notes to the extent of such assets.

    The Senior Notes restrict, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens, sell preferred stock of subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates.

    Since the Senior Notes were issued in August 1997, the Company believes the fair value of the Senior Notes at fiscal year ended 1997 approximates the carrying value of such debt at fiscal year ended 1997.

    BANK CREDIT FACILITY

    In connection with recapitalization, the Company entered into a Loan and Security Agreement with a bank to provide the Company with a $15.0 million revolving credit facility expiring August 20, 2002. No amounts are outstanding at fiscal year end 1997.

    Indebtedness of the Company under the agreement is secured by a first priority security interest in substantially all of the Company's assets.

    Indebtedness under the agreement bears interest at a floating rate of interest equal to, at the Company's option, the eurodollar rate for one, two, three or six months, plus 2.50% or the bank's prime rate.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

4. LONG-TERM DEBT AND LEASE OBLIGATIONS (CONTINUED)
    Advances under the agreement are limited to the lesser of (a) $15.0 million and (b)(i) 85% of eligible accounts receivable plus (ii) 50% of eligible inventory minus (iii) the aggregate amount of all undrawn letters of credit issued plus the aggregate amount of any unreimbursed drawings under any outstanding letters of credit. Letters of credit up to a maximum of $1.0 million may be issued under the bank credit facility.

    The credit agreement contains restrictions on the incurrence of debt, the sale of assets, mergers, acquisitions and other business combinations, voluntary prepayment of other debt of the Company, transactions with affiliates, investments, as well as prohibitions on the payment of dividends to, or the repurchase or redemption of stock from, shareholders, and various financial covenants, including covenants requiring the maintenance of fixed charge coverage.

    INTEREST EXPENSE

    Interest expense consists of the following:

                                                             FISCAL YEAR ENDED
                                                      -------------------------------
                                                        1997       1996       1995
                                                      ---------  ---------  ---------
                                                              (IN THOUSANDS)
Interest incurred...................................  $   5,900  $   2,771  $   3,039
Capitalized.........................................        (29)       (19)       (30)
Interest income.....................................       (463)       (84)        (2)
                                                      ---------  ---------  ---------
Interest expense, net...............................  $   5,408  $   2,668  $   3,007
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

    Included in interest expense is $142,000, $212,000, and $1,108,000 of interest incurred on subordinated shareholder notes in fiscal years 1997, 1996, and 1995, respectively. There was no interest payable to these shareholders at fiscal years ended 1997 and 1996, respectively, and such subordinated notes were repaid in connection with the Recapitalization of the Company.

    DEFERRED FINANCING COSTS

    In connection with the issuance of the Senior Notes and bank credit facility agreement, the Company incurred debt issuance costs of $5,429,000 that are being amortized to interest expense over the term of the related debt. Accumulated amortization at fiscal year end 1997 is $219,000.

    LEASE OBLIGATIONS

    The Company also leases certain manufacturing, warehousing, and administrative space under noncancelable operating leases. At fiscal year ended 1997, future minimum payments under noncancelable operating leases are as follows:

1998................................................................  $   1,040
1999................................................................        937
2000................................................................        847
2001................................................................        387
2002................................................................        295
Beyond 2002.........................................................      1,771
                                                                      ---------
                                                                      $   5,277
                                                                      ---------
                                                                      ---------

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

4. LONG-TERM DEBT AND LEASE OBLIGATIONS (CONTINUED)
    Rental expense approximated $1,404,000, $1,143,000, and $1,006,000 in fiscal years 1997, 1996, and 1995, respectively. Rental expense is before sublease income of $316,000 in 1997 and $206,000 in 1996. Future sublease rental income commitments aggregated $1,301,000 at fiscal year ended 1997.

    PURCHASE OBLIGATIONS

    As of year end 1997, the Company had an agreement with a vendor to purchase inventory for approximately $900,000. The Company set up a letter of credit as collateral for the purchase.

5. REDEEMABLE PREFERRED STOCK

    In connection with the Recapitalization transaction, the Company issued 16,000 shares of redeemable preferred stock designated as Series A 11.5% Cumulative Redeemable Preferred Stock and 2,000 shares of redeemable preferred stock designated as Series B 11.5% Cumulative Redeemable Preferred Stock for cash proceeds of $18 million, less issuance costs of $106,000, less the $2.5 million value assigned to warrants to purchase common shares issued to holders of preferred stock. The excess of redemption value over the carrying value is being accreted by periodic charges to retained earnings (accumulated deficit) through February 2008.

    Dividends will be payable to holders of the redeemable preferred stock, at the annual rate per share of 11.5% times the sum of $1,000 and accrued but unpaid dividends. Dividends shall be payable at the annual rate per share of
0.115 shares of redeemable preferred stock through July 15, 2000, and in cash after July 15, 2000.

    Dividends will be payable quarterly on January 15, April 15, July 15, and October 15 of each year, commencing October 15, 1997. Dividends shall be fully cumulative and shall accrue on a quarterly basis.

    If at any time after July 15, 2000, the cash dividends payable on the redeemable preferred stock shall have been in arrears and unpaid for four or more successive dividend payment dates, then until the date on which all such dividends in arrears are paid in full, dividends shall accrue and be payable to the holders at the annual rate of 13.5% times the sum of $1,000 per share and accrued but unpaid dividends thereon. Upon payment in full of all dividends in arrears, cash dividends will thereafter be payable at the 11.5% annual rate set forth above. There were no dividends in arrears as of fiscal year ended 1997.

    Holders of shares of redeemable preferred stock shall be entitled to receive the stated liquidation value of $1,000 per share, plus an amount per share equal to any dividends accrued but unpaid, in the event of any liquidation, dissolution or winding up of the Company. After payment of the full amount of the liquidation preference, holders of shares of redeemable preferred stock will not be entitled to any further participation in any distribution of assets of the Company.

    The Company may, at its option, redeem at any time, all or any portion of the shares of the redeemable preferred stock, at a redemption price per share equal to 100% of the liquidation preference on the date of redemption.

    On February 20, 2008, the Company shall redeem any and all outstanding shares of redeemable preferred stock, at a redemption price per share equal to 100% of the liquidation preference.

    Upon the occurrence of a change of control (as defined), the redeemable preferred stock shall be redeemable at the option of the holders, at a redemption price per share equal to 100% of the liquidation preference.

    The holders of shares of redeemable preferred stock shall not be entitled to any voting rights. However, without the consent of the holders of at least two-thirds of the outstanding shares of redeemable preferred stock, the Company may not change the powers or preferences of the redeemable preferred

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

5. REDEEMABLE PREFERRED STOCK (CONTINUED) stock, create, authorize or issue any shares of capital stock ranking senior or on a parity with the redeemable preferred stock or create, authorize or issue any shares of capital stock constituting junior securities, unless such junior securities are subordinate in right of payment to the redeemable preferred stock.

    If at any time after October 15, 2000, any amount of cash dividends payable on the Series A Redeemable Preferred Stock shall have been in arrears and unpaid for four or more successive dividend payment dates, then the holders of the Series A Redeemable Preferred Stock, shall have the right to elect the smallest number of directors constituting one-third of the authorized number of directors, and the holders of the common stock shall have the right to elect the remaining directors.

    If the Company fails to redeem shares of Series A Redeemable Preferred Stock in accordance with the mandatory redemption provisions described above, then the holders of the Series A Redeemable Preferred Stock shall have the right to elect the smallest number of directors constituting a majority of the authorized number of directors, and the holders of the common stock shall have the right to elect the remaining directors.

    The right of the holders of Series A Redeemable Preferred Stock to elect directors pursuant to the provisions described above shall continue until such time as all such dividends in arrears are paid in full or all shares of Series A Redeemable Preferred Stock shall have been redeemed pursuant to the mandatory redemption provisions.

6. SHAREHOLDERS' EQUITY

    COMMON STOCK

    At fiscal year ended 1997 a total of 964,000 shares of Class A common stock are reserved for the exercise of warrants and 500,000 shares are reserved under the 1997 Stock Option Plan.

    On October 10, 1995, the Company and a bank owning the warrants entered into a settlement agreement whereby the Company repurchased the outstanding warrants and shares held by the bank and repaid the senior subordinated debt owed to the bank. As a result of these transactions, an unamortized debt discount of $950,000 and settlement fees of $412,000 have been expensed. These amounts are shown as an extraordinary item in the 1995 income statement, net of tax.

    For shareholder warrants issued in connection with debt, the aggregate increase in the difference between the fair value of the Class A common stock and the exercise price of the shareholder warrants ($587,000 in 1995 and $1,241,000 in 1996) has been charged to accumulated deficit. In connection with the Recapitalization transaction, these shareholder warrants were repurchased and the resulting $5,100,000 increase in value was charged to accumulated deficit.

    On October 25, 1996, the Company loaned $4,000,000 to an affiliate of a then principal shareholder and such amount was repaid in connection with the Recapitalization transaction. The Company was charged an annual management fee by an affiliate of the then principal shareholders of $250,000 in fiscal years 1995 and 1996.

    STOCK OPTIONS

    Prior to the Recapitalization, the Company maintained the 1989 Stock Option Plan and granted nonqualified options not pursuant to a formal plan. In connection with the Recapitalization, all vested option holders received cash payment in cancellation of their options totaling $14.1 million and the Company recorded $14.1 million in compensation expense. All unvested options were canceled in connection with the Recapitalization.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

6. SHAREHOLDERS' EQUITY (CONTINUED)
    Under the 1997 Stock Option Plan (the Plan), incentive stock options to purchase up to a total of 500,000 shares of common stock may be granted to officers, directors, executives, and employees at the discretion of the Board of Directors. Incentive stock options must be granted at not less than one hundred percent of the fair market value of the shares of stock on the date of the granting of the option if the optionee is not a ten percent shareholder, or one hundred and ten percent of the fair market value of the shares of stock on the date of the granting of the option if the optionee is a ten percent shareholder. Options vest as determined by the Board of Directors.

    During December 1997, the Company granted incentive stock options to purchase 370,000 shares of common stock at $6.50 per share. These options vest over four years.

    A summary of all stock option activity is as follows:

                                                                    WEIGHTED
                                                                     AVERAGE
                                                       OPTIONS      PRICE PER
                                                     OUTSTANDING      SHARE
                                                     -----------  -------------
                                                       (IN THOUSANDS, EXCEPT
                                                          PER SHARE PRICE)
Balance at fiscal year ended 1994..................       1,378     $   0.425
Granted............................................          25     $   0.425
Exercised                                                --         $  --
Canceled...........................................        (144)    $   0.425
                                                     -----------
Balance at fiscal year ended 1995..................       1,259     $   0.425
Granted............................................         618     $   1.500
Exercised..........................................        (181)    $   0.425
Canceled...........................................         (96)    $   0.425
                                                     -----------
Balance at fiscal year ended 1996..................       1,600     $   0.840
Granted............................................         370     $   6.500
Exercised..........................................         (22)    $   0.425
Canceled...........................................      (1,578)    $   0.846
                                                     -----------
Balance at fiscal year ended 1997..................         370     $   6.500
                                                     -----------
                                                     -----------

    The Company accounts for its stock option plan in accordance with the provisions of the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25). In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), that provides an alternative to APB Opinion No. 25. The Company will continue to account for its employee stock plans in accordance with the provisions of APB Opinion No. 25 with footnote disclosures of the material impact of FAS 123. The number of shares granted in fiscal years ended 1997, 1996, and 1995 is not material, therefore, the effect of applying the FAS 123 minimum value method to the Company's stock option grants would not result in pro forma net income materially different from historical amounts reported. Therefore, such pro forma information and weighted average assumptions specified in FAS 123 are not separately presented herein. Future pro forma net income results may be materially different from actual amounts reported.

    WARRANTS

    Warrants to purchase 964,000 shares of common stock of the Company at the initial exercise price of $4.67 per share were issued to the holders of the preferred stock. The warrants are immediately exercisable

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

6. SHAREHOLDERS' EQUITY (CONTINUED)
until February 20, 2008. The exercise price and number of Warrant Shares are both subject to adjustment in certain events.

7. DISCONTINUED OPERATION

    On June 28, 1996, the Company disposed of certain of the assets related to its custom-molded organic rubber products manufacturing operation for cash and future consideration. The assets were sold to a newly formed corporation that is not related to the Company.

    The 1996 loss from the discontinued operation includes results through June 28, 1996. Net sales of the discontinued operation were $4,279,000 and $8,984,000 in 1996 and 1995, respectively.

8. PENSION AND RETIREMENT PLANS

    The Company maintains a defined benefit pension plan covering substantially all of its hourly employees in San Jose, California. The benefits are based on years of service and the benefit credit rates stated in the provisions of the plan. The Company funds the plan at the minimum amount required to be paid under the provisions of the Employee Retirement and Income Security Act of 1976 (ERISA). Contributions are intended to provide for benefits attributed to service to date as well as for those expected to be earned in the future.

    The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheets at fiscal year end:

                                                                1997       1996
                                                              ---------  ---------
                                                                 (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefit obligation.................................  $   2,894  $   2,713
  Nonvested benefit obligation..............................        124        183
                                                              ---------  ---------
Accumulated benefit obligation..............................  $   3,018  $   2,896
                                                              ---------  ---------
                                                              ---------  ---------

Plan assets at fair value, primarily listed stocks and U.S.
  bonds.....................................................  $   3,066  $   2,920
Projected benefit obligation................................      3,018      2,896
                                                              ---------  ---------
Plan assets in excess of projected benefit obligation.......         48         24
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions........        116        352
Prior service cost not yet recognized in net periodic
  pension cost..............................................        337        166
                                                              ---------  ---------
Prepaid pension cost........................................  $     501  $     542
                                                              ---------  ---------
                                                              ---------  ---------

    Net periodic pension expense for the fiscal years ended 1997, 1996, and 1995 included the following components:

                                                          1997       1996       1995
                                                        ---------  ---------  ---------
                                                                (IN THOUSANDS)
Service cost--benefits earned during the year.........  $      58  $      65  $      57
Interest cost on projected benefit obligation.........        220        193        183
Actual return on plan assets..........................       (254)      (233)      (342)
Net amortization and deferral.........................         44         58        168
                                                        ---------  ---------  ---------
Net periodic pension cost.............................  $      68  $      83  $      66
                                                        ---------  ---------  ---------
                                                        ---------  ---------  ---------

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

8. PENSION AND RETIREMENT PLANS (CONTINUED)
    The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8.25% in 1997, 7.75% in 1996, and 7.00% in 1995. The expected long-term rate of return on plan assets was 9.0% for 1997, 8.5% for 1996, and 8.5% for 1995.

    The Company also maintains a defined contribution 401(k) plan covering substantially all of its other regular employees. The employees become eligible for participation after 1,000 hours of service. Participants may elect to contribute up to 20% of their compensation to this plan, subject to Internal Revenue Service (IRS) limits. The Company matches a portion of the employees' contribution. The Company contributed approximately $156,000, $113,000, and $105,000 to this plan in 1997, 1996, and 1995, respectively.

9. INCOME TAXES

    The income tax provision (benefit) recognized in the consolidated statements of operations consists of the following:

                                                       1997       1996       1995
                                                     ---------  ---------  ---------
                                                             (IN THOUSANDS)
Current:
  Federal..........................................  $    (383) $   2,171  $   2,527
  State............................................        (38)       493        338
                                                     ---------  ---------  ---------
                                                          (421)     2,664      2,865
Deferred:
  Federal..........................................     (1,211)       150       (407)
  State............................................       (186)        91        (55)
                                                     ---------  ---------  ---------
                                                        (1,397)       241       (462)
                                                     ---------  ---------  ---------
                                                     $  (1,818) $   2,905  $   2,403
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    In 1996 and 1997, the Company settled with the IRS certain issues relating to the Company's income tax returns for 1988 through 1990 and 1992 through 1993, respectively. As of fiscal year ended 1997, the Company had fully provided for the taxes and interest which are payable as a result of the settlements.

    A reconciliation of the income tax (benefit) provision at the U. S. federal statutory rate (34%) to the income tax (benefit) provision at the effective tax rate is as follows:

                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
                                                                             (IN THOUSANDS)
Income taxes computed at the U.S. federal statutory rate...........  $  (1,958) $   2,382  $   1,189
State taxes (net of federal effect)................................       (148)       385        187
Federal and state audit provision..................................        200     --          1,000
Other individually immaterial items................................         88        138         27
                                                                     ---------  ---------  ---------
Income tax (benefit) provision.....................................  $  (1,818) $   2,905  $   2,403
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

9. INCOME TAXES (CONTINUED)
purposes. Significant components of the Company's deferred tax assets and liabilities at fiscal years ended 1997 and 1996 are as follows:

                                                              1997       1996
                                                            ---------  ---------
                                                               (IN THOUSANDS)
Deferred tax liabilities:
  Increase in assets as a result of acquisition in 1988...  $  (2,964) $  (3,064)
  Depreciation............................................       (900)      (380)
  Other...................................................       (117)      (115)
                                                            ---------  ---------
  Total deferred tax liabilities..........................     (3,981)    (3,559)
Deferred tax assets:
  Net operating loss carryforwards........................      1,853     --
  Receivable allowances and inventory reserves............        433        387
  State taxes.............................................          1        199
  Warranty reserve........................................        166        196
  Accrued vacation........................................        291        255
  Other...................................................        191         79
                                                            ---------  ---------
Total deferred tax assets.................................      2,935      1,116
Valuation allowance.......................................     --         --
                                                            ---------  ---------
Net deferred tax liability................................  $  (1,046) $  (2,443)
                                                            ---------  ---------
                                                            ---------  ---------

    As of the end of fiscal 1997, the Company has federal and state net operating loss carryforwards of approximately $5.1 million and $2.3 million, respectively. The net operating loss carryforwards will expire in the years 2002 through 2012, if not utilized.

    Utilization of the net operating losses and credits may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

10. SUPPLEMENTAL CASH FLOW INFORMATION

                                                        1997       1996       1995
                                                      ---------  ---------  ---------
                                                              (IN THOUSANDS)
Cash paid for interest..............................  $   2,059  $   1,950  $   2,683
Cash paid for income taxes..........................  $   3,047  $   2,771  $   1,315
Note payable incurred in connection with asset
  acquisition.......................................  $  --      $  --      $   1,000

11. SUBSEQUENT EVENT (UNAUDITED)

    On April 21, 1998, the Company acquired all of the issued and outstanding capital stock of Mercer Products Company, Inc. ("Mercer"), from Sovereign Specialty Chemicals, Inc., for an aggregate purchase price of $35,750,000, subject to working capital adjustments.

    Financing for this acquisition and related expenses was provided, in large part, from the sale of $30 million principal amount of Floating Interest Rate Senior Notes Due 2007 ("Senior Notes"). The balance of the financing was provided with $3.0 million from the sale of 3,000 shares of the Company's 6% Series C Cumulative Convertible Preferred Stock and cash on hand.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

11. SUBSEQUENT EVENT (UNAUDITED) (CONTINUED)
    The Senior Notes mature on August 15, 2007, with interest on the notes payable semi-annually on February 15 and August 15, commencing August 15, 1998. The Senior Notes bear interest at a rate per annum equal to LIBOR plus 400 basis points, with the interest rate reset semiannually. The Senior Notes are unconditionally guaranteed on a joint and several basis by each of the Company's subsidiaries, including Mercer. Upon a change of control of the Company, the Company will be required to make an offer to repurchase all outstanding Senior Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon at the date of repurchase.

    The Company also amended its existing bank credit facility to increase the revolving credit facility from $15 million to $25 million and revise certain of its restrictive covenants.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                         FOR THE THREE MONTH
                                                                             PERIOD ENDED
                                                                       ------------------------
                                                                        APRIL 3,     APRIL 4,
                                                                          1998         1997
                                                                       -----------  -----------
                                                                             (UNAUDITED)
Net sales............................................................   $  22,943    $  23,124
Costs and expenses:
  Cost of sales......................................................      16,180       16,419
  Selling, general and administrative................................       3,256        3,182
                                                                       -----------  -----------
Income from operations...............................................       3,507        3,523
Interest expense, net................................................       2,787          498
                                                                       -----------  -----------
Income before income tax provision...................................         720        3,025
Income tax provision.................................................         288        1,209
                                                                       -----------  -----------
Net income...........................................................   $     432    $   1,816
                                                                       -----------  -----------
                                                                       -----------  -----------

   The accompanying Notes to Condensed Consolidated Financial Statements are
                     an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                                     JANUARY 2,
                                                                                                        1998
                                                                                                   (DERIVED FROM
                                                                                       APRIL 3,       AUDITED
                                                                                         1998        FINANCIAL
                                                                                     (UNAUDITED)    STATEMENTS)
                                                                                     ------------  --------------
                                                     ASSETS
Current assets:
Cash and cash equivalents..........................................................   $    3,884    $     11,563
Restricted cash....................................................................       --               1,070
Trade accounts receivable, less allowance of $375 as of April 3, 1998 and $334 as
  of January 2, 1998...............................................................       12,561          11,186
Inventories........................................................................       12,747          11,187
Other current assets...............................................................        4,406           5,540
                                                                                     ------------  --------------
Total current assets...............................................................       33,598          40,546
Property, plant and equipment......................................................       25,975          25,556
Accumulated depreciation and amortization..........................................       10,893          10,536
                                                                                     ------------  --------------
Net property, plant and equipment..................................................       15,082          15,020
Goodwill, net......................................................................        1,456           1,465
Other assets.......................................................................        5,779           5,806
                                                                                     ------------  --------------
  Total assets.....................................................................   $   55,915    $     62,837
                                                                                     ------------  --------------
                                                                                     ------------  --------------

                                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Trade accounts payable and accrued expenses........................................   $    5,054    $      5,489
Other current liabilities..........................................................        6,460          13,379
                                                                                     ------------  --------------
Total current liabilities..........................................................       11,514          18,868
Senior notes.......................................................................      110,000         110,000
Other noncurrent liabilities.......................................................        4,311           4,311
Preferred stock, no par value; 50,000 shares authorized; 30,000 Redeemable Series A shares designated; 16,000 Redeemable Series A shares issued and outstanding;
  5,000 Redeemable Series B shares designated; 2,000 Redeemable Series B shares
  issued and outstanding...........................................................       16,652          16,148
Shareholders' equity (deficit):
  Class A common stock, no par value:
    Authorized shares--20,000,000
    Issued and outstanding shares--3,857,000.......................................       25,464          25,464
  Accumulated deficit..............................................................     (112,026)       (111,954)
                                                                                     ------------  --------------
Total shareholders' equity (deficit)...............................................      (86,562)        (86,490)
                                                                                     ------------  --------------
  Total liabilities and shareholders' equity (deficit).............................   $   55,915    $     62,837
                                                                                     ------------  --------------
                                                                                     ------------  --------------

   The accompanying Notes to Condensed Consolidated Financial Statements are
                     an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                       FOR THE THREE MONTH
                                                                           PERIOD ENDED
                                                                     ------------------------
                                                                      APRIL 3,     APRIL 4,
                                                                        1998         1997
                                                                     -----------  -----------
                                                                           (UNAUDITED)
OPERATING ACTIVITIES
Net Income.........................................................   $     432    $   1,816
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation and amortization:
    Property, plant and equipment..................................         357          340
    Goodwill.......................................................           9            9
  Other adjustments to reconcile net income to net cash used in operating activities: changes in operating assets and
    liabilities....................................................      (5,073)      (3,093)
                                                                     -----------  -----------
Net cash used in operating activities..............................      (4,275)        (928)

INVESTING ACTIVITIES
Purchases of property, plant and equipment.........................        (419)        (419)

FINANCING ACTIVITIES
Restricted cash....................................................       1,070       --
Borrowings of long-term debt.......................................      --            2,029
Repayments and settlement of long-term debt and capital lease
  obligations......................................................      --             (587)
Payable to shareholders............................................      (3,934)      --
Deferred financing costs...........................................        (121)      --
Other financing activities.........................................      --              (95)
                                                                     -----------  -----------
Net cash provided by (used in) financing activities................      (2,985)       1,347
                                                                     -----------  -----------
Change in cash.....................................................      (7,679)      --
Cash at beginning of period........................................      11,563       --
                                                                     -----------  -----------
Cash at end of period..............................................   $   3,884    $  --
                                                                     -----------  -----------
                                                                     -----------  -----------

   The accompanying Notes to Condensed Consolidated Financial Statements are
                     an integral part of these statements.

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying condensed consolidated financial statements of the Company have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The condensed consolidated balance sheet as of January 2, 1998 was derived from audited financial statements. The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended January 2, 1998 included elsewhere in the Prospectus.

    The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended April 3, 1998 are not necessarily indicative of the results to be expected for the full year.

    The Company uses a 52 to 53-week fiscal year ending on the Friday closest to December 31. The Company also follows a thirteen week quarterly cycle. The three-month periods ended on April 4, 1997 and April 3, 1998.

    As of January 1, 1998, the Company adopted Statement of Financial Accounting No. 130, "Reporting Comprehensive Income" (FAS 130) which establishes new rules for the reporting and display of comprehensive income and its components. The adoption of FAS 130 had no impact on the Company's net income or shareholders' equity.

2. INVENTORIES

    Inventories consist of the following:

                                                      APRIL 3,     JANUARY 2,
                                                        1998          1998
                                                     -----------  -------------
                                                           (IN THOUSANDS)
Raw materials......................................   $   5,458     $   4,626
Work-in-process....................................       2,150         1,593
Finished goods.....................................       5,139         4,968
                                                     -----------  -------------
                                                      $  12,747     $  11,187
                                                     -----------  -------------
                                                     -----------  -------------

3. SUBSEQUENT EVENTS

    On April 21, 1998, the Company acquired all of the issued and outstanding capital stock of Mercer Products Company, Inc. ("Mercer"), from Sovereign Specialty Chemicals, Inc., for an aggregate purchase price of $35,750,000, subject to working capital adjustments.

    Financing for this acquisition and related expenses was provided, in large part, from the sale of $30 million principal amount of Floating Interest Rate Senior Notes Due 2007 ("Senior Notes"). The balance of the financing was provided with $3.0 million from the sale of 3,000 shares of the Company's 6% Series C Cumulative Convertible Preferred Stock and cash on hand.

    The Senior Notes mature on August 15, 2007, with interest on the notes payable semi-annually on February 15 and August 15, commencing August 15, 1998. The Senior Notes bear interest at a rate per

                    BURKE INDUSTRIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. SUBSEQUENT EVENTS (CONTINUED)
annum equal to LIBOR plus 400 basis points, with the interest rate reset semiannually. The Senior Notes are unconditionally guaranteed on a joint and several basis by each of the Company's subsidiaries, including Mercer. Upon a change of control of the Company, the Company will be required to make an offer to repurchase all outstanding Senior Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon at the date of repurchase.

    The Company also amended its existing bank credit facility to increase the revolving credit facility from $15 million to $25 million and revise certain of its restrictive covenants.

             REPORT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Mercer Products Company, Inc.:

    We have audited the accompanying balance sheet of Mercer Products Company, Inc. (a wholly owned subsidiary of Laporte plc) as of December 31, 1996, and the related statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercer Products Company, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Orlando, Florida
January 31, 1997

                         MERCER PRODUCTS COMPANY, INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

Net sales..........................................................................  $  24,558
Cost of sales......................................................................     17,668
                                                                                     ---------
  Gross profit.....................................................................      6,890
Selling, general and administrative expenses.......................................      4,668
                                                                                     ---------
  Operating income.................................................................      2,222
Interest expense...................................................................        964
                                                                                     ---------
  Earnings before income taxes.....................................................      1,258
Income taxes.......................................................................        675
                                                                                     ---------
  Net earnings.....................................................................        583
Retained earnings at December 31, 1995.............................................      8,715
Dividends paid.....................................................................        (60)
                                                                                     ---------
Retained earnings at December 31, 1996.............................................  $   9,238
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

                                            ASSETS
Current assets:
  Cash.............................................................................  $     392
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $130............................      2,929
    Affiliates.....................................................................         93
  Inventories, net.................................................................      2,407
  Prepaid expenses and other assets................................................         48
  Deferred income taxes............................................................        105
                                                                                     ---------
    Total current assets...........................................................      5,974
Property and equipment, net........................................................      3,578
Goodwill, net of accumulated amortization..........................................      7,243
Deferred income taxes..............................................................        423
                                                                                     ---------
  Total assets.....................................................................  $  17,218
                                                                                     ---------
                                                                                     ---------

                             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable:
    Trade..........................................................................  $     991
    Affiliates.....................................................................      1,219
  Accrued expenses.................................................................        499
  Income taxes payable.............................................................        616
                                                                                     ---------
    Total current liabilities......................................................      3,325
Loan due to affiliated company.....................................................      4,655
                                                                                     ---------
    Total liabilities..............................................................      7,980
Stockholder's equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares issued and
    outstanding....................................................................     --
  Retained earnings................................................................      9,238
                                                                                     ---------
    Total liabilities and stockholder's equity.....................................  $  17,218
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net earnings.....................................................................  $     583
Adjustments to reconcile net earnings to net cash provided by operating activities:
  Depreciation and amortization....................................................        953
  Deferred income taxes............................................................        151
  Cash provided by (used for) changes in:
    Accounts receivable............................................................        (49)
    Inventories....................................................................        330
    Prepaid expenses and other current assets......................................        123
    Income taxes...................................................................        402
    Accounts payable and accrued expenses..........................................        328
                                                                                     ---------
      Net cash provided by operating activities....................................      2,821
                                                                                     ---------
Cash flows from investing activities:
  Additions to property and equipment..............................................       (367)
                                                                                     ---------
      Net cash used for investing activities.......................................       (367)
                                                                                     ---------
Cash flows from financing activities:
  Repayments of intercompany loan..................................................     (2,308)
  Dividends paid...................................................................        (60)
                                                                                     ---------
      Net cash provided by financing activities....................................     (2,368)
                                                                                     ---------
      Net increase in cash.........................................................         86
Cash at beginning of year..........................................................        306
                                                                                     ---------
Cash at end of year................................................................  $     392
                                                                                     ---------
                                                                                     ---------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest.......................................................................  $     946
                                                                                     ---------
                                                                                     ---------
    Income taxes...................................................................  $      98
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  ORGANIZATION

    Mercer Products Company, Inc. (the "Company") has been in business for 39 years in Eustis, Florida. The Company is a manufacturer of extruded plastic products and sells mainly to wholesale distributors. The major product line is carpet and stairway moldings and trim for the construction industry.

    (B)  INVENTORIES

    Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out basis. Obsolescence is identified through quarterly inventory counts and any items appearing on more than two consecutive counts are reviewed and, if necessary, prepared for re-grinding.

    (C)  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization on the straight-line method over the estimated useful lives as follows:

                                                                                           YEARS
                                                                                         ---------
Building...............................................................................     50
Machinery and equipment................................................................    7-10
Furniture and fixtures.................................................................     3-5
Leasehold improvements.................................................................     15

    (D)  GOODWILL

    Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is 15 years. Accumulated amortization of goodwill and covenants not to compete at December 31, 1996 was approximately $6,200. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (E)  INCOME TAXES

    The Company is included within the consolidated Federal income tax return of Laporte Inc. in the United States. Income tax expense is calculated using the enacted rates in the United States as if the Company had been an independent entity.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

    (F)  USE OF ESTIMATES

    The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (G)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the Company's balance sheet for cash, trade accounts receivable, due from affiliated companies, accounts payable, accrued expenses, due to affiliated companies and other liabilities approximate their fair value because of the short-term maturity of these instruments.

    It is not practical to determine the fair value of long-term payable to parent and affiliated companies because such amounts, bearing interest during the period from January 1, 1996 to December 31, 1996, have no stated maturity which makes it difficult to estimate fair value with precision.

    (H)  CONCENTRATION OF CREDIT RISK

    The Company manufactures extruded plastic and vinyl products and markets these products to wholesale, specialty, full line, and supply flooring distributors and select national and export accounts. As a result, the Company grants unsecured credit to customers who deal primarily in the industry. Such risk is limited due to the large number of customers, generally short payment terms, and their dispersion across geographic areas. However, economic factors affecting the industry would have a direct impact on the Company and its exposure to credit risk.

    One customer accounted for approximately 10% of the Company's sales during 1996, and no account receivable from any customer exceeded 10% of the Company's accounts receivable balance at December 31, 1996. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers and general economic conditions. Consequently, an adverse change in these factors would affect the Company's estimate of bad debts.

(2) INVENTORIES

    A summary of inventories at December 31, 1996 is as follows:

Raw materials.......................................................  $     585
Finished goods......................................................      1,822
                                                                      ---------
                                                                      $   2,407
                                                                      ---------
                                                                      ---------

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(3) PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1996 consists of the following:

Land...............................................................  $     223
Buildings..........................................................      2,484
Machinery and equipment............................................      2,898
Leasehold improvements.............................................         20
Furniture and fixtures.............................................        339
Construction in progress...........................................         59
                                                                     ---------
                                                                         6,023
Less accumulated depreciation and amortization.....................     (2,445)
                                                                     ---------
                                                                     $   3,578
                                                                     ---------
                                                                     ---------

(4) LEASES

    The Company is obligated under various noncancelable operating leases for buildings, machinery and equipment, and automobiles, which expire on various dates through 2000. Rent expense for operating leases was $509 for the year ended December 31, 1996. Future minimum annual lease payments under operating leases are as follows:

YEAR ENDING DECEMBER 31,                                                      OPERATING LEASES
----------------------------------------------------------------------------  -----------------
1997........................................................................      $     358
1998........................................................................            358
1999........................................................................            348
2000........................................................................            334
                                                                                     ------
  Total minimum lease payments..............................................      $   1,398
                                                                                     ------
                                                                                     ------

(5) RELATED PARTY TRANSACTIONS

    The Company entered into transactions in the ordinary course of business with the parent company and affiliates.

    (A)  PURCHASES OF RAW MATERIALS

    Approximately 75% of the raw materials purchased during 1996 were from an affiliated company. Management considers that the terms for purchase were similar to the terms the Company would have obtained from a third party.

    (B)  MANAGEMENT FEES

    Expenses of $255 that were incurred during the year related to services provided by Laporte plc to the Company. These services included general management, treasury, tax, financial audit, financial reporting, insurance and legal services. The Company has been charged for such services through corporate allocations. These expenses were allocated to the Company based on estimates of anticipated allocable

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(5) RELATED PARTY TRANSACTIONS (CONTINUED) costs incurred, less amounts charged as direct costs or expense rather than by allocation. Management believes that the allocation methods used on common expenses were reasonable, produce materially accurate results, and are indicative of the expenses that would have been incurred had the Company been operated as a stand-alone business.

    (C)  INTEREST EXPENSE

    These financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the Company. Accordingly, interest expense at a rate of approximately 9% for 1996 associated with such debt has been reflected in these financial statements.

    (D)  DUE FROM AFFILIATES

    Due from affiliates at December 31, 1996 amounts to $93. These receivables are noninterest bearing and represent amounts due from other subsidiaries of the parent.

    (E)  DUE TO AFFILIATES

    Due to affiliates at December 31, 1996 amounts to $1,219. A total of $649 of this balance relates to raw materials purchased from AlphaGary Corporation for use in the Company's operations. The remaining balance relates to interest payable to the parent for the note outstanding. The payables are noninterest bearing.

    (F)  NOTES PAYABLE TO PARENT

    These financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the Company. At December 31, 1996, the balance on the loan, net of a receivable from Laporte plc, was $4,655.

(6) INCOME TAXES

    Income tax expense for the year ended December 31, 1996 consists of:

                                                                      CURRENT     DEFERRED      TOTAL
                                                                    -----------  -----------  ---------
Federal...........................................................   $     462    $     135   $     597
State.............................................................          62           16          78
                                                                         -----        -----   ---------
                                                                     $     524    $     151   $     675
                                                                         -----        -----   ---------
                                                                         -----        -----   ---------

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(6) INCOME TAXES (CONTINUED)
    The actual income tax expense for the year ended December 31, 1996 differs from the expected income tax expense computed by applying the federal statutory rate of 34% to earnings before income taxes as follows:

Expected tax expense.................................................  $     427
Goodwill and other nondeductible items...............................        196
State income taxes, net of federal income tax benefit................         52
                                                                       ---------
                                                                       $     675
                                                                       ---------
                                                                       ---------

    The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax assets and liabilities and their approximate tax effects are as follows:

Deferred tax assets:
  Reserves and allowances............................................  $     105
  Goodwill...........................................................        652
                                                                       ---------
Total deferred tax assets............................................        757
                                                                       ---------
Deferred tax liability:
  Depreciation.......................................................        229
                                                                       ---------
    Total deferred tax liability.....................................        229
                                                                       ---------
    Net deferred tax liability.......................................  $     528
                                                                       ---------
                                                                       ---------

(7) EMPLOYEE BENEFIT PLANS

    The Company sponsors two defined-contribution plans (an IRS qualifying 401(k) plan and a money purchase pension plan). Participation in these plans is available to all salaried and hourly employees of the Company. Participating employees contribute to the 401(k) plan based on a percentage of their compensation. A percentage of employee contributions are matched by the Company. The Company further contributes an amount based on a percentage of employee's pay to the money purchase pension plan. The costs of these plans amounted to approximately $176 for 1996.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Mercer Products Company, Inc.

    We have audited the accompanying balance sheet of Mercer Products Company, Inc. as of August 4, 1997 (wholly-owned subsidiary of Laporte plc), and the related statements of operations and retained earnings and cash flows for the period from January 1, 1997 to August 4, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercer Products Company, Inc. as of August 4, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 to August 4, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
November 21, 1997

                         MERCER PRODUCTS COMPANY, INC.
                                 BALANCE SHEET
                                 AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

Assets
Current assets:
  Cash.............................................................................  $      63
  Trade accounts receivable, less allowance for doubtful accounts of $200..........      2,747
  Inventories......................................................................      3,456
  Prepaid expenses and other current assets........................................        187
  Deferred income taxes............................................................        273
                                                                                     ---------
Total current assets...............................................................      6,726
Property, plant, and equipment, net................................................      3,408
Goodwill, net......................................................................      6,834
                                                                                     ---------
Total assets.......................................................................  $  16,968
                                                                                     ---------
                                                                                     ---------
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable.................................................................  $   2,181
  Accrued expenses.................................................................        485
  Income taxes payable.............................................................        267
                                                                                     ---------
Total current liabilities..........................................................      2,933
Long-term payable--Parent and affiliated companies.................................      4,777
Deferred income taxes..............................................................         88
Stockholders' equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares issued and
    outstanding....................................................................     --
  Retained earnings................................................................      9,170
                                                                                     ---------
  Total stockholders' equity.......................................................      9,170
                                                                                     ---------
Total liabilities and stockholders' equity.........................................  $  16,968
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

Net sales..........................................................................  $  14,954
Cost of goods sold.................................................................      9,578
                                                                                     ---------
Gross profit.......................................................................      5,376
Selling, general, and administrative expenses......................................      2,328
Management fees....................................................................        167
Amortization of goodwill...........................................................        409
                                                                                     ---------
Operating income...................................................................      2,472
Interest expense...................................................................        544
                                                                                     ---------
Income before income taxes.........................................................      1,928
Income tax expense.................................................................        771
                                                                                     ---------
Net income.........................................................................      1,157
Retained earnings at December 31, 1996.............................................      9,238
Dividends paid.....................................................................     (1,225)
                                                                                     ---------
Retained earnings at August 4, 1997................................................  $   9,170
                                                                                     ---------
                                                                                     ---------

                 See accompanying notes to financial statements

                         MERCER PRODUCTS COMPANY, INC.
                            STATEMENT OF CASH FLOWS
                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net income.........................................................................  $   1,157
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization....................................................        565
  Deferred income taxes............................................................        458
  Loss on disposal of property, plant, and equipment...............................         74
  Changes in operating assets and liabilities:
    Trade accounts receivable......................................................        182
    Inventories....................................................................     (1,019)
    Prepaid expenses and other current assets......................................       (138)
    Accounts payable...............................................................      1,109
    Accrued expenses...............................................................         (5)
    Income taxes payable...........................................................        267
                                                                                     ---------
Net cash provided by operating activities..........................................      2,650
INVESTING ACTIVITIES
Capital expenditures...............................................................        (60)
                                                                                     ---------
Net cash used in investing activities..............................................        (60)
FINANCING ACTIVITIES
Payments on long-term liabilities due to parent and affiliated companies, net......     (1,694)
Dividends paid.....................................................................     (1,225)
                                                                                     ---------
Net cash used in financing activities..............................................     (2,919)
                                                                                     ---------
Net decrease in cash...............................................................       (329)
Cash at beginning of period........................................................        392
                                                                                     ---------
Cash at end of period..............................................................  $      63
                                                                                     ---------
                                                                                     ---------
Supplemental cash flow information:
Cash paid for interest.............................................................  $     454
                                                                                     ---------
                                                                                     ---------
Cash paid for income taxes.........................................................  $     778
                                                                                     ---------
                                                                                     ---------

                 See accompanying notes to financial statements

                         MERCER PRODUCTS COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Mercer Products Company, Inc. (the Company) is a wholly owned subsidiary of Laporte plc. The Company is primarily a producer of rubber and vinyl products for sale to wholesale distributors, mainly in the construction, industrial, and flooring industry. The Company sells domestically to customers throughout the United States. A significant portion of the Company's sales are to customers in the construction, industrial, and flooring industry, and as such the company is affected by the well-being of that industry. The Company does not require collateral, and all their accounts receivable are unsecured; and while they believe their trade receivables will be collected, the Company anticipates that in the event of default they will follow normal collection procedures. Overall, credit risk related to the Company is limited due to a large number of customers in differing industries and geographic areas.

    Effective August 5, 1997, the Company was purchased by Sovereign Specialty Chemicals, Inc.

INVENTORIES

    Inventories are stated at the lower of cost, using the first in, first out method, or market.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost.

    Depreciation on property, plant, and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The following table summarizes the estimated useful lives of the Company's property, plant, and equipment:

                                                                                            YEARS
                                                                                            -----
Building...............................................................................          40
Machinery and equipment................................................................          15

GOODWILL

    Goodwill, which represents the excess of purchase price allocated to the Company over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is 15 years. Accumulated amortization of goodwill at August 4, 1997, was $6,689. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

INCOME TAXES

    The Company is included within the consolidated federal income tax return of Laporte plc in the United States. For the purposes of these financial statements income tax expense is calculated, using the enacted rates in the United States as if the Company had been an independent entity.

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the Company's balance sheet for cash, trade accounts receivable due from affiliated companies, accounts payable, accrued expenses, due to affiliated companies and other liabilities approximate their fair value because of the short-term maturity of these instruments.

    It is not practical to determine the fair value of long-term payable--parent and affiliated companies because such amounts, bearing interest during the period from January 1, 1997 to August 4, 1997, of 9%, have no stated maturity which makes it difficult to estimate fair value with precision.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts which are from its domestic and international customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains an allowance for potential credit losses.

2. INVENTORIES

    The components of inventories at August 4, 1997, are as follows:

Finished goods.....................................................  $   2,526
Raw materials......................................................        930
                                                                     ---------
Total inventories..................................................  $   3,456
                                                                     ---------
                                                                     ---------

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

3. PROPERTY, PLANT, AND EQUIPMENT

    At August 4, 1997, property, plant, and equipment are summarized as follows:

Land...............................................................  $     223
Buildings..........................................................      2,568
Machinery and equipment............................................      3,062
                                                                     ---------
                                                                         5,853
Less:  Accumulated depreciation....................................     (2,445)
                                                                     ---------
Property, plant, and equipment, net................................  $   3,408
                                                                     ---------
                                                                     ---------

4. OPERATING LEASES

    The Company is a lessee under several noncancelable operating leases for buildings and machinery and equipment, which expire on various dates through 2004. Rent expense was $110 for the period from January 1, 1997 through August 4, 1997. Future minimum annual lease payments under operating leases are as follows:

Remainder of 1997...................................................  $     253
1998................................................................        598
1999................................................................        573
2000................................................................        379
2001................................................................        251
Later years.........................................................        130
                                                                      ---------
Total minimum lease payments........................................  $   2,184
                                                                      ---------
                                                                      ---------

5. INCOME TAXES

    Income tax expense consists of:

U.S. federal.........................................................  $     250
State................................................................         63
Deferred.............................................................        458
                                                                       ---------
                                                                       $     771
                                                                       ---------
                                                                       ---------

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

5. INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 4, 1997, are presented below:

Deferred tax assets:
  Allowance for doubtful accounts....................................  $      80
  Inventory capitalization...........................................          9
  Accrued compensation, vacation, and bonus accrual..................        184
                                                                       ---------
Total deferred tax assets............................................  $     273
Deferred tax liabilities:
  Accelerated depreciation...........................................  $     (88)
                                                                       ---------
                                                                       ---------

6. RELATED PARTY TRANSACTIONS

    The company entered into transactions in the ordinary course of business with the parent company and affiliates. The following table summarized the company's most significant related party transactions for the period from January 1, 1997 to August 4, 1997:

Purchases of raw materials(a).......................................  $   2,925
Management fees(b)..................................................        167
Interest(c).........................................................        544

------------------------

(a) Mercer Products Company, Inc. purchases raw materials from AlphaGary Corporation, an affiliated company, for use in production. The terms of the purchases were terms similar to the terms Mercer Products Company, Inc. would have obtained from a third party.

(b) Laporte plc and Laporte Inc. provided services to the Company including general management, treasury, tax, financial audit, financial reporting, insurance and legal services. The Company has been charged for such services through corporate allocations. These expenses were allocated to the Company for the period from January 1, 1997 through August 4, 1997, based on estimates of anticipated allocable costs incurred, less amounts charged as direct costs or expense rather than by allocation. Management believes that the allocation methods used on common expenses were reasonable, produce materially accurate results, and are indicative of the expenses that would have been incurred had the Company been operated as a stand-alone business.

(c) These financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the company. Accordingly, interest expense at a rate of 9% for the period from January 1, 1997 to August 4, 1997, associated with such debt has been reflected in these financial statements in addition to interest on funding balances as shown in Note 1.

7. EMPLOYEE BENEFIT PLANS

    The Company sponsors two defined-contribution plans (an IRS qualified 401(k) plan and a money purchase pension plan). Participation in these plans is available to all salaried and hourly employees of the

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

7. EMPLOYEE BENEFIT PLANS (CONTINUED)
Company. Participating employees contribute to the 401(k) plan based on a percentage of their compensation which are matched, based on a percentage of employee contributions by the Company. The Company further contributes an amount based on a percentage of employee's pay to the money purchase pension plan. The Company recorded expense for approximately $358 for the period from January 1, 1997 to August 4, 1997.

8. CONCENTRATIONS OF CREDIT RISK

    One customer accounted for 10% of the Company's sales during the period from January 1, 1997 to August 4, 1997, and no accounts receivable from any customer exceeded 10% of the Company's gross accounts receivable balance at August 4, 1997. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debt.

    The Company relies on several vendors to supply raw materials needed for its products. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs in comparable terms. Abrupt changes in the supply flow could, however, cause a delay in manufacturing and possible inability to meet sales commitments on schedule and a possible loss of sales, which would affect operating results adversely.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Mercer Products Company, Inc.

    We have audited the accompanying balance sheet of Mercer Products Company, Inc. as of December 31, 1997, and the related statements of operations, stockholder's equity, and cash flows for the period from August 5, 1997 (date of acquisition by Sovereign Specialty Chemicals, Inc.) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercer Products Company, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the period from August 5, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 20, 1998

                         MERCER PRODUCTS COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                            ASSETS

Current assets:
  Cash.............................................................................  $     501
  Trade accounts receivable, less allowance for doubtful accounts of $170..........      2,305
  Due from affiliated companies....................................................        815
  Inventories......................................................................      2,920
  Prepaid expenses and other current assets........................................        211
  Deferred income taxes............................................................          9
                                                                                     ---------
Total current assets...............................................................      6,761
Property, plant, and equipment, net................................................      4,952
Goodwill, net......................................................................     24,809
Deferred financing costs, net......................................................      1,842
                                                                                     ---------
Total assets.......................................................................  $  38,364
                                                                                     ---------
                                                                                     ---------

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable.................................................................  $   1,276
  Accrued expenses.................................................................        806
                                                                                     ---------
Total current liabilities..........................................................      2,082
Long-term debt--Parent Company.....................................................     30,000
Deferred income taxes..............................................................        175
Stockholders' equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares issued and
    outstanding....................................................................     --
  Additional paid-in capital.......................................................      6,105
  Retained earnings................................................................          2
                                                                                     ---------
Total stockholder's equity.........................................................      6,107
                                                                                     ---------
Total liabilities and stockholder's equity.........................................  $  38,364
                                                                                     ---------
                                                                                     ---------

  The accompanying Notes to Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                              STATEMENT OF INCOME

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

Net sales...........................................................................  $   9,945
Cost of goods sold..................................................................      6,921
                                                                                      ---------
Gross profit........................................................................      3,024
Selling, general, and administrative expenses.......................................      1,478
Amortization of goodwill............................................................        421
                                                                                      ---------
Operating income....................................................................      1,125
Interest expense....................................................................      1,117
                                                                                      ---------
Income before income taxes..........................................................          8
Income taxes........................................................................          6
                                                                                      ---------
Net income..........................................................................  $       2
                                                                                      ---------
                                                                                      ---------

  The accompanying Notes to Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                 ADDITIONAL
                                                                      COMMON       PAID-IN     RETAINED    STOCKHOLDER'S
                                                                       STOCK       CAPITAL     EARNINGS       EQUITY
                                                                    -----------  -----------  -----------  -------------
Balance at August 5, 1997 (Date of Acquisition)...................   $  --        $   6,105    $  --         $   6,105
Net income for the period from August 5, 1997 to December 31,
  1997............................................................      --           --                2             2
                                                                         -----   -----------       -----        ------
Balance at December 31, 1997......................................   $  --        $   6,105    $       2     $   6,107
                                                                         -----   -----------       -----        ------
                                                                         -----   -----------       -----        ------

  The accompanying Notes to Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net Income...........................................................................  $       2
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization......................................................        586
  Amortization of deferred financing costs...........................................        113
  Deferred income taxes..............................................................        166
Changes in operating assets and liabilities:
  Trade accounts receivable..........................................................        442
  Due from affiliated companies......................................................       (815)
  Inventories........................................................................        423
  Prepaid expenses and other current assets..........................................       (176)
  Accounts payable...................................................................       (792)
  Accrued expenses...................................................................        526
                                                                                       ---------
Net cash provided by operating activities............................................        475

INVESTING ACTIVITIES
Capital expenditures.................................................................        (37)
                                                                                       ---------
Net cash used in investing activities................................................        (37)
                                                                                       ---------
Net increase in cash.................................................................        438
Cash at beginning of period..........................................................         63
                                                                                       ---------
Cash at end of period................................................................  $     501
                                                                                       ---------
                                                                                       ---------

Supplemental cash flow information:
  Cash paid for interest.............................................................  $     646
                                                                                       ---------
                                                                                       ---------

  The accompanying Notes to Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Mercer Products Company, Inc. (the Company) is a wholly-owned subsidiary of Sovereign Specialty Chemicals, Inc. (Sovereign or the Parent Company). Effective August 5, 1997, Sovereign acquired the Company from Laporte plc (Laporte). The Company was purchased along with two affiliated companies (affiliated wholly-owned subsidiaries of Laporte). The total purchase price of the acquisitions was $133.7 million, including $2 million in acquisition costs. The purchase price allocated to the Company, based on its estimated fair value was approximately $35.8 million. The acquisition was accounted for as a purchase.

    The Company is primarily a producer of rubber and vinyl products for sale to wholesale distributors, mainly in the construction, industrial, and flooring industry. The Company sells domestically to customers throughout the United States. A significant portion of the Company's sales are to customers in the construction, industrial, and flooring industry, and as such the company is affected by the well-being of that industry. The Company does not require collateral and all their accounts receivable are unsecured; and while they believe their trade receivables will be collected, the Company anticipates that in the event of default they will follow normal collection procedures. Overall, credit risk related to the Company is limited due to a large number of customers in differing industries and geographic areas.

INVENTORIES

    Inventories are stated at the lower of cost, using the first in, first out method, or market.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost.

    Depreciation on property, plant, and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The following table summarizes the estimated useful lives of the Company's property, plant, and equipment:

                                                                                            YEARS
                                                                                            -----
Building...............................................................................          39
Machinery and equipment................................................................        3-10

GOODWILL

    Goodwill, which represents the excess of purchase price allocated to the Company over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is 25 years. Accumulated amortization of goodwill at December 31, 1997, was $421. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                         MERCER PRODUCTS COMPANY, INC.

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) DEFERRED FINANCING COSTS

    Deferred financing costs are being amortized using the straight-line method over the term of the related debt of 7 years. Accumulated amortization was $113, at December 31, 1997.

INCOME TAXES

    The Company will be included in the consolidated federal income tax return of Sovereign Specialty Chemicals, Inc. For the purposes of these financial statements, income tax expense has been calculated as if the Company had been an independent entity.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the Company's balance sheet for cash, trade accounts receivable, due from affiliated companies, accounts payable, accrued expenses, due to affiliated companies and other liabilities approximate their fair value because of the short-term maturity of these instruments.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts which are from its domestic and international customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains an allowance for potential credit losses.

2. INVENTORIES

    The components of inventories at December 31, 1997, are as follows:

Finished goods......................................................  $   2,126
Raw materials.......................................................        794
                                                                      ---------
Total inventories...................................................  $   2,920
                                                                      ---------
                                                                      ---------

                         MERCER PRODUCTS COMPANY, INC.

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

3. PROPERTY, PLANT, AND EQUIPMENT

    At December 31, 1997, property, plant, and equipment are summarized as follows:

Land................................................................  $     223
Buildings...........................................................      2,059
Machinery and equipment.............................................      2,835
                                                                      ---------
                                                                          5,117
Less: Accumulated depreciation......................................        165
                                                                      ---------
Property, plant, and equipment, net.................................  $   4,952
                                                                      ---------
                                                                      ---------

4. ACCRUED EXPENSES

    At December 31, 1997, accrued expenses are summarized as follows:

Interest.............................................................  $     358
Compensation.........................................................        190
Other................................................................        258
                                                                       ---------
                                                                       $     806
                                                                       ---------
                                                                       ---------

5. OPERATING LEASES

    The Company is a lessee under several noncancelable operating leases for buildings and machinery and equipment, which expire on various dates through 2004. Rent expense was $103 for the period from August 5, 1997 to December 31, 1997. Future minimum annual lease payments under operating leases are as follows:

1998................................................................  $     598
1999................................................................        573
2000................................................................        379
2001................................................................        251
2002................................................................         56
Later years.........................................................         74
                                                                      ---------
Total minimum lease payments........................................  $   1,931
                                                                      ---------
                                                                      ---------

                         MERCER PRODUCTS COMPANY, INC.

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES

    Income tax expense (benefit) consists of:

Current:
Federal..............................................................  $    (124)
State................................................................        (36)
Deferred.............................................................        166
                                                                       ---------
                                                                       $       6
                                                                       ---------
                                                                       ---------

    The current tax benefits are reflected in the balance sheet as due from affiliated companies as the benefits will be used by the Parent Company in its consolidated tax returns.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997, are presented below:

Deferred tax assets:
  Inventory capitalization...........................................  $       9
                                                                       ---------
Total deferred tax assets............................................  $       9
                                                                       ---------
                                                                       ---------
Deferred tax liabilities:
  Accelerated depreciation...........................................        (69)
  Amortization of goodwill...........................................       (106)
                                                                       ---------
Total deferred tax liabilities.......................................  $    (175)
                                                                       ---------
                                                                       ---------

7. LONG-TERM DEBT--PARENT COMPANY

    In connection with the purchase of the Company by Sovereign, $30 million in debt was pushed down to the Company and is reflected as a long-term obligation to Sovereign. The debt bears interest at 8.25%. In addition, the Company has recorded $1,955 in deferred financing costs.

8. CORPORATE ALLOCATION OF EXPENSES

    Since its acquisition by Sovereign, the Company has operated as a stand-alone entity. As such, for the period from August 5, 1997 to December 31, 1997, expenses have been paid directly by the Company and no allocation of Corporate expenses were made by Sovereign. Management believes that the costs reflected by the Company for the period ended December 31, 1997, are indicative of the expenses that would have been incurred had the Company been a stand-alone entity.

9. EMPLOYEE BENEFIT PLANS

    The Company sponsors a defined-contribution plan (an IRS qualified 401(k) plan). Participation in this plan is available to all salaried and hourly employees of the Company. Participating employees contribute to the 401(k) plan based on a percentage of their compensation which are matched, based on a

                         MERCER PRODUCTS COMPANY, INC.

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

9. EMPLOYEE BENEFIT PLANS (CONTINUED)
percentage of employee contributions by the Company. The Company recorded expense for approximately $48 for the period from August 5, 1997 to December 31, 1997.

10. RISK OF CREDIT CONCENTRATIONS

    One customer accounted for 10% of the Company's sales during the period from August 5, 1997 to December 31, 1997, and no accounts receivable from any customer exceeded 10% of the Company's gross accounts receivable balance at December 31, 1997. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts.

    The Company relies on several vendors to supply raw materials needed for its products. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs in comparable terms. Abrupt changes in the supply flow could, however, cause a delay in manufacturing and possible inability to meet sales commitments on schedule and a possible loss of sales, which would affect operating results adversely.

11. SUBSEQUENT EVENT (UNAUDITED)

    On March 5, 1998, Sovereign entered into a stock purchase agreement (the Agreement) for the sale of the Company to Burke Industries, Inc. The purchase price of the sale as stated in the Agreement is approximately $35.8 million and includes potential adjustments to the price based upon working capital measurements. Closing of the sale is anticipated to be prior to April 30, 1998.

                         MERCER PRODUCTS COMPANY, INC.

                         CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                              FOR THE THREE MONTH
                                                                                  PERIOD ENDED
                                                                                    MARCH 31
                                                                              --------------------
                                                                                1998       1997
                                                                              ---------  ---------
Net sales...................................................................  $   6,204  $   5,998
Cost of goods sold..........................................................      3,923      4,042
                                                                              ---------  ---------
Gross profit................................................................      2,281      1,956
Selling, general, and administrative expenses...............................      1,294      1,293
                                                                              ---------  ---------
Operating income............................................................        987        663
Interest expense............................................................        701        228
                                                                              ---------  ---------
Income before income taxes..................................................        286        435
Income taxes................................................................        114        174
                                                                              ---------  ---------
Net income..................................................................  $     172  $     261
                                                                              ---------  ---------
                                                                              ---------  ---------

The accompanying Notes to Condensed Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER
                                                                                        31,
                                                                                       1997
                                                                                     (DERIVED
                                                                                       FROM
                                                                        MARCH 31,     AUDITED
                                                                          1998       FINANCIAL
                                                                       (UNAUDITED)  STATEMENTS)
                                                                       -----------  -----------
                                            ASSETS
Current Assets
  Cash...............................................................   $     436    $     501
  Trade accounts receivable, less allowance for doubtful accounts of
    $168 as of March 31, 1998 and $170 as of December 31, 1997.......       2,952        2,305
  Due from affiliated companies......................................         813          815
  Inventories........................................................       3,179        2,920
  Prepaid expenses and other current assets..........................         124          211
  Deferred income taxes..............................................           9            9
                                                                       -----------  -----------
Total current assets.................................................       7,513        6,761
Property, plant, and equipment, net..................................       4,862        4,952
Goodwill, net........................................................      24,749       24,809
Deferred financing costs, net........................................       1,772        1,842
                                                                       -----------  -----------
Total assets.........................................................   $  38,896    $  38,364
                                                                       -----------  -----------
                                                                       -----------  -----------

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable...................................................   $   1,534    $   1,276
  Accrued expenses...................................................         613          806
  Taxes payable......................................................         126       --
                                                                       -----------  -----------
Total current liabilities............................................       2,273        2,082
Long-term debt--Parent Company.......................................      30,000       30,000
Deferred income taxes................................................         175          175
Other non-current liabilities........................................         169       --
Stockholders' equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares
    issued and outstanding                                                 --           --
  Additional paid-in capital.........................................       6,105        6,105
  Retained earnings..................................................         174            2
                                                                       -----------  -----------
Total stockholder's equity...........................................       6,279        6,107
                                                                       -----------  -----------
Total liabilities and stockholder's equity...........................   $  38,896    $  38,364
                                                                       -----------  -----------
                                                                       -----------  -----------

The accompanying Notes to Condensed Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                             FOR THE THREE MONTH
                                                                                    PERIOD
                                                                                ENDED MARCH 31
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
OPERATING ACTIVITIES
Net Income.................................................................  $     172  $     261
Adjustments to reconcile net income to cash used in operating activities:
  Depreciation.............................................................        102         69
  Amortization.............................................................        295        175
  Changes in operating assets and liabilities:
    Trade accounts receivable..............................................       (647)       111
    Due from affiliated companies..........................................          2     --
    Inventories............................................................       (259)      (299)
    Prepaid expenses and other current assets..............................        (78)         8
    Accounts payable.......................................................        258        492
    Accrued expenses.......................................................       (193)      (574)
    Taxes payable..........................................................        126       (616)
    Other non-current liabilities..........................................        169     --
                                                                             ---------  ---------
TOTAL CASH USED IN OPERATING ACTIVITIES....................................        (53)      (373)

INVESTING ACTIVITIES
  Purchase of property, plant and equipment................................        (12)       (18)
NET CASH USED IN INVESTING ACTIVITIES......................................        (12)       (18)

FINANCING ACTIVITIES
  Increase in long-term payable -parent....................................     --            341
                                                                             ---------  ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................................     --            341
Increase (decrease) in cash in current period..............................        (65)       (50)
Cash at beginning of period................................................        501        392
                                                                             ---------  ---------
Cash at end of period......................................................  $     436  $     342
                                                                             ---------  ---------
                                                                             ---------  ---------

The accompanying Notes to Condensed Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying condensed financial statements of the Company have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The condensed balance sheet as of December 31, 1997 was derived from audited financial statements. The accompanying condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in the Prospectus.

    The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

2. INVENTORIES

    Inventories consist of the following:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1998          1997
                                                                      -----------  -------------
                                                                            (IN THOUSANDS)
Raw materials.......................................................   $     761     $     794
Finished goods......................................................       2,418         2,126
                                                                      -----------       ------
                                                                       $   3,179     $   2,920
                                                                      -----------       ------
                                                                      -----------       ------

3. SUBSEQUENT EVENT

    On April 21, 1998, the Company was acquired by Burke Industries, Inc. for an aggregate purchase price of $35,750,000, subject to working capital adjustments.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL:

                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  P.O. BOX 844
                                 COOPER STATION
                            NEW YORK, NY 10276-0844
                         ATTN: CORPORATE TRUST SERVICES

                                 BY FACSIMILE:

                                 (212) 420-6152

                             BY OVERNIGHT COURIER:

                    UNITED STATES TRUST COMPANY OF NEW YORK
                            770 BROADWAY, 13TH FLOOR
                            NEW YORK, NEW YORK 10003
                         ATTN: CORPORATE TRUST SERVICES

                                    BY HAND:

                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  111 BROADWAY
                                  LOWER LEVEL
                            NEW YORK, NEW YORK 10006
                         ATTN: CORPORATE TRUST SERVICES

                       CONFIRM BY TELEPHONE 800-548-6565

    (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

    NO BROKER DEALER OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL             , 1998 (90 DAYS FROM THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

OFFER TO EXCHANGE ALL OUTSTANDING FLOATING RATE SENIOR NOTES DUE 2007 ($30,000,000 PRINCIPAL AMOUNT) FOR FLOATING INTEREST RATE SENIOR NOTES DUE 2007.

                             BURKE INDUSTRIES, INC.

PAYMENT OF PRINCIPAL AND INTEREST UNCONDITIONALLY GUARANTEED BY SUBSTANTIALLY ALL OF ITS SUBSIDIARIES

                             ---------------------

                                   PROSPECTUS

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INDEX TO FINANCIAL
                              STATEMENT SCHEDULES

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Auditors.............................................................................     S-2
Schedule II--Valuation and Qualifying Accounts.............................................................     S-3

               REPORT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Burke Industries, Inc. and Subsidiaries

    We have audited the consolidated financial statements of Burke Industries, Inc. as of January 2, 1998 and January 3, 1997, and for each of the three fiscal years in the period ended January 2, 1998, and have issued our report thereon dated February 26, 1998 included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Jose, California
February 26, 1998

                                  SCHEDULE II
                        VALUATION & QUALIFYING ACCOUNTS
                             BURKE INDUSTRIES, INC.
                                 (IN THOUSANDS)

                                                                                    ADDITIONS
                                                                   BALANCE AT      CHARGED TO
                                                                  BEGINNING OF      COSTS AND         (a)        BALANCE AT
DESCRIPTION                                                          PERIOD         EXPENSES      DEDUCTIONS    END OF PERIOD
---------------------------------------------------------------  ---------------  -------------  -------------  -------------
Allowance for doubtful accounts
 (deducted from accounts receivable)
    Three months ended April 3, 1998...........................     $     334       $      42      $       1      $     375
    Year ended January 2, 1998.................................           189             240             95            334
    Year ended January 3, 1997.................................           336             225            372            189
    Year ended December 29, 1995...............................            95             367            126            336

------------------------

(a) Includes write-offs and reversals

                                    PART II
                          INFORMATION NOT REQUIRED IN
                                   PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is a California corporation. Section 317 of the California Corporations Code authorizes the indemnification by a California corporation of any person who was or is a party or is threatened to be made a party to any proceeding by reason of that person's status as an agent of the corporation; provided that no such indemnification may be provided for any person if he or she shall (i) have acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, or (ii) in any criminal proceeding, not have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, indemnification may only be provided if the person acted in good faith, and in a manner the person believe to be in the best interests of the corporation and its shareholders. Indemnification must be provided to the extent that an agent has been successful, on the merits or otherwise, in defense of an action of the type described in the first and second sentences of this paragraph.

    The Bylaws of the Company provide that it shall indemnify and hold harmless any person who is or was a director or officer of the Company, or who is or was serving at the request of the Board of Directors of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (an "Agent"), from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in Section 317(a)) to the fullest extent permitted by applicable law. In the event of such person's death, the right of indemnification under the Bylaws of the Company shall extend to such person's legal representatives. The right of indemnification under the Company's ByLaws is not exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of directors or shareholders, or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       1.1     Purchase Agreement, dated April 17, 1998, between the Company and the Initial Purchaser.

       2.1     Stock Purchase Agreement, dated as of March 5, 1998 among Burke, Sovereign and Mercer.(2)

       3.1     Articles of Incorporation of the Company.(1)

       3.2     Bylaws of the Company.(1)

       3.3     Articles of Incorporation of Burke Flooring Products, Inc.(1)

       3.4     Bylaws of Burke Flooring Products, Inc.(1)

       3.5     Articles of Incorporation of Burke Rubber Company, Inc.(1)

       3.6     Bylaws of Burke Rubber Company, Inc.(1)

       3.7     Articles of Incorporation of Burke Custom Processing, Inc.(1)

       3.8     Bylaws of Burke Custom Processing, Inc.(1)

       3.9     Articles of Incorporation of Mercer Products Company, Inc.

       3.10    Bylaws of Mercer Products Company, Inc.

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       4.1     Indenture among the Company, the Subsidiary Guarantors and United States Trust Company of New York,
                 relating to the Notes, dated as of April 21, 1998.

       4.2     First Supplemental Indenture, dated April 21, 1998, between the Company, the Subsidiary Guarantors and United States Trust Company of New York.

       4.3     Form of Note (included in Exhibit 4.1).

       4.4     Registration Rights Agreement, dated April 21, 1998, between the Company and the Holders.

       5.1     Opinion of Gibson, Dunn & Crutcher LLP, including consent.

       8.1     Opinion of Gibson, Dunn & Crutcher LLP with regard to federal income tax consequences of the Exchange
                 Offer.(3)

      10.1     Purchase Agreement, dated August 14, 1997, between the Company and the Initial Purchaser.(1)

      10.2     Agreement and Plan of Merger, dated as of August 13, 1997, by and among the Company, the Company
                 Shareholders, JFLEI and MergerCo.(1)

      10.3     Indenture among the Company, the Subsidiary Guarantors and United States Trust Company of New York,
                 relating to the Existing Notes, dated as of August 20, 1997.(1)

      10.4     Registration Rights Agreement, dated August 20, 1997, between the Company and the Existing Note
                 Holders.(1)

      10.5     Loan and Security Agreement, dated August 20, 1997, between the Company, the Lenders and NationsBank,
                 N.A.(1)

      10.6     Amendment No. 1, Waiver Joinder Agreement to Loan Security Agreement, dated April 21, 1998, between the Company, Mercer and NationsBank, N.A.

      10.7     Form of Revolving Note (included in Exhibit 10.6).

      10.8     Subsidiary Guaranty, dated August 20, 1997, between the Company and the Subsidiaries.(1)

      10.9     Subsidiary Security Agreement, dated August 20, 1997, between the Company and the Subsidiaries.(1)

      10.10    Assignment for Security, dated April 21, 1998, by Mercer.

      10.11    First Amendment to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and
                 Fixture Filing, dated April 21, 1998, between the Company and NationsBank, N.A.

      10.12    Florida Mortgage, Security Agreement and Assignment of Leases and Rents, dated April 21, 1998, between Mercer and NationsBank, N.A. (unrecorded)

      10.13    Stock Pledge Agreement, dated August 20, 1997.(1)

      10.14    Pledge Agreement, dated April 21, 1998, between the Company and NationsBank, N.A.

      10.15    Consent Solicitation Statement dated March 30, 1998.

      10.16    Form of Consent to Amendments to Indenture.

      10.17    Investment Agreement, dated August 20, 1997, between the Company and preferred shareholders.(1)

      10.18    Shareholders' Agreement, dated August 20, 1997, between the Company and the shareholders.(1)

      10.19    Shareholders' Registration Rights Agreement, dated August 20, 1997, between the Company and the shareholders.(1)

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      10.20    Warrantholders' Registration Rights Agreement, dated August 20, 1997, between the Company and the warrantholders.(1)

      10.21    Form of Warrant Certificate.(1)

      10.22    Form of Election Form for Series C Preferred Stock.

      10.23    Management Agreement, dated August 20, 1997, between the Company and J. F. Lehman & Company.(1)

      10.24    Lease Agreement, dated April 30, 1997 between the Company and Senter Properties, LLC for the premises at 2049 Senter Road, San Jose, CA.(1)

      10.25    Lease Agreement, dated May 1, 1996, between the Company and SSMRT Bensenville Industrial Park (3),
                 Inc. for the premises at 870 Thomas Drive, Bensenville, IL.(1)

      10.26    Lease Agreement, dated October 20, 1995, between the Company and Lincoln Property Company for the premises at 13767 Freeway Drive, Santa Fe Springs, CA.(1)

      10.27    Lease Agreement, dated April 25, 1983, between the Company and Donald M. Hypes for the premises at
                 14910 Carmenita Blvd., Norwalk, CA.(1)

      10.28    Lease Agreement, dated March 29, 1996, between the Company and S&M Development Co., a general partnership for the premises at 13615 Excelsior Drive, Santa Fe Springs, CA.(1)

      10.29    Lease Agreement, dated June 5, 1995, between the Company and Stephen S. Gray, the duly appointed
                 Chapter 7 Trustee of the Estate of Haskon Corporation for the premises at 336 Weir Street, Taunton,
                 MA.(1)

      10.30    Consent to sale of all of the outstanding shares of Mercer Products Company, Inc. to Burke
                 Industries, Inc., dated March 20, 1998 by Land Co. Leasing & New Development Co. and related
                 Standard/Industrial Commercial Single-Tenant Lease-Gross, dated June 22, 1994, as amended, between
                 The Childs Family Trust u/t/a of April 30, 1981 and The A.G. Gardner Trust u/t/a of March 5, 1981
                 dba Landco and Mercer.

      10.31    Consent of Lessor dated April 21, 1998 and related Agreement of Lease dated December 1, 1998, as amended, between RTC Properties, Inc. and Mercer.

      10.32    Sublease Agreement, dated February 20, 1992, between Burke Rubber Company for the premises at 107
                 South Riverside Drive, Modesto, CA.(1)

      10.33    Servicing Agreement, dated April 26, 1996, between the Company and Westland Technologies.(1)

      12.1     Statement re: Computation of Ratio of Earnings to Fixed Charges.

      21.1     Subsidiaries of the Company.

      23.1     Consent of Gibson, Dunn & Crutcher LLP (to be included in Exhibit 5.1) LLP.

      23.2     Consent of Ernst & Young LLP.

      23.3     Consent of KPMG Peat Marwick LLP.

      24.1     Powers of Attorney (see pages II-6 through II-11 of this Registration Statement).

      25.1     Statement of Eligibility of United States Trust Company of New York, as trustee under the Indenture filed as Exhibits 4.1 and 4.2, on Form T-1.

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      27.1     Financial Data Schedule.

      99.1     Form of Letter of Transmittal to be used in connection with the Notes Exchange Offer.

      99.2     Notice of Guaranteed Delivery regarding Old Notes

------------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-36675.

(2) Incorporated by reference to the Company's 1997 annual report on Form 10-K, File No. 333-36675.

(B) FINANCIAL STATEMENT SCHEDULES

    The following financial statement schedules are filed with Part II of this Registration Statement:

SCHEDULE NUMBER           DESCRIPTION OF SCHEDULE
----------------  ---------------------------------------
       II            Valuation and Qualifying Accounts

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the applicable instructions or are inapplicable and therefore have been omitted.

ITEM 22. UNDERTAKINGS.

    The undersigned registrants hereby undertake with respect to the securities offered by them:

    1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted as to directors, officers and controlling persons of any Registrant pursuant to the provisions described in Item 20 or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    2. The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    3. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    4. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    5. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    6. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 18th day of June, 1998.

                                BURKE INDUSTRIES, INC.
                                a California corporation

                                By:            /s/ ROCCO C. GENOVESE
                                     -----------------------------------------
                                                 Rocco C. Genovese
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rocco C. Genovese and Davide E. Worthington his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, Chief Executive
    /s/ ROCCO C. GENOVESE         Officer and President
------------------------------    (Principal Executive         June 18, 1998
      Rocco C. Genovese           Officer)

   /s/ DAVID E. WORTHINGTON     Vice President--Finance
------------------------------    (Principal Financial and     June 18, 1998
     David E. Worthington         Accounting Officer)

    /s/ REED C. WOLTHAUSEN
------------------------------  Director                       June 18, 1998
      Reed C. Wolthausen

      /s/ JOHN F. LEHMAN
------------------------------  Director                       June 18, 1998
        John F. Lehman

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ DONALD GLICKMAN
------------------------------  Director                       June 18, 1998
       Donald Glickman

      /s/ GEORGE SAWYER
------------------------------  Director                       June 18, 1998
        George Sawyer

       /s/ KEITH OSTER
------------------------------  Director                       June 18, 1998
         Keith Oster

    /s/ OLIVER C. BOILEAU
------------------------------  Director                       June 18, 1998
      Oliver C. Boileau

    /s/ THOMAS G. POWNALL
------------------------------  Director                       June 18, 1998
      Thomas G. Pownall

     /s/ JOSEPH A. STROUD
------------------------------  Director                       June 18, 1998
       Joseph A. Stroud

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 18th day of June, 1998.

                                BURKE FLOORING PRODUCTS, INC.
                                a California corporation

                                By:            /s/ ROCCO C. GENOVESE
                                     -----------------------------------------
                                                 Rocco C. Genovese
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rocco C. Genovese his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ ROCCO C. GENOVESE       President
------------------------------    (Principal Executive         June 18, 1998
      Rocco C. Genovese           Officer)

   /s/ DAVID E. WORTHINGTON     Vice President--Finance
------------------------------    (Principal Financial and     June 18, 1998
     David E. Worthington         Accounting Officer)

       /s/ KEITH OSTER
------------------------------  Director                       June 18, 1998
         Keith Oster

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 18th day of June, 1998.

                                BURKE RUBBER COMPANY, INC.
                                a California corporation

                                By:            /s/ ROCCO C. GENOVESE
                                     -----------------------------------------
                                                 Rocco C. Genovese
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rocco C. Genovese his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ ROCCO C. GENOVESE       President
------------------------------    (Principal Executive         June 18, 1998
      Rocco C. Genovese           Officer)

   /s/ DAVID E. WORTHINGTON     Vice President--Finance
------------------------------    (Principal Financial and     June 18, 1998
     David E. Worthington         Accounting Officer)

       /s/ KEITH OSTER
------------------------------  Director                       June 18, 1998
         Keith Oster

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 18th day of June, 1998.

                                BURKE CUSTOM PROCESSING, INC.
                                a California corporation

                                By:            /s/ ROCCO C. GENOVESE
                                     -----------------------------------------
                                                 Rocco C. Genovese
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rocco C. Genovese his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ ROCCO C. GENOVESE       President
------------------------------    (Principal Executive         June 18, 1998
      Rocco C. Genovese           Officer)

   /s/ DAVID E. WORTHINGTON     Vice President--Finance
------------------------------    (Principal Financial and     June 18, 1998
     David E. Worthington         Accounting Office)

       /s/ KEITH OSTER
------------------------------  Director                       June 18, 1998
         Keith Oster

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 18th day of June, 1998.

                                MERCER PRODUCTS COMPANY, INC.
                                a Florida corporation

                                By:            /s/ ROCCO C. GENOVESE
                                     -----------------------------------------
                                                 Rocco C. Genovese
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rocco C. Genovese his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ ROCCO C. GENOVESE       President
------------------------------    (Principal Executive         June 18, 1998
      Rocco C. Genovese           Officer)

   /s/ DAVID E. WORTHINGTON     Vice President--Finance
------------------------------    (Principal Financial and     June 18, 1998
     David E. Worthington         Accounting Office)

       /s/ KEITH OSTER
------------------------------  Director                       June 18, 1998
         Keith Oster

                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             BURKE INDUSTRIES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement, dated April 17, 1998, between the Company and the Initial Purchaser.

       2.1   Stock Purchase Agreement, dated as of March 5, 1998 among Burke, Sovereign and Mercer.(2)

       3.1   Articles of Incorporation of the Company.(1)

       3.2   Bylaws of the Company.(1)

       3.3   Articles of Incorporation of Burke Flooring Products, Inc.(1)

       3.4   Bylaws of Burke Flooring Products, Inc.(1)

       3.5   Articles of Incorporation of Burke Rubber Company, Inc.(1)

       3.6   Bylaws of Burke Rubber Company, Inc.(1)

       3.7   Articles of Incorporation of Burke Custom Processing, Inc.(1)

       3.8   Bylaws of Burke Custom Processing, Inc.(1)

       3.9   Articles of Incorporation of Mercer Products Company, Inc.

       3.10  Bylaws of Mercer Products Company, Inc.

       4.1   Indenture among the Company, the Subsidiary Guarantors and United States Trust Company of New York,
               relating to the Notes, dated as of April 21, 1998.

       4.2   First Supplemental Indenture, dated April 21, 1998, between the Company, the Subsidiary Guarantors and
               United States Trust Company of New York.

       4.3   Form of Note (included in Exhibit 4.1).

       4.4   Registration Rights Agreement, dated April 21, 1998, between the Company and the Holders.

       5.1   Opinion of Gibson, Dunn & Crutcher LLP, including consent.

       8.1   Opinion of Gibson, Dunn & Crutcher LLP with regard to federal income tax consequences of the Exchange
               Offer.(3)

      10.1   Purchase Agreement, dated August 14, 1997, between the Company and the Initial Purchaser.(1)

      10.2   Agreement and Plan of Merger, dated as of August 13, 1997, by and among the Company, the Company
               Shareholders, JFLEI and MergerCo.(1)

      10.3   Indenture among the Company, the Subsidiary Guarantors and United States Trust Company of New York,
               relating to the Existing Notes, dated as of August 20, 1997.(1)

      10.4   Registration Rights Agreement, dated August 20, 1997, between the Company and the Existing Note
               Holders.(1)

      10.5   Loan and Security Agreement, dated August 20, 1997, between the Company, the Lenders and NationsBank,
               N.A.(1)

      10.6   Amendment No. 1, Waiver Joinder Agreement to Loan Security Agreement, dated April 21, 1998, between the
               Company, Mercer and NationsBank, N.A.

      10.7   Form of Revolving Note (included in Exhibit 10.6).

      10.8   Subsidiary Guaranty, dated August 20, 1997, between the Company and the Subsidiaries.(1)

      10.9   Subsidiary Security Agreement, dated August 20, 1997, between the Company and the Subsidiaries.(1)

      10.10  Assignment for Security, dated April 21, 1998, by Mercer.

EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.11  First Amendment to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and
               Fixture Filing, dated April 21, 1998, between the Company and NationsBank, N.A.

      10.12  Florida Mortgage, Security Agreement and Assignment of Leases and Rents, dated April 21, 1998, between
               Mercer and NationsBank, N.A. (unrecorded)

      10.13  Stock Pledge Agreement, dated August 20, 1997.(1)

      10.14  Pledge Agreement, dated April 21, 1998, between the Company and NationsBank, N.A.

      10.15  Consent Solicitation Statement dated March 30, 1998.

      10.16  Form of Consent to Amendments to Indenture.

      10.17  Investment Agreement, dated August 20, 1997, between the Company and preferred shareholders.(1)

      10.18  Shareholders' Agreement, dated August 20, 1997, between the Company and the shareholders.(1)

      10.19  Shareholders' Registration Rights Agreement, dated August 20, 1997, between the Company and the shareholders.(1)

      10.20  Warrantholders' Registration Rights Agreement, dated August 20, 1997, between the Company and the warrantholders.(1)

      10.21  Form of Warrant Certificate.(1)

      10.22  Form of Election Form for Series C Preferred Stock.

      10.23  Management Agreement, dated August 20, 1997, between the Company and J. F. Lehman & Company.(1)

      10.24  Lease Agreement, dated April 30, 1997 between the Company and Senter Properties, LLC for the premises at
               2049 Senter Road, San Jose, CA.(1)

      10.25  Lease Agreement, dated May 1, 1996, between the Company and SSMRT Bensenville Industrial Park (3), Inc.
               for the premises at 870 Thomas Drive, Bensenville, IL.(1)

      10.26  Lease Agreement, dated October 20, 1995, between the Company and Lincoln Property Company for the premises at 13767 Freeway Drive, Santa Fe Springs, CA.(1)

      10.27  Lease Agreement, dated April 25, 1983, between the Company and Donald M. Hypes for the premises at 14910
               Carmenita Blvd., Norwalk, CA.(1)

      10.28  Lease Agreement, dated March 29, 1996, between the Company and S&M Development Co., a general partnership for the premises at 13615 Excelsior Drive, Santa Fe Springs, CA.(1)

      10.29  Lease Agreement, dated June 5, 1995, between the Company and Stephen S. Gray, the duly appointed Chapter
               7 Trustee of the Estate of Haskon Corporation for the premises at 336 Weir Street, Taunton, MA.(1)

      10.30  Consent to sale of all of the outstanding shares of Mercer Products Company, Inc. to Burke Industries,
               Inc., dated March 20, 1998 by Land Co. Leasing & New Development Co. and related Standard/Industrial
               Commercial Single-Tenant Lease-Gross, dated June 22, 1994, as amended, between The Childs Family Trust
               u/t/a of April 30, 1981 and The A.G. Gardner Trust u/t/a of March 5, 1981 dba Landco and Mercer.

      10.31  Consent of Lessor dated April 21, 1998 and related Agreement of Lease dated December 1, 1998, as amended, between RTC Properties, Inc. and Mercer.

      10.32  Sublease Agreement, dated February 20, 1992, between Burke Rubber Company for the premises at 107 South
               Riverside Drive, Modesto, CA.(1)

      10.33  Servicing Agreement, dated April 26, 1996, between the Company and Westland Technologies.(1)

EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      12.1   Statement re: Computation of Ratio of Earnings to Fixed Charges.

      21.1   Subsidiaries of the Company.

      23.1   Consent of Gibson, Dunn & Crutcher LLP (to be included in Exhibit 5.1) LLP.

      23.2   Consent of Ernst & Young LLP.

      23.3   Consent of KPMG Peat Marwick LLP.

      24.1   Powers of Attorney (see pages II-6 through II-11 of this Registration Statement).

      25.1   Statement of Eligibility of United States Trust Company of New York, as trustee under the Indenture filed as Exhibits 4.1 and 4.2, on Form T-1.

      27.1   Financial Data Schedule.

      99.1   Form of Letter of Transmittal to be used in connection with the Notes Exchange Offer.

      99.2   Notice of Guaranteed Delivery regarding Old Notes.

------------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-36675.

(2) Incorporated by reference to the Company's 1997 annual report on Form 10-K, File No. 333-36675.